Exhibit 10.1

POSTING VERSION

CONFIDENTIAL

AMENDMENT AND INCREMENTAL FACILITY AGREEMENT dated as of December 13, 2016 (this “Agreement”), to the Credit Agreement dated as of September 30, 2016 (the “Existing Credit Agreement”), among TESORO CORPORATION, the LENDERS party thereto, JPMORGAN CHASE BANK, N.A., as administrative agent, WELLS FARGO BANK, NATIONAL ASSOCIATION, BANK OF AMERICA, N.A., BARCLAYS BANK PLC, CITIBANK, N.A., MIZUHO BANK, LTD., and THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., as co-syndication agents, and BNP PARIBAS, DEUTSCHE BANK SECURITIES INC., GOLDMAN SACHS BANK USA, ROYAL BANK OF CANADA, TD SECURITIES (USA) LLC, and UBS AG, STAMFORD BRANCH, as co-documentation agents.

Capitalized terms used but not otherwise defined herein have the meanings assigned to them in the Existing Credit Agreement or the Restated Credit Agreement (as defined below), as the context requires.

WHEREAS, the Borrower has requested that the Existing Credit Agreement be amended to (a) establish a new tranche of revolving commitments in an aggregate principal amount of $1,000,000,000 (the “Tranche 2 Commitments”), to be provided, initially, by the Persons set forth on Schedule 1 hereto (the “Tranche 2 Lenders”) and (b) effect certain other modifications to the Existing Credit Agreement pursuant to an amendment and restatement thereof; and

WHEREAS, the Administrative Agent, each Issuing Bank, each of the Lenders party hereto and each Tranche 2 Lender is willing to agree to the foregoing, in each case on the terms and subject to the conditions set forth herein.

NOW THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, and intending to be legally bound, the parties hereto hereby agree as follows:

SECTION 1. Amendment and Restatement of the Existing Credit Agreement. Effective as of the Restatement Effective Date (as defined below):

(a) the Existing Credit Agreement (excluding all Schedules and Exhibits thereto (other than Schedules 1.01 and 3.14 and Exhibits A, B, C, D, E-1, E-2, E-3, G, H-1, H-2 and H-3 thereto), each of which shall remain as in effect immediately prior to the Restatement Effective Date) is hereby amended and restated to be in the form attached as Exhibit A hereto (the Existing Credit Agreement, as so amended and restated, the “Restated Credit Agreement”);

(b) each of Exhibits E-1, E-2, E-3, H-1, H-2 and H-3 to the Existing Credit Agreement is hereby deleted (and each subsequent Exhibit is relettered to reflect such deletions); and

(c) each of Schedules 1.01 and 3.14 and Exhibits A, B, C, D and F to the Existing Credit Agreement is hereby amended and restated, and new Exhibit H is hereby established, in each case, to be in the form of the corresponding Schedule or Exhibit attached to the form of Restated Credit Agreement attached hereto.

SECTION 2. Tranche 2 Commitments. On the Restatement Effective Date, each Tranche 2 Lender shall have a Tranche 2 Commitment under the Restated Credit Agreement in the amount set forth next to the name of such Tranche 2 Lender on Schedule 1 hereto. Effective as of the Restatement Effective Date, for all purposes of the Restated Credit Agreement and the other Loan Documents, each Tranche 2 Lender shall be a “Tranche 2 Lender” and a “Lender” under the Restated Credit Agreement and the other Loan Documents, and henceforth shall be entitled to all the rights of, and benefits accruing to, Lenders (or Tranche 2 Lenders) thereunder and shall be bound by all agreements, acknowledgements and other obligations of Lenders (or Tranche 2 Lenders) thereunder and under the other Loan Documents. It is acknowledged that the establishment of the Tranche 2 Commitments pursuant hereto shall not reduce the number of times that the Borrower may request a Commitment Increase pursuant to Section 2.02 of the Restated Credit Agreement.

SECTION 3. Representations and Warranties. The Borrower represents and warrants to each other party hereto that:

(a) this Agreement is within each Loan Party’s corporate or equivalent powers, has been duly authorized by all necessary corporate and, if required, stockholder or other equityholder action, has been duly executed and delivered by each Loan Party and constitutes a legal, valid and binding obligation of each Loan Party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law;

(b) the representations and warranties of the Borrower and the Subsidiary Guarantors set forth in the Restated Credit Agreement and the other Loan Documents are true and correct (i) in the case of the representations and warranties qualified as to materiality, in all respects and (ii) otherwise, in all material respects, in each case on and as of the Restatement Effective Date, except in the case of any such representation and warranty that is stated to relate to a specific earlier date, in which case the Borrower only represents and warrants that such representation and warranty was so true and correct on and as of such earlier date; and

(c) as of the Restatement Effective Date, no Default or Event of Default has occurred and is continuing.

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SECTION 4. Effectiveness of the Restated Credit Agreement. The Tranche 2 Commitments and the amendment and restatement of the Existing Credit Agreement as set forth in Section 1 hereof shall become effective on the first date (the “Restatement Effective Date”) on which the following conditions shall have been satisfied:

(a) The Administrative Agent shall have executed a counterpart hereto and shall have received from the Borrower, each other Loan Party, each Issuing Bank, Lenders constituting the Required Lenders under the Existing Credit Agreement and each Tranche 2 Lender either (i) a counterpart of this Agreement signed on behalf of such party or (ii) evidence satisfactory to the Administrative Agent (which may include a facsimile transmission or electronic transmission of a “pdf” copy of a signature by such party of a counterpart hereof) that such Person has signed a counterpart of this Agreement.

(b) The Administrative Agent shall have received, for the account of each Tranche 2 Lender, an upfront fee in an amount equal to 0.30% of the amount of the Tranche 2 Commitment of such Tranche 2 Lender as of the Restatement Effective Date.

(c) All fees of the Commitment Parties (as defined in the Commitment Letter) and the Administrative Agent payable on or prior to the Restatement Effective Date pursuant to the Fee Letters (as defined in the Commitment Letter) and all expenses of the Restatement Lead Arrangers and the Administrative Agent required to be paid or reimbursed on the Restatement Effective Date pursuant to the Commitment Letter or the Existing Credit Agreement shall have been paid.

(d) The Borrower shall have delivered to the Restatement Lead Arrangers a certificate of a Responsible Officer certifying that effective upon the occurrence of the Restatement Effective Date the aggregate amount of the Commitment Parties’ commitments under the Commitment Letter in respect of the Bridge Facility (as defined in the Commitment Letter) shall have been reduced (on a pro rata basis as between the Commitment Parties, based on the amount of their respective commitments in respect of the Bridge Facility) by an aggregate amount equal to $1,000,000,000.

(e) To the extent requested at least five Business Days prior to the Restatement Effective Date, the Lenders shall have received all documentation and other information required by bank regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations, including the Patriot Act, at least three Business Days prior to the Restatement Effective Date.

(f) The Administrative Agent shall have received a customary written opinion (addressed to the Administrative Agent, the Restatement Lead Arrangers, the Lenders and the Issuing Banks and dated the Restatement Effective Date) of each of (i) Sullivan & Cromwell LLP, counsel for the Borrower and the

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Subsidiary Guarantors, and (ii) local counsel for each Subsidiary Guarantor in each jurisdiction in which such Subsidiary Guarantor is organized and the laws of which are not covered by the opinion referred to in clause (i) above (and each of the Borrower and the Subsidiary Guarantors hereby requests such counsel to deliver such opinions to the Administrative Agent).

(g) The Administrative Agent shall have received, in respect of the Borrower and each Subsidiary Guarantor, a certificate of such Person, dated the Restatement Effective Date and executed by the secretary or an assistant secretary of such Person, (i) attaching a copy of each organizational document of such Person, which shall, to the extent applicable, be certified as of the Restatement Effective Date or a recent date prior thereto by the appropriate Governmental Authority (or stating that the copies thereof delivered to the Administrative Agent on the Effective Date (as defined in the Existing Credit Agreement) remain correct and complete as at the Restatement Effective Date and that such documents remain in full force and effect on the Restatement Effective Date), (ii) attaching signature and incumbency certificates of the officers of such Person executing this Agreement and each Loan Document to which it is a party, (iii) attaching resolutions of the board of directors or similar governing body of such Person approving and authorizing the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party, certified as of the Restatement Effective Date by such secretary or assistant secretary as being in full force and effect without modification or amendment, and (iv) attaching a good standing certificate from the applicable Governmental Authority of such Person’s jurisdiction of organization, dated the Restatement Effective Date or a recent date prior thereto, all in form and substance reasonably satisfactory to the Administrative Agent.

(h) The Administrative Agent shall have received a certificate, dated the Restatement Effective Date and executed by a Responsible Officer of the Borrower, certifying that as of the Restatement Effective Date, before and after giving effect to the effectiveness of this Agreement, the representations and warranties set forth in Section 3 hereof are true and correct as of the Restatement Effective Date.

(i) The Administrative Agent shall have received a Solvency Certificate, substantially in the form of Exhibit H to the Restated Credit Agreement, dated the Restatement Effective Date and executed by the chief financial officer of the Borrower.

The Administrative Agent shall notify the Borrower, the Issuing Banks, the Lenders and the Tranche 2 Lenders of the Restatement Effective Date, and such notice shall be conclusive and binding.

SECTION 5. Effect of Amendment and Restatement; No Novation. (a) Except as expressly set forth herein, this Agreement shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies

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of the Administrative Agent, the Issuing Banks or the Lenders under the Existing Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Existing Credit Agreement or any other Loan Document, all of which shall continue in full force and effect in accordance with the provisions thereof. Nothing herein shall be deemed to entitle any Loan Party to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Existing Credit Agreement, the Restated Credit Agreement or any other Loan Document in similar or different circumstances.

(b) On and after the Restatement Effective Date, each reference in the Restated Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein”, or words of like import, as used in the Restated Credit Agreement, shall refer to the Existing Credit Agreement as amended and restated in the form of the Restated Credit Agreement, and the term “Credit Agreement”, as used in any Loan Document, shall mean the Restated Credit Agreement. This Agreement shall constitute a “Loan Document” for all purposes of the Restated Credit Agreement and the other Loan Documents.

(c) Neither this Agreement nor the effectiveness of the Restated Credit Agreement shall extinguish the obligations for the payment of money outstanding under the Existing Credit Agreement or discharge or release any Guarantee thereof. Nothing herein contained shall be construed as a substitution or novation of the Obligations under the Loan Documents (the “Loan Document Obligations”), which shall remain in full force and effect, except as modified hereby. Nothing expressed or implied in this Agreement, the Restated Credit Agreement or any other document contemplated hereby or thereby shall be construed as a release or other discharge of the Borrower under the Existing Credit Agreement or any Loan Party under any Loan Document (as defined in the Existing Credit Agreement) from any of its obligations and liabilities thereunder.

SECTION 6. Reaffirmation. Each of the Borrower and the Subsidiary Guarantors (the Borrower and the Subsidiary Guarantors collectively being referred to as the “Reaffirming Loan Parties”) hereby acknowledges that it expects to receive substantial direct and indirect benefits as a result of this Agreement and the transactions contemplated hereby. Each Reaffirming Loan Party hereby further (a) acknowledges that the Loan Document Obligations shall include any and all amounts owing or to be owing by the Borrower or any Subsidiary Guarantor (whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising) to the Administrative Agent, the Issuing Banks, any Lender or any Related Party of any of the foregoing under this Agreement and the Restated Credit Agreement, including all such obligations in respect of the Tranche 2 Commitments and all Loans incurred thereunder (including all such obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding, and including all such obligations arising before and after the Conversion Date), (b) reaffirms its Guarantees, pledges and grants of security interests, as applicable, under each of the Loan Documents to which it is party, (c) agrees that, notwithstanding the effectiveness of this Agreement and the transactions contemplated hereby, such Guarantees, pledges and grants of

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security interests shall continue to be in full force and effect and shall accrue to the benefit of the Secured Parties (and shall be determined after giving effect to this Agreement) and (d) agrees, in the case of each Reaffirming Loan Party that is party to the Guaranty Agreement that Tesoro Panama is not party to, that, solely for purposes of being entitled to receive contribution and indemnification payments under Section 8 of such Guaranty Agreement, Tesoro Panama shall be deemed to be a “Guarantor” and any payment made by Tesoro Panama under any Guaranty or Security Agreement shall be deemed to be a “Guarantor Payment”.

SECTION 7. Applicable Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

SECTION 8. Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement by fax, email pdf. or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 9. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 10. Headings. Section headings used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

[Signature pages follow.]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date set forth above.

TESORO CORPORATION,

By:	/s/ Stephan E. Tompsett
Name: Stephan E. Tompsett
Title: Vice President and Treasurer

SIGNATURE PAGE TO

THE AMENDMENT AND INCREMENTAL FACILITY AGREEMENT UNDER

THE CREDIT AGREEMENT OF

TESORO CORPORATION

ABN AMRO CAPITAL USA LLC, as a Lender and a Tranche 2 Lender,

By:	/s/ Darrell Holley
Name: Darrell Holley
Title: Managing Director

By:	/s/ Casey Lowary
Name: Casey Lowary
Title: Executive Director

SIGNATURE PAGE TO

THE AMENDMENT AND INCREMENTAL FACILITY AGREEMENT UNDER

THE CREDIT AGREEMENT OF

TESORO CORPORATION

Name of Tranche 2 Lender/Lender (with each Lender that is also an Issuing Bank executing both in its capacity as a Lender and as an Issuing Bank):

Barclays Bank PLC

By:	/s/ Christopher Aitkin
Name: Christopher Aitkin
Title: Assistant Vice President

SIGNATURE PAGE TO

THE AMENDMENT AND INCREMENTAL FACILITY AGREEMENT UNDER

THE CREDIT AGREEMENT OF

TESORO CORPORATION

Name of Tranche 2 Lender/Lender (with each Lender that is also an Issuing Bank executing both in its capacity as a Lender and as an Issuing Bank):

BNP Paribas,

By:	/s/ Joe Onischuk
Name: Joe Onischuk
Title: Managing Director

By:	/s/ Charles Hill
Name: Charles Hill
Title: Director

SIGNATURE PAGE TO

THE AMENDMENT AND INCREMENTAL FACILITY AGREEMENT UNDER

THE CREDIT AGREEMENT OF

TESORO CORPORATION

BANK OF AMERICA, N.A., as a Lender and as an Issuing Bank

By:	/s/ Ronald E. McKaig
Name: Ronald E. McKaig
Title: Managing Director

SIGNATURE PAGE TO

THE AMENDMENT AND INCREMENTAL FACILITY AGREEMENT UNDER

THE CREDIT AGREEMENT OF

TESORO CORPORATION

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.

By:	/s/ Stephen Warfel
Name: Stephen Warfel
Title: Managing Director

CITIBANK, N.A., as an Issuing Bank, a Lender and a Tranche 2 Lender,

By:	/s/ Tariq Masaud
Name: Tariq Masaud
Title: Vice President

SIGNATURE PAGE TO

THE AMENDMENT AND INCREMENTAL FACILITY AGREEMENT UNDER

THE CREDIT AGREEMENT OF

TESORO CORPORATION

Name of Tranche 2 Lender/Lender (with each Lender that is also an Issuing Bank executing both in its capacity as a Lender and as an Issuing Bank):

DEUTSCHE BANK AG NEW YORK BRANCH

By:	/s/ Dusan Lazarov
Name: Dusan Lazarov
Title: Director

For any Tranche 2 Lender/Lender requiring a second signature block:

By:	/s/ Marcus Tarkington
Name: Marcus Tarkington
Title: Director

SIGNATURE PAGE TO

THE AMENDMENT AND INCREMENTAL FACILITY AGREEMENT UNDER

THE CREDIT AGREEMENT OF

TESORO CORPORATION

Name of Tranche 2 Lender/Lender (with each Lender that is also an Issuing Bank executing both in its capacity as a Lender and as an Issuing Bank):

By:	/s/ Philip R. Rosenfeld
Name: Philip R. Rosenfeld
Title: Senior Vice President

For any Tranche 2 Lender/Lender requiring a second signature block:

By:
Name:
Title:

SIGNATURE PAGE TO

THE AMENDMENT AND INCREMENTAL FACILITY AGREEMENT UNDER

THE CREDIT AGREEMENT OF

TESORO CORPORATION

GOLDMAN SACHS BANK USA, as the Lender:

By:	/s/ Josh Rosenthal
Name: Josh Rosenthal
Title: Authorized Signatory

JPMORGAN CHASE BANK, N.A., as the Administrative Agent, an Issuing Bank, a Lender and a Tranche 2 Lender,

By:	/s/ Jeffrey C. Miller
Name: Jeffrey C. Miller
Title: Vice President

SIGNATURE PAGE TO

THE AMENDMENT AND INCREMENTAL FACILITY AGREEMENT UNDER

THE CREDIT AGREEMENT OF

TESORO CORPORATION

Name of Tranche 2 Lender/Lender (with each Lender that is also an Issuing Bank executing both in its capacity as a Lender and as an Issuing Bank):

PNC BANK, NATIONAL ASSOCIATION

By:	/s/ Kyle T. Helfrich
Name: Kyle T. Helfrich
Title: Assistant Vice President

For any Tranche 2 Lender/Lender requiring a second signature block:

By:
Name:
Title:

SIGNATURE PAGE TO

THE AMENDMENT AND INCREMENTAL FACILITY AGREEMENT UNDER

THE CREDIT AGREEMENT OF

TESORO CORPORATION

ROYAL BANK OF CANADA, as a Lender

By:	/s/ Jason S. York
Name: Jason S. York
Title: Authorized Signatory

SIGNATURE PAGE TO

THE AMENDMENT AND INCREMENTAL FACILITY AGREEMENT UNDER

THE CREDIT AGREEMENT OF

TESORO CORPORATION

Name of Tranche 2 Lender/Lender (with each Lender that is also an Issuing Bank executing both in its capacity as a Lender and as an Issuing Bank):

SunTrust Bank

By:	/s/ C. David Yates
Name: C. David Yates
Title: Managing Director

SIGNATURE PAGE TO

THE AMENDMENT AND INCREMENTAL FACILITY AGREEMENT UNDER

THE CREDIT AGREEMENT OF

TESORO CORPORATION

Name of Tranche 2 Lender/Lender (with each Lender that is also an Issuing Bank executing both in its capacity as a Lender and as an Issuing Bank):

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Mark Salierno
Name: Mark Salierno
Title: Vice President

For any Tranche 2 Lender/Lender requiring a second signature block:

By:
Name:
Title:

SIGNATURE PAGE TO

THE AMENDMENT AND INCREMENTAL FACILITY AGREEMENT UNDER

THE CREDIT AGREEMENT OF

TESORO CORPORATION

Name of Tranche 2 Lender/Lender (with each Lender that is also an Issuing Bank executing both in its capacity as a Lender and as an Issuing Bank):

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ Melina Mackey
Name: Melina Mackey
Title: Vice President

SCHEDULE 1

Tranche 2 Commitments on the Restatement Effective Date

Tranche 2 Lender	Tranche 2 Commitment
JPMorgan Chase Bank, N.A.	$58,333,333.33
Bank of America, N.A.	$58,333,333.33
Barclays Bank PLC	$58,333,333.33
Citibank, N.A.	$58,333,333.33
Goldman Sachs Bank USA	$58,333,333.33
Mizuho Bank, Ltd.	$58,333,333.33
The Toronto-Dominion Bank, New York Branch	$58,333,333.33
The Bank of Tokyo-Mitsubishi UFJ, Ltd.	$58,333,333.33
Wells Fargo Bank, National Association	$58,333,333.33
BNP Paribas	$45,000,000.00
Credit Suisse AG, Cayman Islands Branch	$45,000,000.00
Deutsche Bank AG New York Branch	$45,000,000.00
PNC Bank, National Association	$45,000,000.00
Royal Bank of Canada	$45,000,000.00
Sumitomo Mitsui Banking Corp.	$45,000,000.00
SunTrust Bank	$45,000,000.00
U.S. Bank, National Association	$45,000,000.00
UBS AG, Stamford Branch	$45,000,000.00
ABN AMRO Capital USA LLC	$70,000,000.00

EXHIBIT A

TO AMENDMENT AND

INCREMENTAL FACILITY

AGREEMENT

CREDIT AGREEMENT

dated as of September 30, 2016,

as amended and restated as of December 13, 2016,

among

TESORO CORPORATION,

The LENDERS Party Hereto,

JPMORGAN CHASE BANK, N.A.,

as Administrative Agent

WELLS FARGO BANK, NATIONAL ASSOCIATION, BANK OF AMERICA, N.A.,

BARCLAYS BANK PLC, CITIBANK, N.A., MIZUHO BANK, LTD., and THE BANK OF

TOKYO-MITSUBISHI UFJ, LTD.,

as Co-Syndication Agents

and

BNP PARIBAS, DEUTSCHE BANK SECURITIES INC., GOLDMAN SACHS BANK USA,

ROYAL BANK OF CANADA, TD SECURITIES (USA) LLC and UBS AG, STAMFORD

BRANCH,

as Co-Documentation Agents

JPMORGAN CHASE BANK, N.A., WELLS FARGO SECURITIES, LLC, MERRILL

LYNCH, PIERCE, FENNER & SMITH INCORPORATED, BARCLAYS BANK PLC,

CITIGROUP GLOBAL MARKETS INC., MIZUHO BANK, LTD.,

and THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.,

as Joint Lead Arrangers and Joint Bookrunners

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Table of Contents

(continued)

Table of Contents

(continued)

SCHEDULES:

Schedule 1.01	–	Drop Down Assets
Schedule 2.01	–	Commitments
Schedule 2.05	–	Outstanding Letters of Credit
Schedule 3.14	–	Subsidiaries
Schedule 6.01	–	Existing Indebtedness
Schedule 6.02	–	Existing Liens
Schedule 6.04	–	Existing Investments

EXHIBITS:

Exhibit A –	Form of Assignment and Assumption
Exhibit B –	Form of Notice of Commitment Increase
Exhibit C –	Form of Borrowing Request
Exhibit D –	Form of Promissory Note
Exhibit E-1 –	U.S. Tax Certificate (For Non-U.S. Lenders that are not Partnerships for U.S. Federal Income Tax Purposes)
Exhibit E-2 –	U.S. Tax Certificate (For Non-U.S. Lenders that are Partnerships for U.S. Federal Income Tax Purposes)
Exhibit E-3 –	U.S. Tax Certificate (For Non-U.S. Participants that are not Partnerships for U.S. Federal Income Tax Purposes)
Exhibit E-4 –	U.S. Tax Certificate (For Non-U.S. Participants that are Partnerships for U.S. Federal Income Tax Purposes)
Exhibit F –	Compliance Certificate
Exhibit G –	Form of Investment Grade Covenants Date Certificate
Exhibit H –	Form of Solvency Certificate

CREDIT AGREEMENT dated as of September 30, 2016, as amended and restated as of December 13, 2016 (as so amended and restated, and as further amended, supplemented, restated or otherwise modified from time to time, this “Agreement”), among TESORO CORPORATION, the LENDERS party hereto, JPMORGAN CHASE BANK, N.A., as Administrative Agent, WELLS FARGO BANK, NATIONAL ASSOCIATION, BANK OF AMERICA, N.A., BARCLAYS BANK PLC, CITIBANK, N.A., MIZUHO BANK, LTD., and THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., as co-syndication agents (collectively, the “Co-Syndication Agents”), and BNP PARIBAS, DEUTSCHE BANK SECURITIES INC., GOLDMAN SACHS BANK USA, ROYAL BANK OF CANADA, TD SECURITIES (USA) LLC, and UBS AG, STAMFORD BRANCH, as co-documentation agents (collectively, the “Co-Documentation Agents”).

The parties hereto agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.01 Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“2012 Indenture” means the Indenture dated as of September 27, 2012, between the Borrower, as issuer, the guarantors named therein, and U.S. Bank National Association, as trustee, as amended and supplemented from time to time.

“2014 Indenture” means the Indenture dated as of March 18, 2014, between the Borrower, as issuer, the guarantors named therein, and U.S. Bank National Association, as trustee, as amended and supplemented from time to time.

“ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, bear interest at a rate determined by reference to the Alternate Base Rate.

“Adjusted LIBO Rate” means, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

“Administrative Agent” means JPMorgan Chase Bank, N.A., in its capacity as administrative agent for the Lenders hereunder and under the other Loan Documents, and its successors in such capacity as provided in Article VIII.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affected Loan” has the meaning set forth in Section 2.19.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agent Parties” has the meaning assigned to it in Section 9.01(d)(ii).

“Agreement” has the meaning set forth in the introductory paragraph hereto.

“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the NYFRB Rate in effect on such day plus  1⁄2 of 1% and (c) the Adjusted LIBO Rate for a one month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1%, provided that the Adjusted LIBO Rate for any day shall be based on the LIBO Rate at approximately 11:00 a.m., London time, on such day. Any change in the Alternate Base Rate due to a change in the Prime Rate, the NYFRB Rate or the Adjusted LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate, the NYFRB Rate or the Adjusted LIBO Rate, respectively.

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Borrower or any of its Subsidiaries from time to time concerning or relating to bribery or corruption.

“Applicable Percentage” means, with respect to any Lender, the percentage of the total Tranche 1 Commitments represented by such Lender’s Tranche 1 Commitment. If the Tranche 1 Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Tranche 1 Commitments most recently in effect, giving effect to any assignments.

“Applicable Rate” means, for any day, with respect to any ABR Loan or Eurodollar Loan, or with respect to the commitment fees payable hereunder, as the case may be, the applicable rate per annum set forth below under the caption “ABR Spread”, “Eurodollar Spread” or “Commitment Fee Rate”, as the case may be, based upon the ratings by S&P and Moody’s, respectively, applicable on such date to the Index Debt:

Index Debt Ratings (S&P / Moody’s):	ABR Spread	Eurodollar Spread	Commitment Fee Rate
Category 1 ≥ BBB+/Baa1	0.125%	1.125%	0.150%
Category 2 BBB/Baa2	0.250%	1.250%	0.175%
Category 3 BBB-/Baa3	0.500%	1.500%	0.225%
Category 4 BB+/Ba1	0.750%	1.750%	0.300%
Category 5 ≤ BB/Ba2	1.000%	2.000%	0.375%

For purposes of the foregoing, (i) if either Moody’s or S&P shall not have in effect a rating for the Index Debt (other than by reason of the circumstances referred to in the last sentence of this definition), then such rating agency shall be deemed to have established a rating in Category 5; (ii) if the ratings established or deemed to have been established by Moody’s and S&P for the Index Debt shall fall within different Categories, the Applicable Rate shall be based on the higher of the two ratings unless one of the two ratings is two or more Categories lower than the other, in which case the Applicable Rate shall be determined by reference to the Category next below that of the higher of the two ratings; and (iii) if the ratings established or deemed to have been established by Moody’s and S&P for the Index Debt shall be changed (other than as a result of a change in the rating system of Moody’s or S&P), such change shall be effective as of the date on which it is first announced by the applicable rating agency, irrespective of when notice of such change shall have been furnished by the Borrower to the Administrative Agent and the Lenders pursuant to Section 5.01 or otherwise. Each change in the Applicable Rate shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. If the rating system of Moody’s or S&P shall change, or if either such rating agency shall cease to be in the business of rating corporate debt obligations, the Borrower and the Lenders shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of ratings from such rating agency and, pending the effectiveness of any such amendment, the Applicable Rate shall be determined by reference to the rating most recently in effect prior to such change or cessation.

“Approved Fund” has the meaning assigned to it in Section 9.04(b).

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, substantially in the form of Exhibit A or any other form approved by the Administrative Agent.

“Available Commitment” means, at any time, (a) the total Tranche 1 Commitments minus (b) the Total Tranche 1 Credit Exposure.

“Availability Period” means the period from and including the Effective Date to but excluding the earlier of the Maturity Date and the date of termination of the Tranche 1 Commitments.

“Average Life” means, when applied to any Indebtedness at any date of determination, the number of years obtained by dividing: (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by

(ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (b) the then outstanding principal amount of such Indebtedness.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Bankruptcy Code” means Title 11 of the United States Code.

“Bankruptcy Event” means, with respect to any Person, such Person becomes the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment, provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority, unless such ownership interest results in or provides such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.

“Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Borrower” means Tesoro Corporation, a Delaware corporation.

“Borrowing” means Loans of the same Type (and, prior to the Conversion, of the same Class), made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect.

“Borrowing Request” means a request by the Borrower for a Borrowing in accordance with Section 2.04.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that, when used in connection with a Eurodollar Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use)

real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Cash Management Agreement” means any agreement to provide the following bank services: (a) commercial credit cards, (b) stored value cards, and (c) treasury management, depository and other cash management services (including controlled disbursement, automated clearinghouse transactions, returned items, overdrafts and interstate depository network services).

“Casualty Event” means any loss, casualty or other damage to, or any nationalization, taking under power of eminent domain or by condemnation or similar proceeding of, any Property of the Borrower or any of its Subsidiaries.

“Catalyst Sale/Leaseback Transaction” means a Sale and Leaseback Transaction (the agreements, documents, and instruments for which, as well as the rights and remedies thereunder, have been, prior to the Investment Grade Covenants Date, collaterally assigned by the Borrower or the applicable Subsidiary to the Administrative Agent on terms and conditions reasonably acceptable to the Administrative Agent) by the Borrower or any of the Subsidiaries of any catalyst containing one or more precious metals used by the Borrower or any of the Subsidiaries in the ordinary course of business.

“Change in Control” means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Exchange Act and the rules of the SEC thereunder as in effect on the date hereof) of Equity Interests representing more than 35% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of the Borrower or (b) occupation of a majority of the seats (other than vacant seats) on the board of directors of the Borrower by Persons who were not (i) directors of the Borrower on the date of this Agreement, (ii) nominated or appointed by the board of directors of the Borrower or (iii) approved by the board of directors of the Borrower as director candidates prior to their election.

“Change in Law” means the occurrence after the date of this Agreement of (a) the adoption of or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) compliance by any Lender or any Issuing Bank (or, for purposes of Section 2.15(b), by any lending office of such Lender or by such Lender’s or such Issuing Bank’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement; provided that, notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Charges” has the meaning set forth in Section 9.14.

“CI Lender” has the meaning set forth in Section 2.02(a).

“Class”, when used in reference to (a) any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Tranche 1 Loans or Tranche 2 Loans, (b) any Commitment, refers to whether such Commitment is a Tranche 1 Commitment or a Tranche 2 Commitment and (c) any Lender, refers to whether such Lender has a Loan or Commitment of a particular Class. It is acknowledged that from and after the occurrence of the Conversion, Tranche 2 Loans and Tranche 2 Commitments shall cease to be a separate Class of Loans or Commitments, as the case may be.

“Co-Documentation Agent” has the meaning set forth in the preamble hereto.

“Co-Syndication Agents” has the meaning set forth in the preamble hereto.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Collateral” means all Property now owned or hereafter acquired which is subject to a Lien created or purported to be created under one or more Security Instruments.

“Commitment” means (a) at any time during the Tranche 2 Period, a Tranche 1 Commitment, a Tranche 2 Commitment or any combination thereof (as the context requires), and (b) at any other time, a Tranche 1 Commitment.

“Commitment Fee Rate” has the meaning set forth in the definition of “Applicable Rate”.

“Commitment Increase” has the meaning set forth in Section 2.02(a).

“Commitment Increase Effective Date” has the meaning set forth in Section 2.02(b).

“Commitment Letter” means the Amended and Restated Commitment Letter dated November 29, 2016, among the Borrower, Goldman Sachs Bank USA, JPMorgan Chase Bank, N.A., Mizuho Bank, Ltd., The Bank of Tokyo-Mitsubishi UFJ, Ltd., a member of MUFG, a global financial group, Wells Fargo Bank, National Association, Wells Fargo Securities, LLC, WF Investment Holdings, LLC, SunTrust Bank, SunTrust Robinson Humphrey, Inc., UBS AG, Stamford Branch, and UBS Securities LLC.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute, and any regulations promulgated thereunder.

“Communications” has the meaning set forth in Section 9.01(d)(ii).

“Company Material Adverse Effect” means a material adverse effect on the financial condition, properties, assets, liabilities, business or results of operations of the

Company and its Subsidiaries taken as a whole, excluding any effect to the extent resulting from any of the following: (A) changes in the economy or financial markets generally in the United States or any other country or changes that are the result of acts of war, sabotage or terrorism or of natural disasters; (B) changes that are the result of factors generally affecting the petrochemical refining or pipeline industries; (C) (i) the (1) announcement, or (2) consummation, of the transactions contemplated by this Agreement; provided that the exception in clause (2) shall not apply to any representation or warranty contained Section 5.1 of this Agreement if the primary purpose of such representation or warranty is from the face of such representation or warranty to address the consequences resulting from the consummation of the Merger; or (ii) any litigation brought by or on behalf of any current or former holder of Company Shares, in its capacity as such, arising from allegations of any breach of fiduciary duty or violation of Law relating to this Agreement or the Merger; (D) changes in Law or in United States generally accepted accounting principles after the date of this Agreement; (E) any failure in and of itself by the Company and its Subsidiaries to meet any estimates or projections of financial performance for any period ending on or after the date of this Agreement and prior to the Closing; provided that the exception in this clause shall not prevent or otherwise affect a determination that any change, effect, circumstance or development underlying such failure has resulted in, or contributed to, a Company Material Adverse Effect; (F) a decline in the price or trading volume of the Company Shares (or of the equity securities of any Company Subsidiary) on the NYSE; provided that, the exception in this clause shall not prevent or otherwise affect a determination that any change, effect, circumstance or development underlying such decline has resulted in, or contributed to, a Company Material Adverse Effect; (G) (1) any action taken (or omitted to be taken) at the written request of Parent (subject to the prior written consent of the Restatement Lead Arrangers to such request) or that is expressly required by this Agreement or (2) the failure to take any specific action expressly prohibited by this Agreement for which Parent declined to consent; and (H) any change in the prices of natural gas, crude oil, refined petroleum products, other hydrocarbon products or natural gas liquids or products produced from hydrocarbon products, natural gas liquids or crack spreads, except, with respect to clauses (A), (B), (D) and (H), to the extent such change, event, circumstance or development (i) primarily relates only to (or has the effect of primarily relating only to) the Company and its Subsidiaries or (ii) disproportionately adversely affects the Company and its Subsidiaries compared to other companies of similar size operating in the petrochemical refining and pipeline industries. All capitalized terms used above in this definition shall have the meaning assigned thereto in the Specified Acquisition Agreement (as in effect on November 16, 2016), other than the term Restatement Lead Arrangers, which shall have the meaning assigned thereto in this Agreement.

“Compliance Certificate” has the meaning assigned to it in Section 5.01(c).

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consenting Lenders” has the meaning set forth in Section 2.20(b).

“Consolidated EBITDA” means, for any period, Consolidated Net Income for such period plus (a) the following expenses or charges (without duplication) to the extent deducted from revenues in determining Consolidated Net Income for such period: (i) income and franchise tax expense, (ii) Consolidated Interest Expense, (iii) depreciation and amortization expense, (iv) other non-cash charges, (v) any asset write offs and write downs and other impairment charges and (vi) fees, costs and expenses paid in connection with the Transactions or any actual or potential Material Acquisition or Material Disposition (whether or not consummated), minus (b) to the extent included in the statement of such Consolidated Net Income for such period, the sum of (i) interest income (except to the extent deducted in determining Consolidated Interest Expense), (ii) income tax credits (to the extent not netted from income tax expense) and (iii) any other non-cash income, all as determined for the Borrower and its Subsidiaries on a consolidated basis. For the purposes of calculating Consolidated EBITDA for any period of four consecutive Fiscal Quarters (each, a “Reference Period”) pursuant to any determination of the Consolidated Interest Coverage Ratio, (i) if at any time during such Reference Period the Borrower or any Subsidiary shall have made any Material Disposition, the Consolidated EBITDA for such Reference Period shall be reduced by an amount equal to the Consolidated EBITDA (if positive) attributable to the property that is the subject of such Material Disposition for such Reference Period or increased by an amount equal to the Consolidated EBITDA (if negative) attributable thereto for such Reference Period and (ii) if during such Reference Period the Borrower or any Subsidiary shall have made a Material Acquisition, Consolidated EBITDA for such Reference Period shall be calculated after giving pro forma effect thereto as if such Material Acquisition occurred on the first day of such Reference Period (it being further agreed that, solely in the case of the Specified Acquisition, such pro forma calculation may give pro forma effect to cost savings (but not synergies) to the extent such cost savings arise from actions taken or expected to be taken in connection with the Specified Acquisition, net of continuing associated expenses and of the amount of any actual benefits realized during such Reference Period, provided that such cost savings (A) are reasonably identifiable and factually supportable and (B) are expected to be realized (in the good faith determination of the Borrower) within 24 months after the Specified Acquisition Date). As used in this definition, “Material Acquisition” means any acquisition (including by way of merger or consolidation) of property or series of related acquisitions of property that (x) constitutes assets comprising all or substantially all of an operating unit of a business or constitutes all or substantially all of the common stock of a Person and (y) involves the payment of consideration by the Borrower and its Subsidiaries in excess of $20,000,000; and “Material Disposition” means any Disposition of property or series of related Dispositions of Property that yields gross proceeds to the Borrower or any Subsidiary in excess of $20,000,000.

“Consolidated Interest Coverage Ratio” means, for any period, the ratio of (a) Consolidated EBITDA for such period to (b) Consolidated Interest Expense for such period.

“Consolidated Interest Expense” means, for any period, the sum (determined without duplication) of (a) the aggregate gross interest expense of the Borrower and its Subsidiaries for such period, whether paid or accrued, determined on a consolidated basis in accordance with GAAP, including, to the extent included in interest expense under GAAP, (i) amortization of debt discount, (ii) capitalized interest, (iii) all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing and net costs under Hedging Agreements in respect of interest rates to the extent such net costs are allocable to such period in accordance with GAAP, (iv) the portion of any payments or accruals under capital leases (and imputed interest with respect to Sale and Leaseback Transactions) allocable to interest expense, plus the portion of any payments or accruals under Synthetic

Leases allocable to interest expense whether or not the same constitutes interest expense under GAAP, and (v) financing fees (including arrangement, amendment and contract fees), debt issuance costs, commissions and expenses and, in each case, the amortization thereof); and (b) all cash dividend payments or other cash distributions in respect of any Disqualified Capital Stock or on any series of preferred equity of the Borrower or its Subsidiaries.

“Consolidated Net Debt” means, at any date, the Indebtedness of the Borrower and its Subsidiaries less the aggregate amount of (a) Unrestricted Cash held by the Borrower and its Subsidiaries at such date and (b) other cash and other Permitted Investments that have been deposited in a trust account or account created or pledged for the sole benefit of the holders of any Indebtedness of the Borrower or its Subsidiaries that has been defeased pursuant to such deposit and the other applicable terms of the instrument governing such Indebtedness, in each case determined on a consolidated basis in accordance with GAAP.

“Consolidated Net Income” means, for any period, with respect to the Borrower and its Subsidiaries, for any period, the aggregate of the net income (or loss) of the Borrower and its Subsidiaries after allowances for taxes for such period determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded from such net income (to the extent otherwise included therein) the following: (a) the net income of (i) any Person in which the Borrower or any of its Subsidiaries has an ownership interest (which interest does not cause the net income of such other Person to be consolidated with the net income of the Borrower and its Subsidiaries in accordance with GAAP) and (ii) any Excluded Subsidiary, except, in each case, to the extent of the amount of dividends or distributions actually paid in cash during such period by such other Person or such Excluded Subsidiary to the Borrower or to a Subsidiary, as the case may be; (b) the net income (but not loss) during such period of any Subsidiary to the extent that the declaration or payment of dividends or similar distributions or transfers or loans by that Subsidiary is not at the time permitted by operation of the terms of its charter or any agreement, instrument or Governmental Requirement applicable to such Subsidiary or is otherwise restricted or prohibited, in each case determined in accordance with GAAP; (c) the net income (or deficit) of any Person accrued prior to the date it becomes a Subsidiary or is merged into or consolidated with the Borrower or any of its Subsidiaries; (d) any gains or losses attributable to writeups or writedowns of assets, including ceiling test writedowns; (e) any non-cash gains or losses or positive or negative adjustments under FASB ASC 815 as a result of changes in the fair market value of derivatives; and (f) any cancellation of debt income.

“Consolidated Net Tangible Assets” means, on any date, the aggregate amount of assets (less applicable accumulated depreciation, depletion and amortization and other reserves and other properly deductible items) of the Borrower and its Subsidiaries, minus (a) all current liabilities of the Borrower and its Subsidiaries (excluding current maturities of long-term debt) and (b) all goodwill and “acquired intangibles” of the Borrower and its Subsidiaries, all of the foregoing determined on a consolidated basis in accordance with GAAP.

“Consolidated Net Worth” means for the Borrower at any date the Net Worth of the Borrower and its Subsidiaries as of such date determined on a consolidated basis in accordance with GAAP.

“Consolidated Total Assets” means, at any date, the aggregate total assets of the Borrower and its Subsidiaries, determined on a consolidated basis as of such date in accordance with GAAP.

“Consolidated Total Debt” means, at any date, the Indebtedness of the Borrower and its Subsidiaries as of such date determined on a consolidated basis in accordance with GAAP.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Control Agreement” means a control agreement, in form and substance reasonably satisfactory to Administrative Agent, providing for the Administrative Agent’s control of a Deposit Account or Securities Account, as applicable, after notice is delivered as provided therein, executed and delivered by the Borrower or a Subsidiary, as applicable, and the applicable bank or securities intermediary, as applicable, in each case at which such relevant account is maintained. For purposes of this definition, “control” means “control” within the meaning of the UCC.

“Conversion” means the conversion of Tranche 2 Loans into Tranche 1 Loans and/or the conversion of Tranche 2 Commitments into Tranche 1 Commitments (as the context requires), in each case, pursuant to Section 2.22.

“Conversion Date” means the date, if any, specified as the Conversion Date in Section 2.22(c).

“Converted Tranche 1 Commitments” means Tranche 1 Commitments (or any portion thereof) resulting from the Conversion of Tranche 2 Commitments pursuant to Section 2.22.

“Converted Tranche 1 Loans” means Tranche 1 Loans (or any portion thereof) resulting from the Conversion of Tranche 2 Loans made pursuant to Section 2.22.

“Credit Exposure” means, with respect to any Lender at any time, (a) for purposes of the definition of the term “Required Lenders” and Sections 2.21(b) and 9.02(b), the sum of the outstanding principal amount of such Lender’s Loans and its LC Exposure at such time and (b) for all other purposes, the sum of the outstanding principal amount of such Lender’s Tranche 1 Loans and its LC Exposure at such time.

“Credit Party” means the Administrative Agent, any Issuing Bank or any Lender.

“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Defaulting Lender” means any Lender that (a) has failed, within two Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans, (ii) fund any portion of its participations in Letters of Credit or (iii) pay to any Credit Party any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular Default, if any) has not been satisfied, (b) has notified the Borrower or any Credit Party in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular Default, if any) to funding a Loan cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three Business Days after request by a Credit Party, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations to fund prospective Loans and participations in then outstanding Letters of Credit under this Agreement, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon such Credit Party’s receipt of such certification in form and substance satisfactory to it and the Administrative Agent, or (d) has become the subject of (A) a Bankruptcy Event or (B) a Bail-In Action.

“Deposit Account” has the meaning assigned to such term in the UCC.

“Disclosed Matters” means the actions, suits and proceedings and the environmental and intellectual property matters (a) disclosed in (i) the Borrower’s report on Form 10-K for the fiscal year ended December 31, 2015, (ii) the Borrower’s most recently-filed report on Form 10-Q for the most recent fiscal period ended prior to the Effective Date and (iii) the Borrower’s reports on Form 8-K filed during the period from and including the financial statements referred to in the foregoing clause (ii) to but excluding the date that is two Business Days prior to the Effective Date, in each case as filed with the SEC (excluding, in each case, any disclosures set forth in any risk factor section or in any other section to the extent they are forward-looking statements or cautionary, predictive or forward-looking in nature) or (b) otherwise disclosed in writing to the Administrative Agent for the benefit of the Lenders prior to the execution and delivery of this Agreement.

“Disposition” means, with respect to any Property, any sale, lease, Sale and Leaseback Transaction, assignment, conveyance, transfer or other disposition thereof (including by way of merger or consolidation). The terms “Dispose” and “Disposed of” shall have correlative meanings.

“Disqualified Capital Stock” means any Equity Interest that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event, (a) matures or is mandatorily redeemable for any consideration other than other Equity Interests (which would not constitute Disqualified Capital Stock), whether pursuant to a sinking fund obligation or otherwise, or (b) is convertible or exchangeable for Indebtedness or redeemable for any consideration other than other Equity Interests (which would not constitute Disqualified Capital Stock) mandatorily or at the option of the holder thereof, in whole or in part, in each case, on or prior to the date that is 91 days after the earlier of (i) the Maturity Date and (ii) the date on which there are no Loans, LC Exposure or other obligations hereunder outstanding and all of the Commitments are terminated.

“Disqualified Lender” means (a) such banks, financial institutions and other institutional lenders that were been specified by the Borrower in writing to the Administrative Agent prior to the Restatement Effective Date, (b) such competitors of the Borrower and the Subsidiaries as have been identified by name in writing by the Borrower to the Administrative Agent at any time and from time to time and (c) in the case of each of clauses (a) and (b), any of their respective Affiliates that (i) have been identified by name in writing by the Borrower to the Administrative Agent or (ii) are clearly identifiable as Affiliates of such Persons on the basis of the similarity of such Affiliate’s name, in each case other than any such Affiliate that is a bank, financial institution or bona fide debt fund or investment vehicle that regularly invests in commercial loans or similar extensions of credit in the ordinary course of business and for which no personnel involved with the relevant competitor (A) make investment decisions or (B) have access to non-public information relating to the Borrower or any Subsidiary; provided that no Person shall be a Disqualified Lender until the third Business Day following the date on which the list of Disqualified Lenders that have been so identified by name pursuant to this definition shall have been made available to the Lenders on the Platform. It is understood and agreed that any identification by the Borrower pursuant to this definition after the Restatement Effective Date shall not apply retroactively to disqualify any assignment or participation to any Person that shall have become a Lender or a Participant prior thereto (but that no further assignments or delegations to, or sales of participations by, may be made to any such Person thereafter and such Person shall thereafter for all other purposes be a Disqualified Lender). The Borrower authorizes the Administrative Agent to make such list available on the Platform and to update such list from time to time to reflect changes thereto. The Administrative Agent shall be deemed not to have received notice of the identification of any Person as a Disqualified Lender or of any change to the list of Disqualified Lenders until such time as such notice shall have been delivered to the following email address: JPMDQ Contact@jpmorgan.com. Notwithstanding anything to the contrary in this Agreement, each of the parties hereto acknowledges and agrees that the Administrative Agent shall not have any duty to ascertain, monitor or enforce compliance with the list of Disqualified Lenders and shall not have any liability with respect to any assignment or participation made to a Disqualified Lender.

“dollars” or “$” refers to lawful money of the United States of America.

“Domestic Subsidiary” means any Subsidiary that is organized under the laws of the United States of America or any state thereof or the District of Columbia.

“Domestic Wholly-Owned Subsidiary” means any Domestic Subsidiary that is a Wholly-Owned Subsidiary.

“Drop Down Assets” means (a) all Property of the Borrower and its Subsidiaries identified on Schedule 1.01, (b) storage, transportation and logistics assets of the Borrower and its Subsidiaries that are master limited partnership qualifying assets and ancillary assets related to the foregoing identified in writing by the Borrower to the Administrative Agent from time to time as “Drop Down Assets” and (c) any other assets of the Borrower and its Subsidiaries identified by the Borrower to the Administrative Agent from time to time as a “Drop Down Assets”, with the prior written consent of the Administrative Agent.

“Drop Down Subsidiaries” means (a) Kenai Pipeline Company, Tesoro Great Plains Holdings Company LLC, Tesoro Great Plains Midstream LLC, Tesoro Great Plains Gathering & Marketing LLC, BakkenLink Pipeline LLC and ND Land Holdings LLC, (b) each Subsidiary substantially all of the assets of which consists of storage, transportation and logistics assets that are master limited partnership qualifying assets and ancillary assets related to the foregoing, identified in writing by the Borrower to the Administrative Agent from time to time as a “Drop Down Subsidiary” (which identification may be made upon the acquisition by such Person of such assets) and (c) any other Subsidiaries of the Borrower identified by the Borrower to the Administrative Agent from time to time as a “Drop Down Subsidiary”, with the prior written consent of the Administrative Agent.

“Drop Down Transactions” means the contribution, sale, lease, conveyance, disposition or other transfer by the Borrower and/or its Subsidiaries of Drop Down Assets and/or Drop Down Subsidiaries to TLLP, TLLP GP, Western Logistics, Western Logistics GP or any of their respective subsidiaries.

“EEA Financial Institution” means (a) any institution established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent;

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Date” means the date on which the conditions specified in Section 4.01 of the Original Credit Agreement were satisfied, which date is acknowledged to be September 30, 2016.

“Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.

“Electronic System” means any electronic system, including e-mail, e-fax, any Platform and any other Internet or extranet-based site, whether such electronic system is owned, operated or hosted by the Administrative Agent and/or any Issuing Bank and any of its respective Related Parties or any other Person, providing for access to data protected by passcodes or other security system.

“Environmental Laws” means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions or binding agreements issued, promulgated or entered into by or with any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any toxic or hazardous substances, materials or wastes or to health and safety matters (as affected by exposure to toxic or hazardous substances, materials or wastes).

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower or any Subsidiary resulting from or based upon (a) any violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) any exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest (other than, prior to the date of conversion, Indebtedness that is convertible into any such Equity Interests).

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30 day notice period is waived); (b) the failure of a Plan to satisfy the minimum funding standard of Code Section 412 or ERISA Section 303; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent, within the meaning of Title IV of ERISA.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“Eurodollar”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

“Event of Default” has the meaning assigned to such term in Section 7.01.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Excluded Secured Hedging Obligation” means, with respect to any Subsidiary Guarantor, any Hedging Obligation if, and to the extent that, all or a portion of the liability of such Subsidiary Guarantor with respect to, or the grant by such Subsidiary Guarantor of a security interest to secure, such Hedging Obligation (or any Guarantee thereof or other agreement or undertaking agreeing to guarantee, repay, indemnify or otherwise be liable therefor) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof), including (a) by virtue of such Subsidiary Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the guarantee obligation or other liability of such Subsidiary Guarantor or the grant of such security interest becomes or would become effective with respect to such Hedging Obligation or (b) in the case of a Hedging Obligation subject to a clearing requirement pursuant to section 2(h) of the Commodity Exchange Act (or any successor provision thereto), because such Subsidiary Guarantor is a “financial entity,” as defined in section 2(h)(7)(C)(i) of the Commodity Exchange Act (or any successor provision thereto), at the time the guarantee obligation or other liability of such Subsidiary Guarantor becomes or would become effective with respect to such related Hedging Obligation. If a Hedging Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Hedging Obligation that is attributable to swaps for which such guarantee obligation or other liability or security interest is or becomes illegal.

“Excluded Subsidiary” means, subject to Section 1.05(b), each of: (a) Interior Fuels Company; (b) Tesoro Petroleum (Singapore) Pte. Ltd.; (c) RW Land Company (f/k/a Philosopher’s Stone Land Company); (d) RidgeWood Association; (e) Ridgewood Insurance Company; (f) Treasure Card Company LLC; (g) for so long as TLLP is not wholly owned, directly or indirectly, by the Borrower, (1) TLLP and each of its subsidiaries, (2) TLLP GP and each of its subsidiaries, and (3) the Drop Down Subsidiaries that are not subsidiaries of Western; (h) for so long as Western Logistics is not wholly owned, directly or indirectly, by the Borrower, (x) Western Logistics and each of its subsidiaries, (y) Western Logistics GP and each of its subsidiaries and (z) the Drop Down Subsidiaries that are subsidiaries of Western; (i) any other Subsidiary that, prior to the Investment Grade Covenants Date, has been designated as an “Excluded Subsidiary” pursuant to and in compliance with Section 1.05(a); provided that, notwithstanding anything to the contrary herein, (A) Tahoe Merger Sub 1, Inc. a Delaware corporation, shall automatically cease to be an Excluded Subsidiary as of the Specified

Acquisition Date and (B) Tahoe Merger Sub 2, LLC, a Delaware limited liability company, shall, if the Second Merger (as described in the Specified Acquisition Agreement) is consummated, automatically cease to be an Excluded Subsidiary as of the Specified Acquisition Date; and (j) each subsidiary of an Excluded Subsidiary.

“Excluded Subsidiary Debt” means (a) intercompany Indebtedness that is owed by a Subsidiary to, and Guarantees of intercompany Indebtedness issued by such Subsidiary of Indebtedness of, the Borrower or a Wholly-Owned Subsidiary of the Borrower, (b) amounts owing pursuant to Securitization Transactions and (c) in the case of any Subsidiary Guarantor, such Subsidiary’s Indebtedness that is pari passu with (or subordinate to) its obligations under the Guaranty Agreement.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient: (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes; (b) in the case of a Lender, U.S. Federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan, Letter of Credit or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan, Letter of Credit or Commitment (other than pursuant to an assignment request by the Borrower under Section 2.18(b)) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.16, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender acquired the applicable interest in a Loan, Letter of Credit or Commitment or to such Lender immediately before it changed its lending office; (c) Taxes attributable to such Recipient’s failure to comply with Section 2.16(f); and (d) any U.S. Federal withholding Taxes imposed under FATCA.

“Existing 2017 Notes” means the 4.25% Notes due 2017, issued by the Borrower pursuant to the second supplement to the 2012 Indenture.

“Existing Notes” means, collectively, (a) the Existing 2017 Notes, (b) the 5.375% Notes due 2022, issued by the Borrower pursuant to the 2012 Indenture and (c) the 5.125% Notes due 2024, issued by the Borrower pursuant to the 2014 Indenture, in each case outstanding as of the Effective Date.

“Extension Confirmation Date” has the meaning set forth in Section 2.20(b).

“Extension Effective Date” has the meaning set forth in Section 2.20(b).

“FATCA” means Sections 1471 through 1474 of the Code as of the date of this Agreement (or any amended or successor version that is substantially comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), and any intergovernmental agreements (together with any laws, fiscal or regulatory rules, guidance notes or practices adopted to effect any such intergovernmental agreement) entered into by the United States in connection with the implementation of the foregoing.

“Federal Funds Effective Rate” means, for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depositary institutions, as determined in such manner as the NYFRB shall set forth on its public website from time to time, and published on the next succeeding Business Day by the NYFRB as the federal funds effective rate; provided that if the Federal Funds Effective Rate shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.

“Fee Letter” means each of (a) that certain Fee Letter dated as of August 26, 2016, by and among the Borrower and JPMorgan Chase Bank, N.A. and (b) that certain Fee Letter dated as of August 26, 2016 by and among the Borrower, Wells Fargo Securities, LLC, Wells Fargo Bank, National Association, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Bank of America, N.A., Barclays Bank PLC, Citigroup Global Markets Inc., Mizuho Bank, Ltd., and The Bank of Tokyo Mitsubishi UFJ, Ltd.

“Financial Covenants” means each of (a) prior to the Investment Grade Covenants Date, Sections 6.12(a) and 6.12(b), and (b) from and after the Investment Grade Covenants Date, Section 6.12(c).

“Financial Officer” means the chief financial officer, principal accounting officer, treasurer or controller of the Borrower; provided that, when such term is used in reference to any document executed by, or a certification of, a Financial Officer, the secretary or assistant secretary of the Borrower shall have delivered (which may be as part of the closing deliverables under the Restatement Agreement or under Section 4.03) an incumbency certificate to the Administrative Agent as to the authority of such individual.

“Financing Transactions” means (a) the execution, delivery and performance by the Borrower of this Agreement and each other Loan Document to which it is a party, the borrowing of Loans, the use of the proceeds thereof and the issuance of Letters of Credit hereunder, (b) the grant of the security interests and provision of Collateral by each Loan Party under the Security Instruments to which it is a party and (c) with respect to each Subsidiary Guarantor, the execution, delivery and performance by such Subsidiary Guarantor of the Guaranty Agreement to which it is a party and each other Loan Document to which it is a party, and its Guarantee of the Obligations.

“Fiscal Quarter” means a fiscal quarter of the Borrower, ending on the last day of March, June, September or December of each year.

“Fitch” means Fitch Ratings, Inc. and any successor thereto.

“Foreign Lender” means a Lender that is not a U.S. Person.

“GAAP” means, subject to Section 1.04, generally accepted accounting principles in the United States of America.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national body exercising such powers or functions, such as the European Union or the European Central Bank).

“Governmental Requirement” means any law, statute, code, ordinance, order, determination, rule, regulation, judgment, decree, injunction, franchise, permit, certificate, license, rules of common law, authorization or other directive or requirement, whether now or hereinafter in effect, of any Governmental Authority.

“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” when used as a verb to refer to the act of guaranteeing any Indebtedness or other obligations of a Person has a correlative meaning thereto. The amount of any Guarantee of any guarantor shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation, or portion thereof, in respect of which such Guarantee is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee, unless such primary obligation or the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee shall be such guaranteeing person’s maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.

“Guaranty Agreement” means (a) that certain Subsidiary Guaranty, dated as of the date hereof, made by certain Subsidiaries of the Borrower (including Tesoro Canada) in favor of the Administrative Agent for the benefit of the Secured Parties, (b) that certain Subsidiary Guaranty, dated as of the date hereof, by Tesoro Panama in favor of the Administrative Agent for the benefit of the Secured Parties and (c) any other guaranty agreement executed by a Subsidiary Guarantor pursuant to Section 5.09, in each case as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“Hedging Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions (including any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act); provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Borrower or any of its Subsidiaries shall be a “Hedging Agreement”.

“Hedging Obligation” of any Person means all obligations of such Person in respect of any Hedging Agreement. The “principal amount” of the obligations of any Person in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that such Person would be required to pay if such Hedging Agreement were terminated at such time.

“Immaterial Guarantor” means, as of any date of determination, any Subsidiary Guarantor which (determined on a consolidated basis for such Subsidiary and its Subsidiaries, if any) contributed less than 3% of Consolidated EBITDA for the period of four consecutive Fiscal Quarters ending on the last day of the most recent Fiscal Quarter for which financial statements have been delivered pursuant to Section 5.01(a) or 5.01(b).

“Immaterial Subsidiary” means, as of any date of determination, any Subsidiary of the Borrower that is not as of such date a Subsidiary Guarantor and that (determined on a consolidated basis for such Subsidiary and its Subsidiaries, if any) (a) contributed less than 2.5% of Consolidated EBITDA for the period of four consecutive Fiscal Quarters ending on the last day of the most recent Fiscal Quarter for which financial statements have been delivered pursuant to Section 5.01(a) or 5.01(b) or (b) had as of the last day of such four Fiscal Quarter period total consolidated assets representing less than 2.5% of the consolidated total assets of the Borrower and its Subsidiaries; provided that if, for or as of the last day of any four Fiscal Quarter period, Consolidated EBITDA contributed by or the total consolidated assets of all Subsidiaries (determined on a consolidated basis for all such Subsidiaries and their Subsidiaries, if any) that under clauses (a) and (b) above would constitute Immaterial Subsidiaries shall have exceeded, as applicable, 2.5% of Consolidated EBITDA or 2.5% of the consolidated total assets of the Borrower and its Subsidiaries, then the Borrower shall designate one or more of such Subsidiaries otherwise constituting Immaterial Subsidiaries as not being Immaterial Subsidiaries (with such determination to be made in the Borrower’s sole discretion), until such excess shall have been eliminated.

“Impacted Interest Period” has the meaning assigned to it in the definition of “LIBO Rate”.

“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person in respect of the deferred purchase price of property or services (other than those from time to time arising in the ordinary course of such Person’s business payable on terms customary in the trade), (d) all Capital Lease Obligations of such Person, (e) all obligations of such Person under Synthetic Leases, (f) all obligations, contingent or otherwise, of such Person as account party under all letters of credit and letters of guaranty, and including, for the avoidance of doubt, all obligations of such Person in respect of surety bonds and similar instruments issued for the account of such Person, (g) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, but limited to the fair market value of the property securing such obligations, (h) all Guarantees by such Person of Indebtedness (as defined in other clauses of this definition) of others, (i) all obligations of such Person to deliver commodities, goods or services in consideration of one or more advance payments, (j) all obligations of such Person under Sale and Leaseback Transactions, (k) all obligations of such Person to purchase securities or other Property arising out of or in connection with the sale of the same or substantially similar securities or Property, (l) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances and (m) all obligations of such Person in respect of Disqualified Capital Stock; provided that “Indebtedness” shall not include (i) prepaid or deferred revenue arising in the ordinary course of business, (ii) purchase price holdbacks arising in the ordinary course of business in respect of a portion of the purchase price of an asset to satisfy unperformed obligations of the seller of such asset or (iii) earn-out obligations until such obligations become a liability on the balance sheet of such Person in accordance with GAAP. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower or any other Loan Party under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes.

“Initial Maturity Date” means September 30, 2020.

“Indemnitee” has the meaning set forth in Section 9.03(b).

“Index Debt” means senior, unsecured, long-term indebtedness for borrowed money of the Borrower that is not guaranteed by any other Person or subject to any other credit enhancement.

“Ineligible Institution” has the meaning assigned to it in Section 9.04(b).

“Information Memorandum” means the Confidential Information Memorandum dated August 30, 2016, relating to the Borrower and the execution, delivery and effectiveness of the Original Credit Agreement.

“Interest Election Request” means a request by the Borrower to convert or continue a Borrowing in accordance with Section 2.07.

“Interest Payment Date” means (a) with respect to any ABR Loan, the last day of each March, June, September and December and (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period.

“Interest Period” means with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months (or, with the consent of each Lender participating therein, such other periods for which LIBO Rates are available at the time the Borrowing Request for such Eurodollar Borrowing is made) thereafter, as the Borrower may elect; provided that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (b) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“Interpolated Rate” means, at any time, for any Interest Period, the rate per annum (rounded to the same number of decimal places as the LIBO Screen Rate) determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the LIBO Screen Rate for the longest period (for which the LIBO Screen Rate is available) that is shorter than the Impacted Interest Period and (b) the LIBO Screen Rate for the shortest period (for which that LIBO Screen Rate is available) that exceeds the Impacted Interest Period, in each case, at such time.

“Investment” means, as applied to any Person, any direct or indirect (a) acquisition (whether for cash, Property, services or securities or otherwise, and including pursuant to any merger or consolidation with any Person) by such Person of Equity Interests in any other Person, (b) capital contribution or other investment by such Person to or in any other Person, (c) loan or advance made by such Person to any other Person, (d) purchase or other acquisition by such Person of any Indebtedness of any other Person, (e) Guarantee by such Person of Indebtedness of any other Person, or (f) purchase or other acquisition (in one transaction or a series of transactions) by such Person of any assets of any other Person constituting a business unit.

“Investment Grade Covenants Date” means the first date on or after the Investment Grade Date on which the Administrative Agent shall have received a certificate of a Financial Officer of the Borrower, substantially in the form attached hereto as Exhibit G, certifying as follows:

(a) after giving effect to any Borrowing or the issuance, amendment, extension or renewal of any Letter of Credit to be made on such date, if any, the representations and warranties of the Borrower and the Subsidiaries set forth in this Agreement and each other Loan Document are true and correct in all material respects (except that all such representations and warranties that are otherwise qualified by materiality shall be true and correct in all respects) on and as of such date (unless such representations and warranties are stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date (except that all such representations and warranties that are otherwise qualified by materiality shall be true and correct in all respects)); and

(b) on and as of such date, both before and immediately after giving effect to any Borrowing or the issuance, amendment, extension or renewal of any Letter of Credit on such date: (i) no Default has occurred and is continuing, (ii) the Borrower is in pro forma compliance with the Financial Covenant set forth in Section 6.12(c) and (iii) attached thereto are reasonably detailed calculations demonstrating pro forma compliance with the Financial Covenant set forth in Section 6.12(c).

“Investment Grade Date” means the first date on which one of S&P or Moody’s maintains an Investment Grade Rating, and the other Required Rating Agency maintains a rating of the Index Debt equal to or more favorable than Ba1 (stable) or BB+ (stable), respectively.

“Investment Grade Rating” means a rating of the Index Debt equal to or more favorable than (i) Baa3 (stable) from Moody’s, (ii) BBB- (stable) from S&P or (iii) BBB- (stable) from Fitch. If the rating system of Moody’s, S&P or Fitch shall change, or if any such rating agency shall cease to be in the business of rating corporate debt obligations, the Borrower and the Lenders shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of ratings from such rating agency and, pending the effectiveness of any such amendment, this definition shall be determined by reference to the rating(s) most recently in effect prior to such change or cessation.

“IRS” means the United States Internal Revenue Service.

“Issuing Bank” means (a) each of (i) JPMorgan Chase Bank, N.A., (ii) Wells Fargo Bank, National Association, (iii) Bank of America, N.A., (iv) Barclays Bank PLC, (v) Citibank, N.A., (vi) Mizuho Bank, Ltd. and (vii) The Bank of Tokyo Mitsubishi UFJ, Ltd. and (b) any other Lender acceptable to the Administrative Agent and the Borrower that has agreed in its sole discretion to become an Issuing Bank hereunder pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent, in each case, in its capacity as an issuer of Letters of Credit hereunder, and its successors in such capacity as provided in Section 2.05(i). Any Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of such Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate (it being agreed that such Issuing Bank shall cause such Affiliate to comply with the requirements of Section 2.05 with respect to such Letters of Credit).

“Junior Indebtedness” means, collectively, (a) the Existing Notes, (b) any Permitted Additional Indebtedness, (c) any Permitted Refinancing Indebtedness that is issued or incurred to Redeem any Existing Notes or any Permitted Additional Indebtedness, (d) any Indebtedness that is subordinated in right of payment to any of the Obligations, and (e) any Indebtedness as to which any Liens on any Property securing such Indebtedness are subordinated to any Liens securing any of the Obligations.

“Joint Lead Arrangers” means JPMorgan Chase Bank, N.A., Wells Fargo Securities, LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated (or any other registered broker-dealer wholly-owned by Bank of America Corporation to which all or substantially all of Bank of America Corporation’s or any of its subsidiaries’ investment banking, commercial lending services or related businesses may be transferred following the date of this Agreement), Barclays Bank PLC, Citigroup Global Markets Inc., Mizuho Bank, Ltd., and The Bank of Tokyo-Mitsubishi UFJ, Ltd., in their respective capacities as joint lead arrangers and joint bookrunners hereunder.

“LC Disbursement” means a payment made by an Issuing Bank pursuant to a Letter of Credit.

“LC Exposure” means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time. The LC Exposure of any Lender at any time shall be its Applicable Percentage of the total LC Exposure at such time. The LC Exposure of any Issuing Bank at any time shall be the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit issued by such Issuing Bank at such time plus (b) the aggregate amount of all LC Disbursements made by such Issuing Bank that have not yet been reimbursed by or on behalf of the Borrower at such time.

“Lender Parent” means, with respect to any Lender, any Person as to which such Lender is, directly or indirectly, a subsidiary.

“Lenders” means the Persons listed on Schedule 2.01 and any other Person that shall have become a party hereto pursuant to Section 2.02 or pursuant to an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption. Unless the context otherwise requires, the term “Lenders” includes each Issuing Bank.

“Letter of Credit” means any letter of credit issued pursuant to this Agreement, including the letters of credit deemed issued pursuant to this Agreement as provided in Section 2.05(k).

“Letter of Credit Commitment” means, with respect to each Issuing Bank, the commitment of such Issuing Bank to issue Letters of Credit hereunder. The initial amount of the Letter of Credit Commitment (a) for each of (i) JPMorgan Chase Bank, N.A., (ii) Wells Fargo Bank, National Association, (iii) Bank of America, N.A., (iv) Barclays Bank PLC, (v) Citibank, N.A., (vi) Mizuho Bank, Ltd. and (vii) The Bank of Tokyo Mitsubishi UFJ, Ltd., is

$150,000,000, and (b) for any other Lender that is an Issuing Bank, is the amount agreed to in writing by such Issuing Bank (and notified in writing to the Administrative Agent) as its Letter of Credit Commitment hereunder, and if any Issuing Bank shall have agreed with the Borrower to modify the amount of its Letter of Credit Commitment, the amount of such Issuing Bank’s Letter of Credit Commitment shall, effective upon the date the Administrative Agent shall have received written notice of such modification, be the modified amount agreed to in writing by such Issuing Bank as its Letter of Credit Commitment hereunder; provided that the total Letter of Credit Commitments shall not exceed $2,000,000,000.

“LIBO Rate” means, with respect to any Eurodollar Borrowing for any Interest Period or the determination of Alternate Base Rate, the London interbank offered rate as administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate) for dollars for a period equal in length to such Interest Period as displayed on pages LIBOR01 or LIBOR02 of the Reuters screen that displays such rate (or, in the event such rate does not appear on a Reuters page or screen, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate, from time to time as selected by the Administrative Agent in its reasonable discretion) (in each case the “LIBO Screen Rate”) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period; provided that if the LIBO Screen Rate shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement; provided, further, that if the LIBO Screen Rate shall not be available at such time for such Interest Period (an “Impacted Interest Period”) then the LIBO Rate shall be the Interpolated Rate; provided that if any Interpolated Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“LIBO Screen Rate” has the meaning assigned to it in the definition of “LIBO Rate”.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

“Liquidate” means, with respect to any Hedging Agreement, (a) the sale, assignment, novation, unwind or termination of all or any part of such Hedging Agreement or (b) the creation of an offsetting position against all or any part of such Hedging Agreement. The terms “Liquidated” and “Liquidation” have correlative meanings thereto.

“Liquidity” shall mean, as of any date of determination, the sum of (a) the Available Commitment on such date and (b) the aggregate amount of Unrestricted Cash.

“Loan Documents” means this Agreement, including schedules and exhibits hereto, each Letter of Credit and any applications or agreements relating thereto, any promissory notes issued by the Borrower under this Agreement, each Guaranty Agreement, the Security Instruments, each Fee Letter, any certificate required to be delivered under this Agreement or any other Loan Document by or on behalf of the Borrower or any of the Subsidiaries, and any agreements entered into in connection herewith by the Borrower or any other Loan Party with or in favor of the Administrative Agent and/or the Lenders, including any amendments, modifications or supplements thereto or waivers thereof, and any other documents prepared in connection with the other Loan Documents, if any.

“Loan Parties” means the Borrower and each Subsidiary Guarantor.

“Loans” means the loans made by the Lenders to the Borrower pursuant to this Agreement.

“Majority in Interest”, when used in reference to Lenders of any Class, means, at any time, (a) in the case of the Tranche 1 Lenders, Lenders having Credit Exposures and unused Tranche 1 Commitments representing more than 50% of the sum of the Total Tranche 1 Credit Exposure and the unused Tranche 1 Commitments at such time and (b) in the case of the Tranche 2 Lenders, Lenders holding outstanding Tranche 2 Loans and unused Tranche 2 Commitments representing more than 50% of all Tranche 2 Loans and unused Tranche 2 Commitments outstanding at such time.

“Material Adverse Effect” means a material adverse effect on (a) the business, assets, operations or condition, financial or otherwise, of the Borrower and the Subsidiaries taken as a whole, (b) the ability of the Borrower to perform any of its obligations under this Agreement or any other Loan Document or (c) prior to the Investment Grade Covenants Date, the rights of or remedies available to the Lenders under this Agreement or any other Loan Document.

“Material Guarantor” means any Subsidiary Guarantor that is not an Immaterial Guarantor.

“Material Indebtedness” means Indebtedness (other than the Loans and Letters of Credit and the Guarantees under the Loan Documents), or obligations in respect of one or more Hedging Agreements, of any one or more of the Borrower and its Subsidiaries in an aggregate principal amount exceeding $75,000,000. For purposes of determining Material Indebtedness, the “principal amount” of the obligations of the Borrower or any Subsidiary in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Borrower or such Subsidiary would be required to pay if such Hedging Agreement were terminated at such time.

“Maturity Date” means the Initial Maturity Date, as such date may be extended pursuant to Section 2.20 to the corresponding day in each year thereafter; provided that with respect to any Non-Consenting Lender, the Maturity Date shall not be so extended; and provided further that if such date is not a Business Day, the “Maturity Date” shall be the Business Day immediately preceding such date.

“Maximum Rate” has the meaning set forth in Section 9.14.

“MNPI” means material information concerning the Borrower, any subsidiary or other Affiliate of the Borrower, Western, any subsidiary or other Affiliate of Western or any securities of any of the foregoing that has not been disseminated in a manner making it available to investors generally, within the meaning of Regulation FD under the Exchange Act. For purposes of this definition, “material information” means information concerning the Borrower, any subsidiary or other Affiliate of the Borrower, Western, any subsidiary or other Affiliate of Western or any securities of any of the foregoing that could reasonably be expected to be material for purposes of the United States federal and state securities laws.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Net Non-Cash Drop Down Consideration” has the meaning set forth in Section 6.08(g).

“Net Non-Cash Section 6.04(b) Investment” has the meaning set forth in Section 6.04(b).

“Net Worth” of the Borrower means at any time, without duplication, the sum of its capital stock, additional paid in capital, retained earnings, and any other account which, in accordance with GAAP, constitutes stockholders’ equity, less treasury stock; provided that “Net Worth” shall not include the liquidation value of any Preferred Equity Interests.

“New Funds Amount” has the meaning set forth in Section 2.02(d)(i).

“Non-Consenting Lenders” has the meaning set forth in Section 2.20(b).

“Notice of Commitment Increase” has the meaning set forth in Section 2.02(b).

“Note” has the meaning set forth in Section 2.09(e).

“NYFRB” means the Federal Reserve Bank of New York.

“NYFRB Rate” means, for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a Business Day, for the immediately preceding Business Day); provided that if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” means the rate for a federal funds transaction quoted at 11:00 a.m., New York City time, on such day received to the Administrative Agent from a Federal funds broker of recognized standing selected by it; provided, further, that if any of the aforesaid rates shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Obligations” means (a) any and all amounts owing or to be owing by the Borrower, any Subsidiary or any Subsidiary Guarantor (whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising) to the Administrative Agent, any Issuing Bank, any Lender or any Related Party of any of the foregoing under any Loan Document; (b) all Secured Hedging Obligations; (c) all Secured Cash Management Obligations; and (d) all renewals, extensions and/or rearrangements of any of the above. Without limitation of the foregoing, the term “Obligations”

shall include the unpaid principal of and interest on the Loans and the LC Exposure (including, without limitation, interest accruing at the then applicable rate provided in this Agreement after the maturity of the Loans and LC Exposure and interest accruing at the then applicable rate provided in this Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower or any of its Subsidiaries or any Subsidiary Guarantor, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), reimbursement obligations (including, without limitation, to reimburse LC Disbursements), obligations to post cash collateral in respect of Letters of Credit, payments in respect of an early termination of Secured Hedging Obligations and unpaid amounts, fees, expenses, indemnities, costs, and all other obligations and liabilities of every nature of the Borrower, any Subsidiary or any Subsidiary Guarantor, whether absolute or contingent, due or to become due, now existing or hereafter arising under this Agreement, the other Loan Documents, any Secured Hedging Agreement or any Secured Cash Management Agreement; provided that the term “Obligations” shall exclude any Excluded Secured Hedging Obligation.

“Original Credit Agreement” means this Agreement as in effect immediately prior to the Restatement Effective Date.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan, Letter of Credit or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.18).

“Overnight Bank Funding Rate” means, for any day, the rate comprised of both overnight federal funds and overnight Eurodollar borrowings by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the NYFRB as set forth on its public website from time to time, and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate (from and after such date as the NYFRB shall commence to publish such composite rate).

“Participant” has the meaning assigned to such term in Section 9.04(c).

“Participant Register” has the meaning assigned to such term in Section 9.04(c).

“Patriot Act” means the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), as amended.

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Permitted Acquisition” has the meaning set forth in Section 6.04(d).

“Permitted Acquisition Excluded Subsidiary” means any Subsidiary acquired in a Permitted Acquisition which has Indebtedness outstanding that is permitted pursuant to Section 6.01(a)(ix), to the extent (and only for so long as) the terms of such Indebtedness do not permit such Subsidiary to become a Subsidiary Guarantor hereunder, but only for so long as such restriction or prohibition exists (and has not been waived).

“Permitted Additional Indebtedness” means Indebtedness issued or incurred pursuant to Section 6.01(a)(viii).

“Permitted Encumbrances” means:

(a) Liens imposed by law for Taxes that are not yet due or are being contested in compliance with Section 5.04;

(b) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 180 days or are being contested in compliance with Section 5.04;

(c) pledges and deposits in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations;

(d) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

(e) judgment liens in respect of judgments that do not constitute an Event of Default under Section 7.01(k);

(f) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Borrower or any Subsidiary;

(g) Liens in favor of a banking or other financial institution arising as a matter of law or in the ordinary course of business under customary general terms and conditions encumbering deposits or other funds maintained with a financial institution (including the right of set-off) and that are within the general parameters customary in the banking industry or arising pursuant to such banking institution’s general terms and conditions;

(h) Liens on specific items of inventory or other goods (other than fixed or capital assets) and proceeds thereof of any Person securing such Person’s obligations in respect of bankers’ acceptances or letters of credit issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods in the ordinary course of business;

(i) Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes;

(j) any interest or title of a lessor under any lease entered into by the Borrower or any other Subsidiary in the ordinary course of its business and covering only the assets so leased; and

(k) deposits securing liability to insurance carriers under insurance or self-insurance arrangements;

provided that the term “Permitted Encumbrances” shall not include any Lien securing Indebtedness (other than any bankers’ acceptance or letter of credit referred to in clause (h) above).

“Permitted Investments” means: (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof; (b) investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, a rating of at least A-2 by S&P or P-2 by Moody’s, or carrying an equivalent rating by a nationally recognized rating agency, if both of Moody’s & S&P cease publishing ratings of commercial paper issuers generally; (c) investments in certificates of deposit, bankers’ acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any Lender or any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000; (d) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above; and (e) money market funds (i) that are rated AAA by S&P and Aaa by Moody’s or (ii) substantially all of whose assets are invested in the types of assets described in clauses (a) through (d) above.

“Permitted Liens” means any Lien permitted pursuant to Section 6.02.

“Permitted Refinancing Indebtedness” shall mean, with respect to any Indebtedness (the “Refinanced Indebtedness”), any Indebtedness issued or incurred in exchange for, or the net proceeds of which are used to modify, extend, refinance, renew, replace or refund (collectively to “Refinance” or a “Refinancing” or “Refinanced”), such Refinanced Indebtedness (or previous refinancing thereof constituting Permitted Refinancing Indebtedness); provided that (a) if the Stated Maturity of the Refinanced Indebtedness is earlier than the latest Maturity Date then applicable to any Lender, the Permitted Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Refinanced Indebtedness, or if the Stated Maturity of the

Refinanced Indebtedness is later than the latest Maturity Date then applicable to any Lender, the Permitted Refinancing Indebtedness has a Stated Maturity that is at least 91 days later than the latest Maturity Date then applicable to any Lender, (b) the Permitted Refinancing Indebtedness has an Average Life at the time such Permitted Refinancing Indebtedness is incurred equal to or greater than the Average Life of the Refinanced Indebtedness at the time of such Refinancing, (c) such Permitted Refinancing Indebtedness is incurred in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the sum of the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) then outstanding of the Refinanced Indebtedness (plus, without duplication, any additional Indebtedness incurred to pay interest or premiums required by instruments governing the Refinanced Indebtedness and fees and expenses incurred in connection therewith), (d) (x) such Permitted Refinancing Indebtedness shall have no obligors other than the Loan Parties or (y) the obligor(s) under such Permitted Refinancing Indebtedness shall not be materially different than the obligors under the Refinanced Indebtedness, (e) the terms and conditions of such Permitted Refinancing Indebtedness (excluding interest rates, fees, funding discounts, redemption or prepayment premiums, amortization, prepayments and conditions), taken as a whole, shall not be materially less favorable to the Lenders than the terms and conditions of the Refinanced Indebtedness, (f) any Property securing such Permitted Refinancing Indebtedness shall not include Collateral and shall either (i) constitute Property that secures the Refinanced Indebtedness or other Indebtedness permitted by this Agreement or (ii) constitute Property that secures or formerly secured purchase money Indebtedness permitted under Section 6.01(a)(iii)) and (g) if the Refinanced Indebtedness is senior subordinated or subordinated Indebtedness, the terms of such Permitted Refinancing Indebtedness shall provide for customary subordination of such Indebtedness to the Obligations on terms not materially less favorable to the Secured Parties than the subordination terms applicable to the Refinanced Indebtedness.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Petroleum Inventory” means inventory consisting of crude oil, petroleum, refined petroleum products, byproducts and intermediate feedstocks, and other energy-related commodities, including, without limitation, blend components commonly used in the petroleum industry to improve characteristics of, or meet governmental or customer specifications for, petroleum or refined petroleum products, all of which inventory shall be valued at market.

“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Platform” means Debt Domain, Intralinks, Syndtrak, ClearPar or a substantially similar Electronic System agreed to by the Borrower.

“Preferred Equity Interest” means any Equity Interest that, by its terms (or the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event or circumstance either (a) matures, (b) is redeemable (whether mandatorily or otherwise) at the option of the holder thereof for any consideration other than shares of common stock or (c) is convertible or exchangeable for Indebtedness or other Preferred Equity Interests, in each case, in whole or in part, on or prior to the date that is one year after the earlier of (i) the Maturity Date or (ii) the date on which the Loans have been paid in full, the Commitments have terminated, all Letters of Credit have expired or terminated and all LC Disbursements have been reimbursed.

“Prime Rate” means the rate of interest per annum publicly announced from time to time by JPMorgan Chase Bank, N.A. as its prime rate in effect at its office located at 270 Park Avenue, New York, New York; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

“Property” means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including, without limitation, cash, securities, accounts and contract rights.

“Receivable(s)” means and includes any and all of the Borrower’s and its Subsidiaries’ presently existing and hereafter arising or acquired accounts, accounts receivable, and all present and future rights of the Borrower and its Subsidiaries to payment for goods sold or leased or for services rendered (except those evidenced by instruments or chattel paper), whether or not they have been earned by performance, and all rights in and to any merchandise or goods which any of the same may represent, and all rights, title, security and guaranties with respect to each of the foregoing, including, without limitation, any right of stoppage in transit.

“Recipient” means the Administrative Agent, any Lender and any Issuing Bank, as applicable.

“Reducing Percentage Lender” has the meaning set forth in Section 2.02(d)(ii).

“Reduction Amount” has the meaning set forth in Section 2.02(d)(iii).

“Redemption” means, with respect to any Indebtedness, the redemption, purchase, defeasance, prepayment or other acquisition or retirement for value of such Indebtedness. The term “Redeem” has a meaning correlative thereto.

“Register” has the meaning assigned to such term in Section 9.04(b)(iv).

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents, advisors, partners, members, trustees, administrators, managers and representatives of such Person and such Person’s Affiliates.

“Required Lenders” means, at any time, Lenders having Credit Exposures and unused Commitments representing more than 50% of the sum of the total Credit Exposures and unused Commitments at such time; provided that, for the purpose of determining the Required Lenders needed for any waiver, amendment, modification or consent, any Lender that is the Borrower or any Affiliate of the Borrower shall be disregarded.

“Required Rating Agency” means Moody’s or S&P, as applicable.

“Responsible Officer” means, with respect to any Person, the Chief Executive Officer, President, General Counsel, any Executive Vice President or any Financial Officer of such Person; provided that, when such term is used in reference to any document executed by, or a certification of, a Responsible Officer, the secretary or assistant secretary of such Person shall have delivered (which may be as part of the closing deliverables under the Restatement Agreement or under Section 4.03) an incumbency certificate to the Administrative Agent as to the authority of such individual.

“Restatement Agreement” means the Amendment and Incremental Facility Agreement dated as of December 13, 2016, among the Borrower, the Lenders party thereto, the Issuing Banks and the Administrative Agent.

“Restatement Effective Date” has the meaning assigned to such term in the Restatement Agreement.

“Restatement Information Memorandum” means the Confidential Information Memorandum dated November 2016, relating to the Borrower and the Financing Transactions contemplated to occur on the Restatement Effective Date.

“Restatement Lead Arrangers” means JPMorgan Chase Bank, N.A., Goldman Sachs Bank USA, Wells Fargo Securities, LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated (or any other registered broker-dealer wholly-owned by Bank of America Corporation to which all or substantially all of Bank of America Corporation’s or any of its subsidiaries’ investment banking, commercial lending services or related businesses may be transferred following the date of this Agreement), Barclays Bank PLC, Citigroup Global Markets Inc., Mizuho Bank, Ltd., and The Bank of Tokyo-Mitsubishi UFJ, Ltd., in their respective capacities as joint lead arrangers and bookrunners in respect of the transactions contemplated by the Restatement Agreement.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in the Borrower or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interests in the Borrower or any Subsidiary or any option, warrant or other right to acquire any such Equity Interests in the Borrower or any Subsidiary.

“Retail Property” means Property of the Borrower or any Subsidiary owned in connection with the sale of motor fuels and convenience products and services to consumers in the retail market.

“S&P” means S&P Global Ratings, a division of S&P Global Inc., and any successor thereto.

“Sale and Leaseback Transaction” means any sale or other transfer of any Property by the Borrower or any Subsidiary and as part of such transaction, thereafter the Borrower or such Subsidiary rents or leases such Property.

“Sanctioned Country” means, at any time, a country, region or territory which is itself the subject or target of any Sanctions (at the time of this Agreement, Cuba, Iran, North Korea, Sudan, Syria and Crimea).

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person owned 50% or more, individually or in the aggregate, by any such Person or Persons described in the foregoing clause (a) or (b).

“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State.

“SEC” means the Securities and Exchange Commission of the United States of America or any successor Governmental Authority.

“Secured Cash Management Agreement” means any Cash Management Agreement between (a) the Borrower or any Subsidiary and (b) any Secured Cash Management Provider.

“Secured Cash Management Obligations” means any and all amounts and other obligations owing by the Borrower or any Subsidiary to any Secured Cash Management Provider under any Secured Cash Management Agreement (whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor)).

“Secured Cash Management Provider” means a Lender, an Affiliate of a Lender, the Administrative Agent or an Affiliate of the Administrative Agent.

“Secured Hedging Agreement” means any Hedging Agreement between the Borrower or any Subsidiary and any Person that entered into such Hedging Agreement prior to the time, or during the time, that such Person was a Lender or an Affiliate of a Lender (including any such Hedging Agreement in existence prior to the Effective Date), even if such Person subsequently ceases to be a Lender (or an Affiliate of a Lender) for any reason (any such Person, a “Secured Hedging Party”); provided that, for the avoidance of doubt, the term “Secured Hedging Agreement” shall not include any Hedging Agreement or transactions under any Hedging Agreement entered into after the time that such Secured Hedging Party ceases to be a Lender or an Affiliate of a Lender.

“Secured Hedging Obligations” means any and all amounts and other obligations owing to any Secured Hedging Party under any Secured Hedging Agreement (whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor)); provided that the Secured Hedging Obligations shall not, in any event, include any Excluded Secured Hedging Obligation.

“Secured Hedging Party” has the meaning assigned to such term in the definition of Secured Hedging Agreement.

“Secured Parties” means, collectively, the Administrative Agent, the Lenders, the Issuing Banks, the Secured Cash Management Providers and the Secured Hedging Parties, and “Secured Party” means any of them individually.

“Securities Account” has the meaning assigned to such term in the UCC.

“Securitization Transaction” means any transaction in which the Borrower or a Subsidiary sells or otherwise transfers any accounts receivable (whether now existing or arising in the future) and any assets related thereto, including, without limitation, all books and records relating to such accounts receivable, all collateral securing such accounts receivable, all contracts and all Guarantees or other obligations in respect of such accounts receivable, rights with respect to returned goods the sale or lease of which gave rise to such accounts receivable, insurance thereon, proceeds of all of the foregoing and lockboxes and bank accounts into which collections thereon are deposited, and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable (a) to one or more third party purchasers or (b) to a special purpose entity that borrows against such accounts receivable (or undivided interests therein) and related assets or issues securities payable from (or representing interests in) payments in respect of such accounts receivable and related assets or sells such accounts receivable (or undivided interests therein) and related assets to one or more third party purchasers, whether or not amounts received in connection with the sale or other transfer of such accounts receivable and related assets to an entity referred to in clause (a) or (b) above would under GAAP be accounted for as liabilities on a consolidated balance sheet of the Borrower. The amount of any Securitization Transaction shall be deemed at any time to be the aggregate outstanding principal or stated amount of the borrowings, securities or residual obligations under a sale, in each case referred to in clause (b) of the preceding sentence, or if there shall be no such principal or stated amount, the uncollected amount of the accounts receivable transferred to such third party purchaser(s) pursuant to such Securitization Transaction net of any such accounts receivable that have been written off as uncollectible.

“Security Agreement” means the Security Agreement dated as of the date hereof, by and among the Borrower, certain Subsidiaries of the Borrower and the Administrative Agent, for the benefit of the Secured Parties, as the same may be amended, modified, supplemented or restated from time to time.

“Security Instruments” means each Guaranty Agreement, the Security Agreement, each Control Agreement, and any and all other agreements, instruments, consents or certificates now or hereafter executed and delivered by any Loan Party or any other Person (other than Secured Hedging Agreements or participation or similar agreements between any Lender and any other lender or creditor with respect to any Obligations pursuant to this Agreement) in connection with, or as security for the payment or performance of the Obligations, the Notes, this Agreement or reimbursement obligations under the Letters of Credit, as such agreements may be amended, modified, supplemented or restated from time to time.

“Solvent” means, for purposes of the first sentence of Section 3.15, that, as of the date of determination, (a) the fair value of the assets of the Borrower and the Subsidiaries, on a consolidated basis, at a fair valuation, exceeds their debts and liabilities (subordinated, contingent or otherwise), on a consolidated basis; (b) the present fair saleable value of the property of the Borrower and the Subsidiaries, on a consolidated basis, is greater than the amount that will be required to pay the probable liability of their debts and other liabilities (subordinated, contingent or otherwise), on a consolidated basis, as such debts and other liabilities become absolute and matured; (c) the Borrower and the Subsidiaries, on a consolidated basis, will be able to pay their debts and liabilities (subordinated, contingent or otherwise), on a consolidated basis, as such debts and liabilities become absolute and matured; and (d) the Borrower and the Subsidiaries, on a consolidated basis, will not have unreasonably small capital with which to conduct the business in which they are engaged as such business is now conducted and is proposed to be conducted after the Restatement Effective Date. The amount of any contingent liability at any time shall be computed as the amount that would reasonably be expected to become an actual and matured liability. For purposes of the final sentence of Section 3.15, “Solvent” has the meaning set forth in Exhibit H.

“Specified Acquired Debt” means Indebtedness of Western and its subsidiaries, other than Specified Debt, that (a) remains outstanding immediately after giving effect to the consummation of the Specified Acquisition, (b) either (i) was outstanding on November 16, 2016, or (ii) was incurred by Western or any of its subsidiaries after November 16, 2016, in compliance with the Specified Acquisition Agreement, and (c) is not Guaranteed in any respect by the Borrower or any Subsidiary other than Western or a subsidiary of Western.

“Specified Acquisition” means the acquisition by the Borrower of Western pursuant to the Specified Acquisition Agreement.

“Specified Acquisition Agreement” means the Agreement and Plan of Merger dated as of November 16, 2016, by and among the Borrower, Western, Tahoe Merger Sub 1, Inc., a Delaware corporation, and Tahoe Merger Sub 2, LLC, a Delaware limited liability company.

“Specified Acquisition Agreement Representations” means such representations and warranties made by Western in the Specified Acquisition Agreement as are material to the interests of the Lenders, but only to the extent that the Borrower (or its applicable subsidiaries) have the right (taking into account any applicable cure periods) to terminate the Borrower’s (or such subsidiary’s) obligation to consummate the Specified Acquisition under the Specified Acquisition Agreement or the right not to consummate the Specified Acquisition pursuant to the Specified Acquisition Agreement as a result of a breach of such representations and warranties.

“Specified Acquisition Date” means the date on which the Specified Acquisition is consummated.

“Specified Acquisition Transactions” means the Specified Acquisition and the transactions relating thereto, including the Specified Debt Repayment.

“Specified Debt” means, collectively, each of the following agreements and indentures and all Indebtedness outstanding thereunder:

(a) the Term Loan Credit Agreement, dated as of November 12, 2013, among Western, Bank of America, N.A. and the lenders party thereto;

(b) the Third Amended and Restated Revolving Credit Agreement, dated as of October 2, 2014, among Western, Bank of America, N.A. and the lenders party thereto;

(c) the Indenture dated as of March 25, 2013, among Western and U.S. Bank National Association, as trustee, relating to 6.25% Senior Notes due 2021 of Western;

(d) the Indenture dated as of November 8, 2012, among Northern Tier Energy LLC, Northern Tier Finance Corporation, Northern Tier Energy LP and Deutsche Bank Trust Company Americas, as trustee, relating to 7.125% Senior Notes due 2020 of Northern Tier Energy LLC and Northern Tier Finance Corporation, as co-issuers; and

(e) the Credit Agreement, dated as of September 29, 2014, among Northern Tier Energy LLC, JPMorgan Chase Bank, N.A., and the financial institutions party thereto.

“Specified Debt Repayment” means the repayment in full or other complete satisfaction and discharge, with all commitments thereunder terminated and all security and guarantees in respect thereof (if any) discharged and released, of the Specified Debt.

“Specified Representations” means the representations and warranties set forth in Sections 3.01 (solely as to the Loan Parties), 3.02 (in the case of the first sentence thereof, solely as to the Financing Transactions), 3.03(a), 3.03(b)(i), 3.03(c) (only as to the Existing Notes and any indenture pursuant to which any Existing Notes are issued), 3.08, 3.13, 3.15 (solely as to the final sentence thereof), 3.16 (solely as to the final sentence thereof) and 3.17.

“Stated Maturity” means, with respect to any Indebtedness, the date specified in the documents or instruments evidencing such Indebtedness as the fixed date on which the payment of principal of such Indebtedness is due and payable, including pursuant to any mandatory prepayment or redemption provision, but shall not include any contingent obligations to repay, prepay, redeem or repurchase any such principal prior to the date originally scheduled for the payment thereof.

“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentage (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board). Such reserve percentage shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

“Subsidiary” means any subsidiary of the Borrower; provided that Excluded Subsidiaries shall be deemed not to be Subsidiaries of the Borrower except for purposes of (a) to the extent that Excluded Subsidiaries are required by GAAP to be consolidated with the Borrower, Section 5.01(a) and Section 5.01(b), (b) Section 3.16, (c) Section 3.17, (d) Section 5.07 (provided that, for the avoidance of doubt, the term “Material Adverse Effect” as used in Section 5.07 shall be determined by reference to the Borrower and the Subsidiaries, but excluding any Excluded Subsidiary for so long as such that Excluded Subsidiary is not wholly owned, directly or indirectly, by the Borrower) and (e) Section 5.08; provided further that the Borrower may designate from time to time any subsidiary that is an Excluded Subsidiary to be a Subsidiary by written notice thereof to the Administrative Agent pursuant to and in compliance with Section 1.05(b).

“Subsidiary Guarantor” means any Subsidiary of the Borrower that is a party to any Guaranty Agreement as a “Guarantor” (as such term is defined in any Guaranty Agreement) and Guarantees the Obligations.

“Surviving Person” has the meaning set forth in Section 6.03(a).

“Synthetic Leases” means, in respect of any Person, all leases which shall have been, or should have been, in accordance with GAAP, treated as operating leases on the financial statements of the Person liable (whether contingently or otherwise) for the payment of rent thereunder and which were properly treated as indebtedness for borrowed money for purposes of U.S. federal income Taxes, if the lessee in respect thereof is obligated to either purchase for an amount in excess of, or pay upon early termination, an amount in excess of, 80% of the residual value of the Property subject to such operating lease upon expiration or early termination of such lease.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), value added taxes, or any other goods and services, use or sales taxes, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Tesoro Canada” means Tesoro Canada Supply & Distribution Ltd., a corporation organized under the laws of British Columbia.

“Tesoro Panama” means Tesoro Panama Company, S.A., a sociedad anónima organized under the laws of Panama.

“Tesoro Savage” means Tesoro Savage Petroleum Terminal LLC, a Delaware limited liability company.

“TLLP” means Tesoro Logistics LP, a Delaware limited partnership.

“TLLP GP” means Tesoro Logistics GP, LLC, a Delaware limited liability company.

“Total Capitalization” means, at the date of any determination thereof, the sum of (a) Consolidated Total Debt plus (b) Consolidated Net Worth of the Borrower plus (c) the involuntary liquidation value of any Preferred Equity Interest; provided that if, on such date of determination, an Investment Grade Rating has been maintained by at least two of Fitch, Moody’s and S&P, the foregoing calculation shall, solely with respect to Section 6.12(c), be made using Consolidated Net Debt rather than Consolidated Total Debt.

“Total Tranche 1 Credit Exposure” means the sum of the outstanding principal amount of all Lenders’ Tranche 1 Loans and their LC Exposure at such time.

“Tranche 1 Commitment” means, with respect to each Lender, the commitment of such Lender to make Tranche 1 Loans and to acquire participations in Letters of Credit hereunder, expressed as an amount representing the maximum aggregate amount of such Lender’s Credit Exposure hereunder, as such commitment may be (a) modified from time to time pursuant to Section 2.02, (b) reduced from time to time pursuant to Section 2.08, (c) increased as a result of the Conversion of the Tranche 2 Commitment of such Lender pursuant to Section 2.22 or (d) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender’s Tranche 1 Commitment is set forth on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Tranche 1 Commitment or is equal to its Converted Tranche 1 Commitment, as applicable. The aggregate amount of the Lenders’ Tranche 1 Commitments on the Restatement Effective Date is $2,000,000,000.

“Tranche 1 Lender” means a Lender with a Tranche 1 Commitment or Credit Exposure.

“Tranche 1 Loan” means a Loan (a) made pursuant to clause (a) of Section 2.01 or (b) resulting from the Conversion of a Tranche 2 Loan into a Tranche 1 Loan pursuant to Section 2.22.

“Tranche 2 Commitment” means, with respect to each Lender, the commitment of such Lender to make a Tranche 2 Loan on the Specified Acquisition Date, expressed as an amount representing the maximum principal amount of the Tranche 2 Loan to be made by such Lender, as such commitment may be (a) reduced from time to time pursuant to Section 2.08 or

(b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender’s Tranche 2 Commitment is set forth on Schedule 1 to the Restatement Agreement, or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Commitment, as applicable. The aggregate amount of the Lenders’ Tranche 2 Commitments on the Restatement Effective Date is $1,000,000,000.

“Tranche 2 Commitment Termination Date” means the first to occur of (a) November 22, 2017 and (b) the termination of the Specified Acquisition Agreement in accordance with the terms thereof.

“Tranche 2 Lender” means a Lender with a Tranche 2 Commitment or a Tranche 2 Loan.

“Tranche 2 Loan” means a Loan made pursuant to clause (b) of Section 2.01.

“Tranche 2 Period” means the period commencing on the Restatement Effective Date and ending at the first time when there is not any Tranche 2 Commitment in effect or any Tranche 2 Loan outstanding, including as a result of the Conversion.

“Transactions” means the Financing Transactions and, on and after the Specified Acquisition Date, the Specified Acquisition Transactions.

“True-Up Borrowing” has the meaning set forth in Section 2.22(b).

“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate.

“UCC” means the Uniform Commercial Code as in effect in the State of New York or any other state the laws of which are required to be applied in connection with the perfection of security interests in any Collateral.

“Unrestricted Cash” means, as of any date of determination, cash or Permitted Investments of the Borrower or any of the Subsidiary Guarantors that would not appear as “restricted” on a consolidated balance sheet of the Borrower or any of the Subsidiary Guarantors on such date (it being understood that cash or Permitted Investments subject to a control agreement (with a customary account agreement with a depositary institution at which such cash or Permitted Investments are held not being deemed to be a control agreement) in favor of any Person other than the Administrative Agent, for the benefit of the Lenders, shall be deemed “restricted”, and cash or Permitted Investments restricted in favor of the Administrative Agent, for the benefit of the Lenders, shall be deemed not “restricted”), but only to the extent that such cash and Permitted Investments are held in accounts with financial institutions in any jurisdiction located within the United States of America.

“U.S. Person” means a “United States person” within the meaning of Section 7701(a)(30) of the Code or a disregarded entity for U.S. Federal income tax purposes that is owned by any such United States person.

“U.S. Tax Compliance Certificate” has the meaning assigned to such term in Section 2.16(f)(ii)(B)(3).

“Western” means Western Refining, Inc., a Delaware corporation, or its successor as the surviving corporation in any merger effected with Western Refining, Inc., pursuant to the Specified Acquisition Agreement.

“Western Logistics” means Western Refining Logistics, LP, a Delaware limited partnership.

“Western Logistics GP” means Western Refining Logistics GP, LLC, a Delaware limited liability company that is the general partner of Western Logistics.

“Wholly-Owned Subsidiary” means any Subsidiary of which all of the outstanding Equity Interests (other than any directors’ qualifying shares mandated by applicable law), on a fully-diluted basis, are owned by the Borrower or one or more of the Wholly-Owned Subsidiaries or are owned by the Borrower and one or more of the Wholly-Owned Subsidiaries.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

SECTION 1.02 Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Tranche 1 Loan”) or Type (e.g., a “Eurodollar Loan”) or by Class and Type (e.g., a “Tranche 1 Eurodollar Loan”). Borrowings also may be classified and referred to by Class (e.g., a “Tranche 1 Borrowing”) or Type (e.g., a “Eurodollar Borrowing”) or by Class and Type (e.g., a “Tranche 1 Eurodollar Borrowing”).

SECTION 1.03 Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise, (a) any definition of or reference to any agreement, instrument or other document herein (including to any Loan Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to any restrictions on assignment set forth herein), (c) the words “herein”, “hereof’ and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (e) the phrases “date hereof”, “date of this Agreement” and other like phrases shall mean September 30, 2016, and (f) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

SECTION 1.04 Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to (a) any election under Financial Accounting Standards Board Accounting Standards Codification 825 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) (and related interpretations) to value any Indebtedness or other liabilities of the Borrower or any Subsidiary at “fair value”, as defined therein, (b) any treatment of Indebtedness in respect of convertible debt instruments under Accounting Standards Codification 470-20 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) (and related interpretations) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof, and (c) any change in accounting for leases resulting from the implementation of Financial Accounting Standards Board ASU No. 2016-02, Leases (Topic 842), to the extent such adoption would require treating any lease (or similar arrangement conveying the right to use) as a capital lease where such lease (or similar arrangement) would not have been required to be so treated under GAAP as in effect on the Effective Date.

SECTION 1.05 Designation of Excluded Subsidiary.

(a) The Borrower may designate by prior written notice to the Administrative Agent, any Subsidiary as an Excluded Subsidiary, including a newly formed or newly acquired Subsidiary, provided that (i) both before, and immediately after giving effect, to such designation, no Default has occurred and is continuing or would result therefrom; (ii) such designation shall be deemed to be an Investment in an amount equal to the fair market value of the Borrower’s direct and indirect ownership interest in such Excluded Subsidiary and such designation shall be permitted only to the extent such Investment is permitted under Section 6.04(b)(iii) on the date of such designation; (iii) both before, and immediately after giving effect, to such designation, the Borrower shall be in pro forma compliance with the Financial Covenants; (iv) both before, and immediately after giving effect, to such designation, the representations and warranties of the Borrower and the Subsidiaries contained in each of the

Loan Documents shall be true and correct in all material respects (except that all such representations and warranties that are otherwise qualified by materiality shall be true and correct in all respects) on and as of such date of such designation (unless such representations and warranties are stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date (except that all such representations and warranties that are otherwise qualified by materiality shall be true and correct in all respects)); (v) such Subsidiary does not, and will not, own any Equity Interests in any of the Subsidiaries (other than any Subsidiaries that, substantially concurrently therewith, are being designated as Excluded Subsidiaries in accordance with this Section 1.05(a)); and (vi) the Administrative Agent shall have received a certificate of a Responsible Officer of the Borrower, in form and substance reasonably satisfactory to the Administrative Agent, certifying as to the satisfaction of the conditions and matters set forth in this Section 1.05(a). Except as provided in this Section 1.05(a), no Subsidiary may be designated (and no Subsidiary may be redesignated) as an Excluded Subsidiary.

(b) The Borrower may designate by prior written notice thereof to the Administrative Agent any Excluded Subsidiary to be a Subsidiary, provided that (i) both before, and immediately after giving effect, to such designation, no Default has occurred and is continuing or would result therefrom; (ii) the designation of any Excluded Subsidiary as a Subsidiary shall constitute the incurrence at the time of designation of any Investment, Indebtedness or Liens of such Subsidiary existing at such time, and the Borrower and its Subsidiaries shall be in compliance with Article VI after giving effect to such designation; (iii) both before, and immediately after giving effect, to such designation, the Borrower shall be in pro forma compliance with the Financial Covenants; (iv) both before, and immediately after giving effect, to such designation, the representations and warranties of the Borrower and the Subsidiaries contained in each of the Loan Documents shall be true and correct in all material respects (except that all such representations and warranties that are otherwise qualified by materiality shall be true and correct in all respects) on and as of such date of such designation (unless such representations and warranties are stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date (except that all such representations and warranties that are otherwise qualified by materiality shall be true and correct in all respects)); (v) immediately after giving effect to such designation, the Borrower and such Subsidiary shall be in compliance with the requirements of Section 5.09; and (vi) the Administrative Agent shall have received a certificate of a Responsible Officer of the Borrower, in form and substance reasonably satisfactory to the Administrative Agent, certifying as to the satisfaction of the conditions and matters set forth in this Section 1.05(b).

SECTION 1.06 Effectuation of the Specified Acquisition. On the Specified Acquisition Date, all references herein to the Borrower and the Subsidiaries shall be deemed to be references to such Persons, and all the representations and warranties of the Borrower and the other Loan Parties contained in this Agreement and the other Loan Documents shall be deemed made, in each case, after giving effect to the Specified Acquisition and the other Transactions to occur on the Specified Acquisition Date, unless the context otherwise requires.

ARTICLE II

THE CREDITS

SECTION 2.01 Commitments. Subject to the terms and conditions set forth herein, each Lender severally agrees (a) to make Tranche 1 Loans to the Borrower from time to time during the Availability Period in an aggregate principal amount that will not result (after giving effect to any application of proceeds of such Borrowing pursuant to Section 2.10) in (i) such Lender’s Credit Exposure exceeding such Lender’s Tranche 1 Commitment or (ii) the Total Tranche 1 Credit Exposure exceeding the total Tranche 1 Commitments and (b) to make a Tranche 2 Loan to the Borrower on the Specified Acquisition Date in a principal amount not exceeding such Lender’s Tranche 2 Commitment. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Loans.

SECTION 2.02 Commitment Increase.

(a) Subject to the terms and conditions set forth herein, the Borrower shall have the right, without the consent of the Lenders, to cause, but not more than five times, an increase in the Tranche 1 Commitments of the Lenders (a “Commitment Increase”) by adding to this Agreement one or more additional lenders that are not already Lenders hereunder and that are reasonably satisfactory to the Administrative Agent and each Issuing Bank (not to be unreasonably withheld, delayed or conditioned) (each, a “CI Lender”) or by allowing one or more existing Tranche 1 Lenders to increase their Tranche 1 Commitments; provided that (i) no Event of Default shall have occurred and be continuing as of the relevant Commitment Increase Effective Date, (ii) no such Commitment Increase shall be less than $50,000,000, (iii) after giving effect to all such Commitment Increases, the sum of (A) the aggregate amount of the Tranche 1 Commitments (whether used or unused), (B) the aggregate amount of the unused Tranche 2 Commitments and (C) the aggregate outstanding principal amount of the Tranche 2 Loans, shall not exceed $3,000,000,000, (iv) no Lender’s Commitment shall be increased without such Lender’s prior written consent (which consent may be given or withheld in such Lender’s sole and absolute discretion), (v) if, on the effective date of such Commitment Increase, any Loans have been funded, then the Borrower shall be obligated to pay any breakage fees or costs that are payable pursuant to Section 2.15 in connection with the reallocation of such outstanding Loans and (vi) prior to the Investment Grade Covenants Date and the release of all Liens on Collateral securing any Obligations, no Commitment Increase shall be permitted to the extent that, after giving effect thereto, the Borrower would be required to grant Liens to secure its obligations under any Existing Notes or any Permitted Refinancing Indebtedness in respect thereof.

(b) The Borrower shall provide the Administrative Agent with written notice (a “Notice of Commitment Increase”) substantially in the form of Exhibit B attached hereto of its intention to increase the Tranche 1 Commitments pursuant to this Section 2.02. Each such Notice of Commitment Increase shall specify (i) the proposed effective date of such Commitment Increase (each such date, a “Commitment Increase Effective Date”), which date shall be no earlier than five Business Days after receipt by the Administrative Agent of such Notice of Commitment Increase, (ii) the amount of the requested Commitment Increase (provided that after giving effect to such requested Commitment Increase, the aggregate amount of all Commitment Increases does not exceed the amount set forth in subsection (a)(iii) above),

(iii) the identity of each CI Lender or Lender that has agreed in writing to increase its Commitment hereunder, and (iv) the amount of the respective Tranche 1 Commitments of the then existing Lenders and the CI Lenders from and after the Commitment Increase Effective Date.

(c) On each Commitment Increase Effective Date, to the extent that there are Loans outstanding as of such date, (i) each CI Lender shall, by wire transfer of immediately available funds, deliver to the Administrative Agent such CI Lender’s New Funds Amount, which amount, for each such CI Lender, shall constitute Loans made by such CI Lender to the Borrower pursuant to this Agreement on such Commitment Increase Effective Date, (ii) each existing Lender that has agreed to increase its Commitment shall, by wire transfer of immediately available funds, deliver to the Administrative Agent such Lender’s New Funds Amount, which amount, for each such Lender, shall constitute Loans made by such Lender to the Borrower pursuant to this Agreement on such Commitment Increase Effective Date, (iii) the Administrative Agent shall, by wire transfer of immediately available funds, pay to each then Reducing Percentage Lender its Reduction Amount, which amount, for each such Reducing Percentage Lender, shall constitute a prepayment by the Borrower pursuant to Section 2.10(a), ratably in accordance with the respective principal amounts thereof, of the principal amounts of all then outstanding Loans of such Reducing Percentage Lender, and (iv) the Borrower shall be responsible to pay to each Lender any breakage fees or costs that are payable pursuant to Section 2.15 in connection with the reallocation of any outstanding Loans; provided that, notwithstanding the foregoing, no Letter of Credit may expire beyond the close of business on the date that is five Business Days prior to the earliest Maturity Date applicable to any Lender, unless the amount of such Letter of Credit on the date of issuance, renewal or extension, as applicable, together with the outstanding LC Exposure at such time, is less than or equal to the total Commitments of all Lenders having a later Maturity Date.

(d) For purposes of this Section 2.02 and Exhibit B, the following defined terms shall have the following meanings: (i) “New Funds Amount” means the amount equal to the product of a Lender’s increased Commitment or a CI Lender’s Commitment (as applicable) represented as a percentage of the aggregate Commitments after giving effect to any Commitment Increase, times the aggregate principal amount of the outstanding Loans immediately prior to giving effect to such Commitment Increase, if any, as of any Commitment Increase Effective Date (without regard to any increase in the aggregate principal amount of Loans as a result of borrowings made after giving effect to such Commitment Increase on such Commitment Increase Effective Date); (ii) “Reducing Percentage Lender” means each then existing Lender immediately prior to giving effect to any Commitment Increase that does not increase its respective Commitment as a result of such Commitment Increase and whose relative percentage of the Commitments shall be reduced after giving effect to such Commitment Increase; and (iii) “Reduction Amount” means the amount by which a Reducing Percentage Lender’s outstanding Loans decrease as of any Commitment Increase Effective Date (without regard to the effect of any borrowings made on such Commitment Increase Effective Date after giving effect to the Commitment Increase occurring on such Commitment Increase Effective Date).

(e) Each Commitment Increase shall become effective on its Commitment Increase Effective Date and upon such effectiveness (i) the Administrative Agent shall record in the register each then CI Lender’s information as provided in the applicable Notice of Commitment Increase and pursuant to an Administrative Questionnaire that shall be executed and delivered by each CI Lender to the Administrative Agent on or before such Commitment Increase Effective Date, (ii) Schedule 2.01 hereof shall be amended and restated to set forth all Lenders (including any CI Lenders) that will be Lenders hereunder after giving effect to such Commitment Increase (which amended and restated Schedule 2.01 shall be set forth in Annex I to the applicable Notice of Commitment Increase) and the Administrative Agent shall distribute to each Lender (including each CI Lender) a copy of such amended and restated Schedule 2.01, and (iii) each CI Lender identified on the Notice of Commitment Increase for such Commitment Increase shall be a “Lender” for all purposes under this Agreement.

(f) Each Commitment Increase shall be deemed to constitute a representation and warranty by the Borrower on the applicable Commitment Increase Effective Date that (i) the representations and warranties of the Borrower and its Subsidiaries set forth in this Agreement and in the other Loan Documents are true and correct on and as of such Commitment Increase Effective Date, except to the extent any such representations and warranties are expressly limited to an earlier date, in which case, on and as of such Commitment Increase Effective Date, such representations and warranties shall continue to be true and correct as of such specified earlier date, and (ii) at the time of and immediately after giving effect to such Commitment Increase, no Default shall have occurred and be continuing.

SECTION 2.03 Loans and Borrowings.

(a) Each Loan shall be made as part of a Borrowing consisting of Loans of the same Class and Type made by the Lenders ratably in accordance with their respective Commitments of the applicable Class. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.

(b) Subject to Section 2.13, each Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the Borrower may request in accordance herewith. Each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.

(c) At the commencement of each Interest Period for any Eurodollar Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $1,000,000. At the time that each ABR Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $1,000,000; provided that an ABR Borrowing of any Class may be in an aggregate amount that is equal to the entire unused balance of the total Commitments of such Class or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.05(e). Borrowings of more than one Class and Type may be outstanding at the same time; provided that there shall not at any time be more than a total of ten Eurodollar Borrowings outstanding.

(d) Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

SECTION 2.04 Requests for Borrowings. To request a Borrowing, the Borrower shall notify the Administrative Agent of such request by telephone (a) in the case of a Eurodollar Borrowing, not later than 1:00 p.m., New York City time, three Business Days before the date of the proposed Borrowing or (b) in the case of an ABR Borrowing, not later than 1:00 p.m., New York City time, on the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery, fax or email to the Administrative Agent of a written Borrowing Request in substantially the form of Exhibit C; provided that the Borrowing Request for Tranche 2 Loans may be conditioned on the consummation of the Specified Acquisition, in which case such Borrowing Request may be revoked by the Borrower (by notice to the Administrative Agent prior to the time that Tranche 2 Loans are made by the Tranche 2 Lenders) if such condition is not satisfied. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.03:

(i) the aggregate amount of the requested Borrowing and, during the Tranche 2 Period, whether such Borrowings is to be a Tranche 1 Borrowing or Tranche 2 Borrowing;

(ii) the date of such Borrowing, which shall be a Business Day;

(iii) whether such Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing;

(iv) in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”; and

(v) the location and number of the Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.06 or, in the case of any ABR Borrowing requested to finance the reimbursement of an LC Disbursement as provided in Section 2.05(e), the identity of the Issuing Bank that made such LC Disbursement.

If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurodollar Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the applicable Class of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

SECTION 2.05 Letters of Credit.

(a) General. Subject to the terms and conditions set forth herein, the Borrower may request the issuance of dollar denominated standby Letters of Credit as the applicant thereof for the support of its or any other Loan Party’s obligations, in a form reasonably acceptable to the Administrative Agent and the relevant Issuing Bank, at any time and from time to time during the Availability Period. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, the relevant Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control. An Issuing Bank shall not be under any obligation to issue, amend, renew or extend any Letter of Credit if any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such Issuing Bank from issuing, amending, renewing or extending such Letter of Credit, or any law, rule or regulation of any Governmental Authority applicable to such Issuing Bank or any request, rule, guideline or directive from any Governmental Authority with jurisdiction over such Issuing Bank shall prohibit, or request that such Issuing Bank refrain from, issuing, amending, renewing or extending letters of credit generally or such Letter of Credit in particular or of such issuance, amendment, renewal or extension shall be in violation of policies and procedures of such Issuing Bank.

(b) Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit by any Issuing Bank (or the amendment, renewal or extension of an outstanding Letter of Credit (other than an automatic renewal or extension permitted pursuant to paragraph (c) of this Section 2.05)), the Borrower shall hand deliver or fax (or transmit by electronic communication, if arrangements for doing so have been approved by the recipient) to such Issuing Bank and the Administrative Agent at least three Business Days in advance of the requested date of issuance, amendment, renewal or extension (provided that the applicable Issuing Bank will use commercially reasonable efforts to issue, amend, renew or extend such Letter of Credit, as applicable, within one Business Day of such request)) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section 2.05), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by the applicable Issuing Bank, the Borrower also shall submit a letter of credit application on such Issuing Bank’s standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the LC Exposure of any Issuing Bank shall not exceed its Letter of Credit Commitment, (ii) the total LC Exposure shall not exceed $2,000,000,000, (iii) no Lender’s Credit Exposure shall exceed its Tranche 1 Commitment, and (iv) the Total Tranche 1 Credit Exposure shall not exceed the total Tranche 1 Commitments. Each Issuing Bank agrees that it shall not permit any issuance, amendment, renewal or extension of a Letter of Credit to occur unless it shall have given to the Administrative Agent written notice thereof required under paragraph (l) of this Section.

(c) Expiration Date. Each Letter of Credit shall expire (or be subject to termination by notice from the relevant Issuing Bank to the beneficiary thereof) at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such

Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (ii) (A) the date that is five Business Days prior to the Maturity Date (provided that, notwithstanding the foregoing, no Letter of Credit may expire beyond the close of business on the date that is five Business Days prior to (I) the earliest Maturity Date applicable to any Lender, unless the amount of such Letter of Credit on the date of issuance, renewal or extension, as applicable, together with the aggregate amount of the outstanding LC Exposure and Tranche 1 Loans at such time, is less than or equal to the total Tranche 1 Commitments of all Lenders having a later Maturity Date and (II) the Maturity Date applicable to the Issuing Bank that is the issuer of such Letter of Credit) or (B) such later date as the Issuing Bank that issues such Letter of Credit may agree to the extent that on the date of the issuance, renewal, amendment or extension of such Letter of Credit, as applicable, such Letter of Credit is cash collateralized in a manner (and in an amount not less than 103% of the face amount of such Letter of Credit) acceptable to such Issuing Bank in its sole discretion; provided further that in the event that an Issuing Bank consents to an expiration date for any Letter of Credit that is after the date referred to in clause (ii)(A) above (but disregarding clause (II) of the parenthetical therein), the Lenders shall cease to have risk participations therein on the date that is five Business Days prior to the applicable Maturity Date (except to the extent of any LC Disbursement made on or prior to such date or, solely in the event any rule of law or uniform practices to which such Letter of Credit is subject (including Section 3.14 of ISP 98 or any successor publication of the International Chamber of Commerce) permits a drawing to be made under such Letter of Credit after the expiration thereof, after such date).

(d) Participations. Subject to the last proviso in paragraph (c) of this Section, by the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Bank that issues such Letter of Credit or the Lenders, such Issuing Bank hereby grants to each Lender, and each Lender hereby acquires from such Issuing Bank, a participation in such Letter of Credit equal to such Lender’s Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of each Issuing Bank that issues a Letter of Credit, such Lender’s Applicable Percentage of each LC Disbursement made by such Issuing Bank and not reimbursed by the Borrower on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to the Borrower for any reason. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default, any reduction or termination of the Tranche 1 Commitments or any force majeure or other event that under any rule of law or uniform practices to which any Letter of Credit is subject (including Section 3.14 of ISP 98 or any successor publication of the International Chamber of Commerce) permits a drawing to be made under such Letter of Credit after the expiration thereof or of the Tranche 1 Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Lender further acknowledges and agrees that, in issuing, amending, renewing or extending any Letter of Credit, the applicable Issuing Bank shall be entitled to rely, and shall not incur any liability for relying, upon the representation and warranty of the Borrower deemed made pursuant to Section 4.02.

(e) Reimbursement. If an Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement not later than 1:00 p.m., New York City time, on the date that such LC Disbursement is made, if the Borrower shall have received notice of such LC Disbursement prior to 11:00 a.m., New York City time, on such date, or, if such notice has not been received by the Borrower prior to such time on such date, then not later than 1:00 p.m., New York City time, on the Business Day immediately following the day that the Borrower receives such notice, if such notice is not received prior to such time on the day of receipt; provided that, if such LC Disbursement is not less than $1,000,000, the Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.04 that such payment be financed with a Tranche 1 ABR Borrowing in an equivalent amount and, to the extent so financed, the Borrower’s obligation to make such payment shall be discharged and replaced by the resulting Tranche 1 ABR Loan. If the Borrower fails to make such payment when due, the Administrative Agent shall notify each Lender of the applicable LC Disbursement, the payment then due from the Borrower in respect thereof and such Lender’s Applicable Percentage thereof. Promptly following receipt of such notice, each Lender shall pay to the Administrative Agent its Applicable Percentage of the payment then due from the Borrower, in the same manner as provided in Section 2.06 with respect to Loans made by such Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the Issuing Bank that issued such Letter of Credit the amounts so received by it from the Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to the Issuing Bank that issued such Letter of Credit or, to the extent that Lenders have made payments pursuant to this paragraph to reimburse such Issuing Bank, then to such Lenders and such Issuing Bank as their interests may appear. Any payment made by a Lender pursuant to this paragraph to reimburse an Issuing Bank for any LC Disbursement (other than the funding of a Tranche 1 ABR Loan as contemplated above) shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such LC Disbursement.

(f) Obligations Absolute. The Borrower’s obligation to reimburse LC Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by any Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, (iv) any force majeure or other event that under any rule of law or uniform practices to which any Letter of Credit is subject (including Section 3.14 of ISP 98 or any successor publication of the International Chamber of Commerce) permits a drawing to be made under such Letter of Credit after the stated expiration date thereof or of the Tranche 1 Commitments or (v) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of set off against, the Borrower’s obligations hereunder. Neither the Administrative Agent, the Lenders nor the Issuing Banks, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of any Issuing Bank; provided that the foregoing shall not be construed to excuse any Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to special, indirect, consequential or punitive damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by such Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of an Issuing Bank (as finally determined by a court of competent jurisdiction), such Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, an Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

(g) Disbursement Procedures. An Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit issued by such Issuing Bank and shall promptly notify the Administrative Agent and the Borrower by telephone (confirmed by fax) of such demand for payment and whether such Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse such Issuing Bank and the Lenders with respect to any such LC Disbursement.

(h) Interim Interest. If an Issuing Bank shall make any LC Disbursement, then, unless the Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest for each day from and including the date such LC Disbursement is made to but excluding the date that the reimbursement is due and payable, at the rate per annum then applicable to Tranche 1 ABR Loans and such interest shall be due and payable on the date when such reimbursement is payable; provided that, if the Borrower fails to reimburse such LC Disbursement when due pursuant to paragraph (e) of this Section, then Section 2.12(d) shall apply. Interest accrued pursuant to this paragraph shall be paid to the Administrative Agent, for the account of the applicable Issuing Bank, except that interest accrued on and after the date of payment by any Lender pursuant to paragraph (e) of this Section to reimburse such Issuing Bank shall be for the account of such Lender to the extent of such payment, and shall be payable within two Business Days of the demand for such payment or, if no demand has been made, on the date on which the Borrower reimburses the applicable LC Disbursement in full.

(i) Replacement of an Issuing Bank. (i) An Issuing Bank may be replaced at any time by written agreement among the Borrower, the Administrative Agent, the replaced

Issuing Bank and the successor Issuing Bank. The Administrative Agent shall notify the Lenders of any such replacement of an Issuing Bank. At the time any such replacement shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.11(b). From and after the effective date of any such replacement, (A) the successor Issuing Bank shall have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (B) references herein to the term “Issuing Bank” shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

(ii) Subject to the appointment and acceptance of a successor Issuing Bank, any Issuing Bank may resign as an Issuing Bank at any time upon thirty days’ prior written notice to the Administrative Agent, the Borrower and the Lenders, in which case, such Issuing Bank shall be replaced in accordance with Section 2.05(i)(i) above.

(j) Cash Collateralization. If (i) any Event of Default shall occur and be continuing, then, on the Business Day that the Borrower receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Lenders with LC Exposure representing greater than 50% of the total LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph, or (ii) the Borrower is required to cash collateralize the excess attributable to the LC Exposure pursuant to Section 2.10(b), to cash collateralize outstanding Letters of Credit pursuant to Section 2.10(c) or to cash collateralize a Defaulting Lender’s LC Exposure pursuant to Section 2.21, then, on the date required pursuant to such Section, the Borrower shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Lenders, an amount in cash equal to, in the case of clause (i) above, the LC Exposure as of such date or, in the case of clause (ii) above, the amount thereof required pursuant to such Section, in each case, plus any accrued and unpaid interest and fees thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower described in clause (h) or (i) of Section 7.01. As collateral security for the payment and performance of the obligations of the Borrower under this Agreement, the Borrower hereby grants to the Administrative Agent, for the benefit of each Issuing Bank and the Lenders, a first priority security interest in such account and all amounts and other property from time to time deposited or held in such account, and all proceeds thereof, and any substitutions and replacements therefor. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Borrower’s risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse ratably the Issuing Banks for LC Disbursements for which they have not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Lenders with LC Exposure representing greater than 50% of the total LC Exposure and, in the case of any such application at a time when any Tranche 1 Lender is a Defaulting Lender (but only if, after giving effect thereto, the remaining cash collateral shall be less than the aggregate LC Exposure of all Tranche 1 Lenders that are Defaulting Lenders), the consent of each Issuing Bank), be applied to satisfy other obligations of the Borrower under this Agreement. If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default or pursuant to Section 2.21 as the result of a Defaulting Lender, and the Borrower is not otherwise required to pay to the Administrative Agent the excess attributable to the LC Exposure pursuant to Section 2.10(b) or required to cash collateralize outstanding Letters of Credit pursuant to Section 2.10(c), such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three Business Days after all Events of Default have been cured or waived.

(k) Outstanding Letters of Credit. On the Effective Date, each of the letters of credit listed on Schedule 2.05 shall be deemed to have been issued as a Letter of Credit under this Agreement by the Issuing Bank specified for such Letter of Credit on Schedule 2.05, without payment of any fees otherwise due upon the issuance of a Letter of Credit, and such Issuing Bank shall be deemed, without further action by any party hereto, to have sold to each Lender, and each Lender shall be deemed, without further action by any party hereto, to have purchased from such Issuing Bank, a participation, to the extent of such Lender’s Applicable Percentage, in such Letter of Credit.

(l) Issuing Bank Reports to the Administrative Agent. Unless otherwise agreed by the Administrative Agent, each Issuing Bank shall, in addition to its notification obligations set forth elsewhere in this Section, report in writing to the Administrative Agent (i) periodic activity (for such period or recurrent periods as shall be requested by the Administrative Agent) in respect of Letters of Credit issued by such Issuing Bank, including all issuances, extensions, amendments and renewals, all expirations and cancelations and all disbursements and reimbursements, (ii) reasonably prior to the time that such Issuing Bank issues, amends, renews or extends any Letter of Credit, the date of such issuance, amendment, renewal or extension, and the stated amount of the Letters of Credit issued, amended, renewed or extended by it and outstanding after giving effect to such issuance, amendment, renewal or extension (and whether the amounts thereof shall have changed), (iii) on each Business Day on which such Issuing Bank makes any LC Disbursement, the date and amount of such LC Disbursement, (iv) on any Business Day on which the Borrower fails to reimburse an LC Disbursement required to be reimbursed to such Issuing Bank on such day, the date of such failure and the amount of such LC Disbursement and (v) on any other Business Day, such other information as the Administrative Agent shall reasonably request as to the Letters of Credit issued by such Issuing Bank.

(m) LC Exposure Determination. For all purposes of this Agreement, the amount of a Letter of Credit that, by its terms or the terms of any document related thereto, provides for one or more automatic increases in the stated amount thereof shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases (other than any such increase consisting of the reinstatement of an amount previously drawn thereunder and reimbursed), whether or not such maximum stated amount is in effect at the time of determination.

SECTION 2.06 Funding of Borrowings.

(a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof solely by wire transfer of immediately available funds by 3:00 p.m., New York City time (or, in the case of Tranche 2 Loans to be made on the Specified Acquisition Date, such earlier time on such date as may be specified by the Administrative Agent to the Tranche 2 Lenders, provided that such time shall be (i) if the applicable Borrowing Request is delivered on the Specified Acquisition Date, not less than two hours after the time the Tranche 2 Lenders shall have been advised by the Administrative Agent of its receipt of a Borrowing Request with respect to Tranche 2 Loans or (ii) if the applicable Borrowing Request is delivered not later than 3:00 p.m., New York City time, on the Business Day immediately preceding the Specified Acquisition Date, 10:00 a.m., New York City time, on the Specified Acquisition Date), to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders; provided that (i) to the extent any Tranche 1 Lender would not have been required to make a Tranche 1 Loan but for the parenthetical clause set forth in Section 2.01, the obligation of such Tranche 1 Lender to actually wire transfer immediately available funds with respect to such Tranche 1 Loan shall be net of any portion of the prepayment of Tranche 1 Loans referred to in such parenthetical that would be applied to the Tranche 1 Loans of such Tranche 1 Lender and (ii) the obligation of any Tranche 1 Lender to actually wire transfer immediately available funds with respect its portion of the True-Up Borrowing shall be subject to the penultimate sentence of Section 2.22(b). The Administrative Agent will make such Loans available to the Borrower by promptly crediting the funds so received in the aforesaid account of the Administrative Agent to an account of the Borrower maintained with the Administrative Agent in New York City and designated by the Borrower in the applicable Borrowing Request; provided that Tranche 1 ABR Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.05(e) shall be remitted by the Administrative Agent to the relevant Issuing Bank.

(b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrower, the interest rate applicable to Tranche 1 ABR Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

SECTION 2.07 Interest Elections.

(a) Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.

(b) To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.04 if the Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery, fax or email to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by the Borrower.

(c) Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.03:

(i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

(ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii) whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and

(iv) if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.

If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.

(d) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the applicable Class of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e) If the Borrower fails to deliver a timely Interest Election Request with respect to a Eurodollar Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such

Borrowing shall be converted to an ABR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and, other than in the case of any Event of Default with respect to the Borrower described in clause (h) or (i) of Section 7.01, the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing (i) no outstanding Borrowing may be converted to or continued as a Eurodollar Borrowing and (ii) unless repaid, each Eurodollar Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

SECTION 2.08 Termination and Reduction of Commitments. (a) Unless previously terminated, (i) the Tranche 1 Commitments shall terminate on the Maturity Date and (ii) the Tranche 2 Commitments, unless previously converted to Tranche 1 Commitments pursuant to the Conversion, shall terminate (A) if the Specified Acquisition Date has not occurred, on the Tranche 2 Commitment Termination Date and (B) if the Specified Acquisition Date has occurred, on the Maturity Date.

(b) Subject to Section 2.22(c)(iv), the Borrower may at any time terminate, or from time to time reduce, the Commitments of any Class; provided that (i) each reduction of the Commitments of any Class shall be in an amount that is an integral multiple of $1,000,000 and not less than $1,000,000, (ii) the Borrower shall not terminate or reduce the Tranche 1 Commitments if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 2.10, (A) the Credit Exposure of any Lender would exceed its Tranche 1 Commitment or (B) the Total Tranche 1 Credit Exposure would exceed the total Tranche 1 Commitments and (iii) the Borrower shall not terminate or reduce the Tranche 2 Commitments if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 2.10, the aggregate outstanding principal amount of the Tranche 2 Loans would exceed the total Tranche 2 Commitments.

(c) The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (b) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the applicable Class of the contents thereof. Each notice delivered by the Borrower pursuant to this Section shall be irrevocable; provided that a notice of termination of the Commitments delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities or the occurrence of any other identified events, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments of any Class shall be permanent and may not be reinstated except pursuant to Section 2.02. Each reduction of the Commitments of any Class shall be made ratably among the Lenders in accordance with their respective Commitments of such Class.

SECTION 2.09 Repayment of Loans; Evidence of Debt. (a) The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Loan on the Maturity Date.

(b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(c) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.

(d) The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

(e) Any Lender may request that Loans of any Class made by it be evidenced by a promissory note. In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note payable to such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and otherwise substantially in the form of Exhibit D hereto (a “Note”). Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form.

SECTION 2.10 Prepayment of Loans. (a) Subject to Section 2.22(c)(iii), the Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to prior notice in accordance with paragraph (d) of this Section 2.10.

(b) If at any time the Total Tranche 1 Credit Exposure exceeds the total Tranche 1 Commitments, then, the Borrower shall, without notice or demand, immediately (i) prepay the Tranche 1 Borrowings in an aggregate principal amount equal to such excess and (ii) if any excess remains (or would remain) after prepaying all of the Tranche 1 Borrowings as a result of an LC Exposure, cash collateralize such excess as provided in Section 2.05(j).

(c) In the event that the aggregate LC Exposure exceeds the sum of all Letter of Credit Commitments then in effect, the Borrower shall, without notice or demand, immediately replace outstanding Letters of Credit or cash collateralize outstanding Letters of Credit in accordance with the procedures set forth in Section 2.05(j), in an aggregate amount sufficient to eliminate such excess.

(d) The Borrower shall notify the Administrative Agent by telephone (confirmed by fax or email) of any prepayment hereunder (i) in the case of prepayment of a Eurodollar Borrowing, not later than 1:00 p.m., New York City time, three Business Days before the date of prepayment or (ii) in the case of prepayment of an ABR Borrowing, not later than 12:00 p.m., New York City time, on the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid and, in the case of a mandatory prepayment, a reasonably detailed calculation of the amount of such prepayment; provided that, if a notice of prepayment is given in connection with a conditional notice of termination of any Commitments as contemplated by Section 2.08, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.08. Promptly following receipt of any such notice relating to a Borrowing, the Administrative Agent shall advise the Lenders of the applicable Class of the contents thereof. Each partial prepayment of a Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.03. Each prepayment of any Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.12 and any break funding costs pursuant to Section 2.15.

SECTION 2.11 Fees. (a) The Borrower agrees to pay to the Administrative Agent for the account of (i) each Tranche 1 Lender a commitment fee, which shall accrue at the Commitment Fee Rate on the average daily amount of the unused amount of the Tranche 1 Commitment of such Lender during the period from and including the Effective Date to but excluding the date on which such Tranche 1 Commitment terminates and (ii) each Tranche 2 Lender a commitment fee, which shall accrue at the Commitment Fee Rate on the average daily amount of the unused amount of the Tranche 2 Commitment of such Lender during the period from and including the Restatement Effective Date to but excluding the date on which such Tranche 2 Commitment terminates or converts to a Tranche 1 Commitment of such Lender pursuant to the Conversion. Accrued commitment fees shall be payable in arrears on the last day of March, June, September and December of each year and on the date on which the Commitments of the applicable Class terminate, commencing on the first such date to occur after the date hereof; provided that in the event of the Conversion of the Tranche 2 Commitments, commitment fees for the Conversion Date shall accrue only on the Converted Tranche 1 Commitments and shall not accrue on the Tranche 2 Commitments. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). For the avoidance of doubt, for purposes of computing commitment fees, the Tranche 1 Commitment of a Lender shall be deemed to be used to the extent of the outstanding Tranche 1 Loans and LC Exposure of such Lender and the Tranche 2 Commitment of a Lender shall be deemed to be used to the extent of the outstanding Tranche 2 Loans of such Lender.

(b) The Borrower agrees to pay (i) to the Administrative Agent for the account of each Tranche 1 Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at the same Applicable Rate used to determine the interest rate applicable to Tranche 1 Eurodollar Loans on the average daily amount of such Lender’s LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date on which such Lender’s Tranche 1 Commitment terminates and the date on which such Lender ceases to have any LC Exposure, and (ii) to each Issuing Bank a fronting fee, which shall accrue at the rate of 0.150% per annum on the average daily amount of the LC Exposure of such Issuing Bank (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date of termination of the Tranche 1 Commitments and the date on which there ceases to be any such LC Exposure, as well as such Issuing Bank’s standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees accrued through and including the last day of March, June, September and December of each year shall be payable on the third Business Day following such last day, commencing on the first such date to occur after the Effective Date; provided that all such fees shall be payable on the date on which the Tranche 1 Commitments terminate and any such fees accruing after the date on which the Tranche 1 Commitments terminate shall be payable on demand. Any other fees payable to any Issuing Bank pursuant to this paragraph shall be payable within 10 days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(c) The Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrower and the Administrative Agent.

(d) All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent (or to each Issuing Bank, in the case of fees payable to them) for distribution, in the case of commitment fees and participation fees, to the Lenders. Fees payable that have been paid shall not be refundable under any circumstances.

SECTION 2.12 Interest. (a) The Loans comprising each ABR Borrowing shall bear interest at the Alternate Base Rate plus the Applicable Rate.

(b) The Loans comprising each Eurodollar Borrowing shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.

(c) Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2.00% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount, 2.00% plus the rate applicable to Tranche 1 ABR Loans as provided in paragraph (a) of this Section.

(d) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and, in the case of Loans of any Class, upon termination of the Commitments of such Class; provided that (i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of a Tranche 1 ABR Loan prior to the end of the Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment, (iii) in the event of any conversion of any Eurodollar Loan prior to the end of the current Interest Period therefor (including as a result of Section 2.22(c)(ii)), accrued interest on such Loan shall be payable within one Business Day of the effective date of such conversion and (iv) in the event of the Conversion of the Tranche 2 Loans, interest for the Conversion Date shall accrue only on the Converted Tranche 1 Loans and shall not accrue on the Tranche 2 Loans.

(e) All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate, Adjusted LIBO Rate or LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

SECTION 2.13 Alternate Rate of Interest. If prior to the commencement of any Interest Period for a Eurodollar Borrowing:

(a) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period; or

(b) the Administrative Agent is advised by the Required Lenders that the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice (which may be telephonic) thereof to the Borrower and the Lenders as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective and (ii) if any Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall be made as an ABR Borrowing.

SECTION 2.14 Increased Costs. (a) If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit, liquidity or similar requirement (including any compulsory loan requirement, insurance charge or other assessment) against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate) or any Issuing Bank;

(ii) impose on any Lender or any Issuing Bank or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender or any Letter of Credit or participation therein; or

(iii) subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;

and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making, continuing, converting to or maintaining any Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender, such Issuing Bank or such other Recipient of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit) or to reduce the amount of any sum received or receivable by such Lender, such Issuing Bank or such other Recipient hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such Lender, such Issuing Bank or such other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender, such Issuing Bank or such other Recipient, as the case may be, for such additional costs incurred or reduction suffered.

(b) If any Lender or any Issuing Bank determines that any Change in Law regarding capital or liquidity requirements has had or would have the effect of reducing the rate of return on such Lender’s or such Issuing Bank’s capital or on the capital of such Lender’s or such Issuing Bank’s holding company, if any, as a consequence of this Agreement, the Commitments of or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by such Issuing Bank, to a level below that which such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or such Issuing Bank’s policies and the policies of such Lender’s or such Issuing Bank’s holding company with respect to capital adequacy and liquidity), then from time to time the Borrower will pay to such Lender or such Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company for any such reduction suffered.

(c) A certificate of a Lender or an Issuing Bank setting forth in reasonable detail the basis for, the calculation of and the amount or amounts necessary to compensate such Lender or such Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section 2.14 shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender or the applicable Issuing Bank, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof. In determining such amount, such Lender agrees to act in good faith and to use reasonable averaging and attribution methods.

(d) Failure or delay on the part of any Lender or any Issuing Bank to demand compensation pursuant to this Section 2.14 shall not constitute a waiver of such Lender’s or such Issuing Bank’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender or any Issuing Bank pursuant to this Section 2.14 for any increased costs or reductions incurred more than 120 days prior to the date that such Lender or such Issuing Bank, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or such Issuing Bank’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 120-day period referred to above shall be extended to include the period of retroactive effect thereof.

SECTION 2.15 Break Funding Payments. In the event of (a) the payment of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default or the application of Section 2.22(b)), (b) the conversion of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto (including as a result of the application of Section 2.22(c)(ii)), (c) the failure to borrow, convert, continue or prepay any Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.04 or 2.10(d) and is revoked in accordance therewith), or (d) the assignment of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.18, then, in any such event, the Borrower shall compensate each Lender (other than, in the case of a claim for compensation based on the failure to borrow as specified in clause (c) above, any Lender whose failure to make a Loan required to be made by it hereunder has resulted in such failure to borrow) for the loss, cost and expense attributable to such event. In the case of a Eurodollar Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the London interbank market. A certificate of any Lender setting forth in reasonable detail the basis for and the calculation of any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

SECTION 2.16 Taxes. (a) Payments Free of Taxes. Any and all payments by or on account of any obligation of the Borrower or any other Loan Party under this Agreement or any other Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable withholding agent) requires the deduction or withholding of any Tax from any such payment by a withholding agent, then the applicable withholding agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the Borrower or the applicable other Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 2.16), the amounts received with respect to this Agreement equal the sum which would have been received had no such deduction or withholding been made.

(b) Payment of Other Taxes by the Loan Parties. Each of the Borrower and the other Loan Parties shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for, Other Taxes.

(c) Evidence of Payments. As soon as practicable after any payment of Taxes by the Borrower or any other Loan Party to a Governmental Authority pursuant to this Section 2.16, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(d) Indemnification by the Borrower. The Borrower shall indemnify each Recipient, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(e) Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrower or the other Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 9.04(c) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (e).

(f) Status of Lenders.

(i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.16(f)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii) Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Person:

(A) any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), an executed IRS Form W-9 certifying that such Lender is exempt from U.S. Federal backup withholding tax;

(B) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(1) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, an executed IRS Form W-8BEN-E or IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN-E or IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2) in the case of a Foreign Lender claiming that its extension of credit will generate U.S. effectively connected income, an executed IRS Form W-8ECI;

(3) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit E-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) an executed IRS Form W-8BEN-E or IRS Form W-8BEN; or

(4) to the extent a Foreign Lender is not the beneficial owner, an executed IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN-E, IRS Form W-8BEN, a U.S. Tax Compliance Certificate substantially in the form of Exhibit E-2 or Exhibit E-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit E-4 on behalf of each such direct and indirect partner;

(C) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. Federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D) if a payment made to a Lender under any Loan Document would be subject to U.S. Federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(g) Treatment of Certain Refunds. If any indemnified party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.16 (including by the payment of additional amounts pursuant to this Section 2.16), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 2.16 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (g) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(h) Survival. Each party’s obligations under this Section 2.16 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

(i) Defined Terms. For purposes of this Section 2.16, the term “Lender” includes any Issuing Bank and the term “applicable law” includes FATCA.

SECTION 2.17 Payments Generally; Pro Rata Treatment; Sharing of Set offs. (a) The Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.14, 2.15 or 2.16, or otherwise) prior to 12:00 p.m., New York City time, on the date when due, in immediately available funds, without set off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent to such account as may be specified by the Administrative Agent, except payments to be made directly to an Issuing Bank as expressly provided herein and except that payments pursuant to Section 2.14, 2.15, 2.16 and 9.03 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in dollars.

(b) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

(c) If any Lender shall, by exercising any right of set off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or participations in LC Disbursements resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and participations in LC Disbursements and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans and participations in LC Disbursements of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and participations in LC Disbursements; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

(d) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or any Issuing Bank hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or such Issuing Bank, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or such Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or such Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

(e) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.05(d), 2.05(e), 2.06(b), 2.17(d) or 9.03(c), then the Administrative Agent may, in its discretion and notwithstanding any contrary provision hereof, (i) apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid, and/or (ii) hold such amounts in a segregated account over which the Administrative Agent shall have exclusive control as cash collateral for, and application to, any future funding obligations of such Lender under any such Section, in the case of each of clause (i) and (ii) above, in any order as determined by the Administrative Agent in its discretion.

SECTION 2.18 Mitigation Obligations; Replacement of Lenders. (a) If any Lender requests compensation under Section 2.14, or if the Borrower is required to pay any

Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.14 or 2.16, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b) If (i) any Lender requests compensation under Section 2.14, (ii) the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16, (iii) any Lender becomes a Defaulting Lender, (iv) any Lender gives notice under Section 2.19, (v) any Lender does not approve any amendment, waiver or consent of or under any Loan Document that is requested by the Borrower and that (A) requires the approval of all Lenders or all affected Lenders or all the Lenders of the affected Class in accordance with the terms of Section 9.02 and (B) has been approved by the Required Lenders, or (vi) any Lender does not consent to an extension of the Maturity Date pursuant to Section 2.20 if the Required Lenders have agreed to do so, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights (other than its existing rights to payments pursuant to Section 2.14 or 2.16) and obligations under this Agreement and the other Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (A) the Borrower shall have received the prior written consent of the Administrative Agent (and if a Tranche 1 Commitment or any LC Exposure is being assigned, each Issuing Bank), which consent shall not unreasonably be withheld, (B) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements, accrued interest thereon, accrued fees and all other amounts payable to it hereunder (if applicable, in each case only to the extent such amounts relate to its interest as a Lender of a particular Class) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (D) in the case of any such assignment resulting from a claim for compensation under Section 2.14 or payments required to be made pursuant to Section 2.16, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply. Each party hereto agrees that an assignment and delegation required pursuant to this paragraph may be effected pursuant to an Assignment and Assumption executed by the Borrower, the Administrative Agent and the assignee and that the Lender required to make such assignment and delegation need not be a party thereto.

SECTION 2.19 Illegality. Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Lender or its applicable lending office to honor its obligation to make or maintain Eurodollar Loans either generally or having a particular Interest Period hereunder, then (a) such Lender shall promptly notify the Borrower and the Administrative Agent thereof and such Lender’s obligation to make such Eurodollar Loans (the “Affected Loans”) shall be suspended until such time as such Lender may again make and maintain such Eurodollar Loans and (b) all Affected Loans which would otherwise be made by such Lender shall be made instead as ABR Loans (and, if such Lender so requests by notice to the Borrower and the Administrative Agent, all Affected Loans of such Lender then outstanding shall be automatically converted into ABR Loans on the date specified by such Lender in such notice) and, to the extent that Affected Loans are so made as (or converted into) ABR Loans, all payments of principal which would otherwise be applied to such Lender’s Affected Loans shall be applied instead to its ABR Loans.

SECTION 2.20 Extension of Maturity Date.

(a) Not earlier than 90 days prior to, nor later than 30 days prior to, each anniversary of the Effective Date, the Borrower may, but (i) not more than one time prior to the Investment Grade Covenants Date and an unlimited number of times following the Investment Grade Covenants Date and (ii) not at any time during the Tranche 2 Period, upon notice to the Administrative Agent (which shall promptly notify the Lenders), request a one-year extension of the Maturity Date then in effect. Within 15 days of delivery of such notice, each Lender shall notify the Administrative Agent whether or not it consents to such extension (which consent may be given or withheld in such Lender’s sole and absolute discretion). Any Lender not responding within the above time period shall be deemed not to have consented to such extension. The Administrative Agent shall promptly notify the Borrower and the Lenders of the Lenders’ responses.

(b) The Maturity Date shall be extended only if the Required Lenders (calculated excluding any Defaulting Lender and after giving effect to any replacements of Lenders permitted herein) have consented thereto (the Lenders that so consent being the “Consenting Lenders” and the Lenders that do not consent being the “Non-Consenting Lenders”). If so extended, the Maturity Date, as to the Consenting Lenders, shall be extended to the same date in the year following the Maturity Date then in effect (such existing Maturity Date being the “Extension Effective Date”). The Administrative Agent and the Borrower shall promptly confirm to the Lenders such extension, specifying the date of such confirmation (the “Extension Confirmation Date”), the Extension Effective Date, and the new Maturity Date (after giving effect to such extension). As a condition precedent to such extension, the Borrower shall deliver to the Administrative Agent a certificate of the Borrower dated as of the Extension Confirmation Date signed by a Responsible Officer of the Borrower (i) certifying and attaching the resolutions adopted by the Borrower approving or consenting to such extension and (ii) certifying that, (A) before and after giving effect to such extension, the representations and warranties contained in Article III made by it are true and correct on and as of the Extension Confirmation Date, except to the extent that such representations and warranties specifically refer to an earlier date, (B) before and after giving effect to such extension, no Default exists or will exist as of the Extension Confirmation Date, and (C) since the date of the financial statements most recently delivered pursuant to Section 5.01(a), no event, development or circumstance that has had or could reasonably be expected to have a Material Adverse Effect has occurred. The Borrower shall prepay any Loans outstanding on the Extension Effective Date (and pay any additional amounts required pursuant to Section 2.15) to the extent necessary to keep outstanding Loans ratable with any revised and new Applicable Percentages of all the

Lenders effective as of the Extension Effective Date; and if, after giving effect to such prepayment, the Total Tranche 1 Credit Exposure exceeds the total Tranche 1 Commitments then in effect as a result of an LC Exposure, then the Borrower will pay to the Administrative Agent on behalf of the Lenders an amount equal to such excess to be held as cash collateral as provided in Section 2.05(j). In addition, each Consenting Lender shall automatically (without any further action) and ratably acquire on the Extension Effective Date the Non-Consenting Lenders’ participations in Letters of Credit, in an amount equal to such Consenting Lender’s Applicable Percentage of the amount of such participations.

SECTION 2.21 Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(a) fees shall cease to accrue on the unused portion of the Commitment of such Defaulting Lender pursuant to Section 2.11(a);

(b) the Commitment and Credit Exposure of such Defaulting Lender shall not be included in determining whether the Required Lenders have taken or may take any action hereunder (including any consent to any amendment, waiver or other modification pursuant to Section 9.02); provided that this clause (b) shall not apply to the vote of a Defaulting Lender in the case of an amendment, waiver or other modification requiring the consent of each Lender or each Lender affected thereby;

(c) if any LC Exposure exists at the time such Lender becomes a Defaulting Lender then:

(i) the LC Exposure of such Defaulting Lender (other than any portion of such LC Exposure attributable to unreimbursed LC Disbursements with respect to which such Defaulting Lender shall have funded its participation as contemplated by Sections 2.05(d) and 2.05(e)) shall be reallocated among the Tranche 1 Lenders that are not Defaulting Lenders in accordance with their respective Applicable Percentages but only (x) to the extent that such reallocation does not, as to any such non-Defaulting Lender, cause such non-Defaulting Lender’s Credit Exposure to exceed its Tranche 1 Commitment and (y) if the conditions set forth in Section 4.02 are satisfied at such time; provided that, subject to Section 9.17, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a non-Defaulting Lender as a result of such non-Defaulting Lender’s increased exposure following such reallocation;

(ii) if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Borrower shall within one Business Day following notice by the Administrative Agent, cash collateralize, for the benefit of the Issuing Banks only, the Borrower’s obligations corresponding to such Defaulting Lender’s LC Exposure (after giving effect to any partial reallocation pursuant to clause (i) above, and other than any portion thereof referred to in the parenthetical in such clause (i)) in accordance with the procedures set forth in Section 2.05(j) for so long as such LC Exposure is outstanding;

(iii) if the Borrower cash collateralizes any portion of such Defaulting Lender’s LC Exposure pursuant to clause (ii) above, the Borrower shall not be required to pay any fees to such Defaulting Lender pursuant to Section 2.11(b) with respect to such Defaulting Lender’s LC Exposure during the period such Defaulting Lender’s LC Exposure is cash collateralized;

(iv) if any portion of the LC Exposure of such Defaulting Lender is reallocated pursuant to clause (i) above, then the fees payable to the Tranche 1 Lenders pursuant to Section 2.11(a) and Section 2.11(b) shall be adjusted to give effect to such reallocation; and

(v) if all or any portion of such Defaulting Lender’s LC Exposure is neither reallocated nor cash collateralized pursuant to clause (i) or (ii) above, then, without prejudice to any rights or remedies of any Issuing Bank or any other Lender hereunder, all letter of credit fees payable under Section 2.11(b) with respect to such Defaulting Lender’s LC Exposure shall be payable to the Issuing Banks (ratably in proportion to the amount of LC Exposure attributable to the Letters of Credit issued by each Issuing Bank) until and to the extent that such LC Exposure is reallocated and/or cash collateralized; and

(d) if such Lender is a Tranche 1 Lender, then so long as such Lender is a Defaulting Lender, no Issuing Bank shall be required to issue, amend, renew or extend any Letter of Credit unless it is satisfied that the related exposure and the Defaulting Lender’s then outstanding LC Exposure will be 100% covered by the Tranche 1 Commitments of the non-Defaulting Lenders and/or cash collateral will be provided by the Borrower in accordance with Section 2.21(c), and LC Exposure related to any newly issued or increased Letter of Credit shall be allocated among the Tranche 1 Lenders that are not Defaulting Lenders in a manner consistent with Section 2.21(c)(i) (and such Defaulting Lender shall not participate therein).

If (i) a Bankruptcy Event or a Bail-In Action with respect to a Lender Parent of any Tranche 1 Lender shall occur following the date hereof and for so long as such event shall continue or (ii) any Issuing Bank has a good faith belief that any Tranche 1 Lender has defaulted in fulfilling its obligations under one or more other agreements in which such Lender commits to extend credit, no Issuing Bank shall be required to issue, amend, renew or extend any Letter of Credit unless such Issuing Bank shall have entered into arrangements with the Borrower or such Lender, satisfactory to such Issuing Bank, to defease any risk to it in respect of such Lender hereunder.

In the event that the Administrative Agent, the Borrower and each Issuing Bank each agrees that a Defaulting Lender that is a Tranche 1 Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the LC Exposure of the Lenders shall be readjusted to reflect the inclusion of such Lender’s Tranche 1 Commitment and on such date such Lender shall purchase at par such of the Tranche 1 Loans of the other Lenders as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Loans in accordance with its Applicable Percentage.

SECTION 2.22 Conversion of Tranche 2 Commitments and Tranche 2 Loans; True-Up Borrowing.

(a) Each Tranche 2 Lender agrees that, on the Conversion Date, (i) the principal amount of its Tranche 2 Loan shall (if the Conversion Date shall be the Specified Acquisition Date, immediately upon the making thereof), automatically convert into a Tranche 1 Loan in a like principal amount (and, upon such conversion, shall cease to be outstanding as a Tranche 2 Loan and shall continue to be in effect and outstanding under this Agreement as a Tranche 1 Loan on the terms and conditions set forth herein), (ii) the entire amount of its Tranche 2 Commitment (for the avoidance of doubt, whether used or unused) shall (if the Conversion Date shall be the Specified Acquisition Date, immediately upon the making of a Tranche 2 Loan thereunder (or, in the case of any Tranche 2 Lender that shall have failed to fund any portion of its Tranche 2 Loan in accordance with the terms hereof, immediately after the time that such Tranche 2 Lender was required to fund its Tranche 2 Loan in accordance with the terms hereof), be converted into a Tranche 1 Commitment in a like amount (and, upon such conversion, shall cease to be in effect as a Tranche 2 Commitment and shall continue to be in effect under this Agreement as a Tranche 1 Commitment on the terms and conditions set forth herein) and (iii) without any further action on the part of the Issuing Banks or the Lenders, the participations of the Tranche 1 Lenders (including Tranche 1 Lenders holding the Converted Tranche 1 Commitments) in the Letters of Credit outstanding on the Conversion Date shall be automatically redetermined on the basis of such Tranche 1 Lenders’ respective Applicable Percentages (determined on the Conversion Date after giving effect to the Conversion). If any Tranche 1 Loans are outstanding on the Conversion Date (determined immediately prior to the Conversion of the Tranche 2 Loans as provided above), then, on the Conversion Date, notwithstanding anything to the contrary in Section 2.04 or 2.07 (or any Borrowing Request or Interest Election Request in respect of the Tranche 2 Loans delivered under such Section), the Converted Tranche 1 Loans shall be allocated among each then outstanding Tranche 1 Borrowing ratably and, upon such allocation, such Converted Tranche 1 Loans shall be part of each such Tranche 1 Borrowing (and shall constitute a Loan of the same Type as the other Tranche 1 Loans that are part of such Tranche 1 Borrowing) and, in the case of any Eurodollar Borrowing, shall have an initial Interest Period equal to the remaining Interest Period applicable to such Tranche 1 Borrowing.

(b) On or prior to the Conversion Date, the Borrower will request in accordance with Section 2.04 a Borrowing (the “True-Up Borrowing”) of Tranche 1 Loans to be made, subject to the terms and conditions set forth herein, on the Conversion Date in an aggregate principal amount equal to the sum of (i) the aggregate principal amount of the Tranche 2 Loans outstanding on the Conversion Date and (ii) the aggregate principal amount of Tranche 1 Loans outstanding on the Conversion Date, in each case, determined immediately prior to giving effect to the Conversion. Subject to the terms and conditions set forth herein, each Tranche 1 Lender shall make its portion of the True-Up Borrowing (determined on the basis of its Applicable Percentage of the True-Up Borrowing after giving effect to the Conversion) by funding the amount thereof in accordance with Section 2.06; provided that, for purposes of this Section 2.22(b) and notwithstanding anything to the contrary in Section 2.06, each Tranche 1 Lender that shall have an outstanding Tranche 1 Loan (including as a result of the Conversion) on the Conversion Date shall be deemed to have so funded a portion of the True-Up Borrowing in an amount equal to the lesser of the aggregate principal amount of its Tranche 1 Loan

(including any portion thereof constituting Converted Tranche 1 Loan) then outstanding and its Applicable Percentage (determined after giving effect to the Conversion) of the True-Up Borrowing. Notwithstanding anything to the contrary in this Agreement, the proceeds of the True-Up Borrowing shall be applied, on the Conversion Date, to prepay in accordance with Section 2.10(a) the Tranche 1 Loans (including any portion thereof constituting Converted Tranche 1 Loans), it being agreed that no notice referred to in Section 2.10(a) of such prepayment shall be required to be delivered by the Borrower to the Administrative Agent.

(c) If the conditions to making the True-Up Borrowing set forth in Section 4.02 are satisfied or waived in accordance with Section 9.02 on the Specified Acquisition Date, then the Conversion Date shall be the Specified Acquisition Date. If such conditions are not satisfied or so waived on the Specified Acquisition Date, then:

(i) the Borrower shall (A) provide written notice to the Lenders of the first date thereafter on which the conditions set forth in Section 4.02 are satisfied or have been waived in accordance with Section 9.02 and designating a date not later than the third Business Day after such day as the Conversion Date, which date shall be the Conversion Date unless such conditions are not satisfied or so waived on such date, and (B) submit a Borrowing Request for the True-Up Borrowing to be made on such designated date;

(ii) notwithstanding anything to the contrary in Section 2.04 or 2.07, on the Specified Acquisition Date all Tranche 1 Eurodollar Loans and Tranche 2 Eurodollar Loans (in each case, if any are outstanding on such date) shall be converted to ABR Loans and, until the Conversion Date occurs, no Interest Election Request may be submitted requesting that any Loans be converted to Eurodollar Loans;

(iii) until the Conversion Date occurs, no Loans of any Class may be prepaid pursuant to Section 2.10(a) unless such prepayment is accompanied by a ratable prepayment pursuant to Section 2.10(a) of the Loans of the other Class (with such ratable prepayment to be determined on the basis of the relative aggregate principal amount of the Loans of each Class then outstanding);

(iv) until the Conversion Date occurs, no Commitments of any Class may be terminated or reduced pursuant to Section 2.08(b) unless such termination or reduction is accompanied the termination or a ratable reduction, as the case may be, pursuant to Section 2.08(b) of the Commitments of the other Class (with such ratable reduction to be determined on the basis of the relative aggregate principal amount of the Commitments of each Class then in effect).

ARTICLE III

REPRESENTATIONS AND WARRANTIES

The Borrower represents and warrants to the Lenders that:

SECTION 3.01 Organization; Powers. Each of the Borrower and its Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

SECTION 3.02 Authorization; Enforceability. The Transactions are within each Loan Party’s corporate or equivalent powers and have been duly authorized by all necessary corporate and, if required, stockholder or other equityholder action. Each Loan Document to which any Loan Party is a party has been duly executed and delivered by such Loan Party and constitutes a legal, valid and binding obligation of such Loan Party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

SECTION 3.03 Governmental Approvals; No Conflicts. The Transactions (a) do not require any Loan Party to obtain any consent or approval of, or make any registration or filing with, or request any other action by, any Governmental Authority, nor is any such consent, approval, registration, filing or other action necessary for the validity or enforceability of any Loan Document or the consummation of the Transactions, except (i) such as have been obtained or made or, in the case of filings relating to the consummation of the Specified Acquisition, substantially contemporaneously with the funding of Tranche 2 Loans on the Specified Acquisition Date will be obtained or made, and are (or so will be) in full force and effect (except for any reports required to be filed by the Borrower with the SEC pursuant to the Exchange Act and routine Tax filings) and (ii) the recording and filing of the Security Instruments as required by this Agreement, (b) will not violate (i) the charter, by-laws or other organizational documents of the Borrower or any Subsidiary Guarantor or (ii) any applicable law or regulation or any order of any Governmental Authority, except, in the case of this clause (b)(ii), to the extent any such violations, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect, and (c) will not violate or result (alone or with notice or lapse of time or both) in a default under the Existing Notes, any indenture pursuant to which any Existing Notes are issued or any other indenture, agreement or other instrument binding upon the Borrower or any of the Subsidiary Guarantors or its assets, or result in, or require, the creation or imposition of any Lien in, of or on the Collateral pursuant to the terms of such document, or give rise to a right thereunder to require any material payment to be made by the Borrower or any Subsidiary Guarantor, except to the extent any of the foregoing under this clause (c) (other than with respect to the Existing Notes or any indenture pursuant to which any Existing Notes are issued and other than with respect to the creation or imposition of any Liens), individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

SECTION 3.04 Financial Condition; No Material Adverse Effect.

(a) The Borrower has heretofore furnished to the Lenders its consolidated balance sheet and statements of income, stockholders equity and cash flows (i) as of and for the fiscal years ended December 31, 2015 and December 31, 2014, reported on by Ernst & Young LLP, independent public accountants, and (ii) as of and for the Fiscal Quarter and the portion of the fiscal year ended September 30, 2016, certified by its chief financial officer. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Borrower and its consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP, subject to year-end audit adjustments and the absence of certain footnotes in the case of the statements referred to in clause (ii) above.

(b) With respect to (i) any date prior to the Investment Grade Covenants Date and (ii) the Specified Acquisition Date, since December 31, 2015, there has been no change in the business, assets, operations or condition, financial or otherwise, of the Borrower and its Subsidiaries that, taken as a whole, has had or would reasonably be expected to have a Material Adverse Effect.

(c) No Default has occurred and is continuing.

SECTION 3.05 Properties.

(a) With respect to (i) any date prior to the Investment Grade Covenants Date and (ii) the Specified Acquisition Date, each of the Borrower and its Subsidiaries has good title to, free and clear of all Liens other than Permitted Liens, or valid leasehold interests in, all its real and personal property material to its business, except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes.

(b) With respect to (i) any date prior to the Investment Grade Covenants Date and (ii) the Specified Acquisition Date, each of the Borrower and its Subsidiaries owns, or is licensed to use, all trademarks, trade names, copyrights, patents and other intellectual property material to its business, and the use thereof by the Borrower and its Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

SECTION 3.06 Litigation and Environmental Matters.

(a) With respect to (i) any date prior to the Investment Grade Covenants Date and (ii) the Specified Acquisition Date, except for the Disclosed Matters, there are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of any Responsible Officer of the Borrower, threatened against or affecting the Borrower or any of its Subsidiaries as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(b) Except for the Disclosed Matters and except with respect to any other matters that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect, neither the Borrower nor any of its Subsidiaries (i) is not in compliance with any Environmental Law, including obtaining, maintaining and complying with any permit, license or other approval required under any Environmental Law, (ii) has received written notice that it has become subject to any Environmental Liability, (iii) has received written notice of any claim with respect to any Environmental Liability or (iv) knows of any fact or event that would reasonably be expected to result in any Environmental Liability.

(c) With respect to (i) any date prior to the Investment Grade Covenants Date, (ii) the Specified Acquisition Date and (iii) solely with respect to any Disclosed Matters referred to in Section 3.06(b), each other date, there has been no change in the status of the Disclosed Matters that, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse Effect.

SECTION 3.07 Compliance with Laws and Agreements. Each of the Borrower and its Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

SECTION 3.08 Investment Company Status. Neither the Borrower nor any of its Subsidiaries is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940, as amended.

SECTION 3.09 Taxes. Each of the Borrower and its Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed by it and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which the Borrower or such Subsidiary, as applicable, has set aside on its books adequate reserves or (b) to the extent that the failure to do so would not reasonably be expected to have a Material Adverse Effect.

SECTION 3.10 ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, would reasonably be expected to have a Material Adverse Effect.

SECTION 3.11 Disclosure. None of the Information Memorandum, the Restatement Information Memorandum and any of the other reports, financial statements, certificates or other written information (other than information of a global economic or industry nature) furnished by or on behalf of the Borrower to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or the Restatement Agreement or delivered hereunder or thereunder (as modified or supplemented by other written information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading; provided that, with respect to (i) projected financial information, projected synergies, estimates and pro forma financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed by it to be reasonable at the time and (ii) financial statements, the Borrower represents only that such financial statements were prepared as represented in Section 3.04 and as required by Section 5.01(a) or 5.01(b), as applicable.

SECTION 3.12 Insurance. With respect to (a) any date prior to the Investment Grade Covenants Date and (b) the Specified Acquisition Date, the Borrower maintains, and has caused all of its Subsidiaries to maintain, (i) all insurance policies sufficient for the compliance by each of them with all material Governmental Requirements and all material agreements and (ii) insurance coverage in at least amounts and against such risk (including, without limitation, public liability) as is consistent with sound business practice.

SECTION 3.13 Federal Reserve Regulations. No part of the proceeds of any Loan will be used, directly or indirectly, for any purpose that entails a violation of any of the regulations of the Board, including Regulations T, U and X.

SECTION 3.14 Subsidiaries. As of the Restatement Effective Date, Schedule 3.14 sets forth (a) each Subsidiary’s name as listed in the public records of its jurisdiction of organization and jurisdiction of organization, and the location of its principal place of business and chief executive office and, as to each such Subsidiary, the percentage of each class of Equity Interests issued by such Subsidiary that is owned by the Borrower or any other Subsidiary and, if such percentage is not 100% (excluding directors’ qualifying shares as required by law), a description of each class issued and outstanding and (b) the identity of each Subsidiary Guarantor and each Excluded Subsidiary. All of the outstanding shares or other Equity Interests of each such Subsidiary are validly issued and outstanding and, to the extent applicable, fully paid and not assessable.

SECTION 3.15 Solvency. With respect to any date prior to the Investment Grade Covenants Date, the Borrower and the Subsidiaries are, and after giving effect to any extension of credit on such date will be, Solvent on a consolidated basis. As of the Specified Acquisition Date, after giving effect to the consummation of the Transactions on the Specified Acquisition Date, and after giving effect to the application of the proceeds of the Indebtedness incurred on the Specified Acquisition Date under such Transactions, the Borrower and the Subsidiaries are Solvent on a consolidated basis.

SECTION 3.16 Anti-Corruption Laws and Sanctions. The Borrower has implemented and maintains in effect policies and procedures reasonably intended to ensure compliance by the Borrower, its Subsidiaries and their respective directors, officers and employees with Anti-Corruption Laws and applicable Sanctions, and the Borrower, its Subsidiaries and, to the knowledge of the Borrower, its directors, officers and employees, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects. None of (a) the Borrower, any Subsidiary or, to the knowledge of the Borrower or such Subsidiary, any of their respective directors, officers or employees, or (b) to the knowledge of the Borrower, any agent of the Borrower or any Subsidiary that will act in any capacity in connection with or benefit from the credit facilities established hereby, is a Sanctioned Person. The Borrower will not request any Borrowing or Letter of Credit, and the Borrower shall not directly or knowingly indirectly use, and shall procure that its Subsidiaries and its or their respective directors, officers, employees and agents shall not use, the proceeds of any Borrowing or Letter of Credit (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, or (ii) for the purpose of funding, financing or facilitating any activities, business or transaction in violation of any Sanctions applicable to any party hereto.

SECTION 3.17 Patriot Act. Each of the Borrower and its Subsidiaries is in compliance, in all material respects, with (a) the Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto and (b) the Patriot Act.

SECTION 3.18 EEA Financial Institutions. No Loan Party is an EEA Financial Institution.

ARTICLE IV

CONDITIONS

SECTION 4.01 Restatement Effective Date. The effectiveness of the amendment and restatement of the Original Credit Agreement to be in the form set forth herein is subject to the satisfaction or waiver (in accordance with Section 9.02 of the Original Credit Agreement) of the conditions precedent set forth in Section 4 of the Restatement Agreement.

SECTION 4.02 Each Credit Event. The obligation of each Lender to make a Loan on the occasion of any Borrowing (other than a Borrowing of Tranche 2 Loans on the Specified Acquisition Date or any conversion or continuation of any Loan), and of each Issuing Bank to issue, amend, renew or extend any Letter of Credit, is subject to the satisfaction of the following conditions:

(a) The representations and warranties of the Borrower and the Subsidiary Guarantors set forth in this Agreement and each other Loan Document shall be true and correct in all material respects (except that all such representations and warranties that are otherwise qualified by materiality shall be true and correct in all respects) on and as of the date of such Borrowing or the date of the issuance, amendment, renewal or extension of such Letter of Credit, as applicable (unless such representations and warranties are stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date (except that all such representations and warranties that are otherwise qualified by materiality shall be true and correct in all respects)).

(b) At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default shall have occurred and be continuing.

(c) The Administrative Agent shall have received a Borrowing Request as required by Section 2.04 in respect of a Borrowing, or in the case of the issuance, amendment, extension or renewal of a Letter of Credit, the applicable Issuing Bank and the Administrative Agent shall have received a request as required by Section 2.05.

Each Borrowing (other than any conversion or continuation of any Loan) and each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in paragraphs (a) and (b) of this Section 4.02.

SECTION 4.03 Specified Acquisition Date. The obligations of the Tranche 2 Lenders to make Tranche 2 Loans hereunder is subject to receipt by the Administrative Agent of a Borrowing Request therefor in accordance with Section 2.03, and to the satisfaction (or waiver in accordance with Section 9.02) of the following conditions on the Specified Acquisition Date:

(a) The Restatement Lead Arrangers shall have received a copy of the definitive Specified Acquisition Agreement. The terms of the Specified Acquisition Agreement shall be reasonably satisfactory to the Restatement Lead Arrangers (it being acknowledged that the copy of the Specified Acquisition Agreement attached as an exhibit to the Borrower’s Current Report on Form 8-K publicly filed with the SEC on November 21, 2016, is satisfactory to the Restatement Lead Arrangers). The Specified Acquisition shall have been consummated, or substantially simultaneously with the making of Tranche 2 Loans shall be consummated, in accordance with the Specified Acquisition Agreement in all material respects, and no provision of the Specified Acquisition Agreement shall have been waived, amended, supplemented or otherwise modified (including any consent thereunder) in a manner materially adverse to the Lenders or the Restatement Lead Arrangers without the consent of the Restatement Lead Arrangers (such consent not to be unreasonably withheld, delayed or conditioned); provided that (i) any increase in the purchase price shall be deemed not to be materially adverse to the Lenders or the Restatement Lead Arrangers if it is paid for solely by an increase in the equity component of the purchase price and (ii) any decrease in the purchase price shall be deemed not to be materially adverse to the Lenders or the Restatement Lead Arrangers, provided that such decrease in the purchase price is allocated to reduce, on a dollar-for-dollar basis, the amount of the Bridge Facility (as defined in the Commitment Letter) or the Tranche 2 Commitments.

(b) Except as set forth in (i) the Company Reports or the MLP Reports publicly filed with the SEC prior to November 16, 2016 (excluding, in each case, any disclosures set forth in any risk factor section or in any other section to the extent they are forward-looking statements or cautionary, predictive or forward-looking in nature) or (ii) Section 5.1(f)(ii) of the Company Disclosure Letter (in the final form received by counsel to the Restatement Lead Arrangers and acknowledged by such counsel as the applicable version thereof for purposes of this parenthetical) (it being agreed that disclosure of any item in any other section or subsection of the Company Disclosure Letter shall be deemed disclosure with respect to this paragraph if the relevance of such item is reasonably apparent), since December 31, 2015, there shall not have been any change in the financial condition, properties, assets, liabilities, business or results of operations of the Company and its Subsidiaries or any circumstance, occurrence or development of which the Company has Knowledge which, individually or in the aggregate, shall have had or would reasonably be expected to have a Company Material Adverse Effect. All capitalized terms used above in this paragraph shall have the meaning assigned thereto in the Specified Acquisition Agreement (as in effect on November 16, 2016), other than the term Restatement Lead Arrangers, which shall have the meaning assigned thereto in this Agreement.

(c) All fees of the Commitment Parties (as defined in the Commitment Letter) and the Administrative Agent payable on or prior to the Specified Acquisition Date pursuant to the Fee Letters (as defined in the Commitment Letter), all fees owed to the Lenders pursuant to the Fee Letters (as so defined) and all expenses of the Restatement Lead Arrangers and the Administrative Agent required to be paid or reimbursed on the Specified Acquisition Date pursuant to the Commitment Letter (to the extent, in the case of such expenses, invoiced at least three Business Days prior to the Specified Acquisition Date, except as otherwise agreed by the Borrower) shall have been paid, in each case, at the Borrower’s option, from the proceeds of the Tranche 2 Loans.

(d) The Specified Debt Repayment shall have been, or substantially simultaneously with the making of the Tranche 2 Loans will be, consummated.

(e) To the extent requested at least 10 Business Days prior to the Specified Acquisition Date, the Lenders shall have received all documentation and other information required by bank regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations, including the Patriot Act, at least three Business Days prior to the Specified Acquisition Date.

(f) Subject to the final paragraph of this Section 4.03, Western and each of its subsidiaries that, upon consummation of the Specified Acquisition, would be a Domestic Wholly-Owned Subsidiary (i) shall execute and deliver to the Administrative Agent a Guaranty Agreement (or a supplement to a Guaranty Agreement or such other document as the Administrative Agent shall deem appropriate for such purpose) and the Security Agreement (or supplement to the Security Agreement or such other document as the Administrative Agent shall deem appropriate for such purpose), (ii) shall take all other actions necessary or advisable in the opinion of the Administrative Agent to cause the Lien created by the applicable Security Agreement and/or such other Security Instruments referred to above to be duly perfected to the extent required by such agreement in accordance with all applicable Governmental Requirements, including the filing of financing statements in such jurisdictions as may be reasonably requested by the Administrative Agent and (iii) shall deliver to the Administrative Agent a customary perfection certificate, dated the Specified Acquisition Date and executed by the Responsible Officer of Western or the Borrower, together with all attachments contemplated thereby, including the results of a search of the Uniform Commercial Code (or equivalent) filings made with respect to Western and such of its subsidiaries, and such other documents as may be reasonably requested by the Administrative Agent, all in form, content and scope reasonably satisfactory to the Administrative Agent.

(g) The Specified Representations shall be true and correct in all material respects (except for representations and warranties that are already qualified by materiality, which representations and warranties shall be true and correct after giving effect to such materiality qualifier).

(h) The Specified Acquisition Agreement Representations shall be true and correct in all material respects to the extent required by the definition thereof.

(i) The Administrative Agent shall have received a customary written opinion (addressed to the Administrative Agent, the Restatement Lead Arrangers, the Lenders and the Issuing Banks and dated the Specified Acquisition Date) of each of (i) Sullivan & Cromwell LLP, counsel for Western and such of its subsidiaries as, pursuant to paragraph (f) of this Section 4.03, are required to become Subsidiary Guarantors, and (ii) local counsel for Western and such of its subsidiaries in each jurisdiction in which any such Person is organized and the laws of which are not covered by the opinion referred to in clause (i) above (and each of Western and such of its subsidiaries hereby requests such counsel to deliver such opinions to the Administrative Agent).

(j) The Administrative Agent shall have received, in respect of Western and such of its subsidiaries as, pursuant to paragraph (f) of this Section 4.03, are required to become Subsidiary Guarantors, a certificate of such Person, dated the Specified Acquisition Date and executed by the secretary or an assistant secretary of such Person, attaching (i) a copy of each organizational document of such Person, which shall, to the extent applicable, be certified as of the Specified Acquisition Date or a recent date prior thereto by the appropriate Governmental Authority, (ii) signature and incumbency certificates of the officers of such Person executing each Loan Document to which it is to be a party, (iii) resolutions of the board of directors or similar governing body of such Person approving and authorizing the execution, delivery and performance of the Loan Documents to which it is to be a party, certified as of the Specified Acquisition Date by such secretary or assistant secretary as being in full force and effect without modification or amendment, and (iv) a good standing certificate from the applicable Governmental Authority of such Person’s jurisdiction of organization, dated the Specified Acquisition Date or a recent date prior thereto, all in form and substance reasonably satisfactory to the Administrative Agent.

(k) The Administrative Agent shall have received a certificate, dated the Specified Acquisition Date and executed by a Responsible Officer of the Borrower, confirming satisfaction of the conditions set forth in paragraphs (a) (other than the second sentence thereof), (b), (d), (g) and (h) of this Section 4.03.

(l) The Administrative Agent shall have received a Solvency Certificate, substantially in the form of Exhibit H, dated the Specified Acquisition Date and executed by the chief financial officer of the Borrower.

To the extent any requirement of paragraph (f) of this Section 4.03 is not satisfied on the Specified Acquisition Date after the Borrower’s use of commercially reasonable efforts to do so, then the provision or perfection of the security interest in the applicable Collateral, or the entry into the Guaranty Agreement by Western or the applicable subsidiary of Western, shall not constitute a condition precedent to the making of the Tranche 2 Loans on the Specified Acquisition Date, but instead shall be required to be provided or perfected, as the case may be, in accordance with the terms hereof within 15 days after the Specified Acquisition Date (it being agreed that failure so to provide or perfect within such period shall constitute an immediate “Event of Default”, unless waived in accordance with Section 9.02).

ARTICLE V

AFFIRMATIVE COVENANTS

Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full and all Letters of Credit shall have expired or terminated, in each case, without any pending draw, and all LC Disbursements shall have been reimbursed, the Borrower covenants and agrees with the Lenders that:

SECTION 5.01 Financial Statements and Other Information. The Borrower will furnish to the Administrative Agent and each Lender:

(a) within 90 days after the end of each fiscal year of the Borrower, its audited consolidated balance sheet and related consolidated statements of income, stockholders’ equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by Ernst & Young LLP or other independent public registered accounting firm of recognized national standing (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations and cash flows of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;

(b) within 45 days after the end of each of the first three Fiscal Quarters of each fiscal year of the Borrower, its consolidated balance sheet and related consolidated statements of income, stockholders’ equity and cash flows as of the end of and for such Fiscal Quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations and cash flows of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of certain footnotes;

(c) concurrently with any delivery of financial statements under Section 5.01(a) or 5.01(b), a certificate of a Financial Officer of the Borrower, substantially in the form attached hereto as Exhibit F (a “Compliance Certificate”), (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) specifying any change in (A) any Loan Party’s legal name, (B) the location of any Loan Party’s chief executive office or principal place of business and (C) the jurisdiction in which the Borrower or any Subsidiary Guarantor is incorporated or formed, in each case, since the information provided to the Lenders on the Effective Date or in the most recent Compliance Certificate delivered pursuant to this Section 5.01(c), as applicable, (iii) setting forth reasonably detailed calculations demonstrating compliance with each of the Financial Covenants, (iv) stating whether any change in GAAP or in the application thereof has occurred that is applicable to the Borrower since the date of the audited financial statements referred to in Section 3.04(a) and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate, (v) attaching (A) the related consolidating financial statements of the Borrower, reflecting the consolidated financial statements of the Borrower excluding the consolidated financial statements of TLLP and its subsidiaries and Western Logistics and its subsidiaries, the consolidating adjustments and the resulting financial statements of the Borrower used in calculating compliance with Section 6.12, and (B) a schedule describing all Indebtedness of TLLP GP, TLLP, Western Logistics GP, Western Logistics and their respective subsidiaries that is recourse to the Borrower or any of its Subsidiaries, and (vi) concurrently with delivery of financial statements under Section 5.01(a) only, setting forth reasonably detailed calculations as of the last day of the most recent Fiscal Quarter covered by such financial statements with respect to which Subsidiaries are Immaterial Subsidiaries based on the information contained in such financial statements and identifying each Subsidiary, if any, that has been designated not to be an Immaterial Subsidiary in order to satisfy the condition set forth in the definition of the term “Immaterial Subsidiary”;

(d) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Borrower or any Subsidiary with the SEC, or any Governmental Authority succeeding to any or all of the functions of the SEC, or with any national securities exchange, or distributed by the Borrower to its shareholders generally, as the case may be;

(e) prior to the Investment Grade Covenants Date, commencing with the Fiscal Quarter ending June 30, 2017, (i) within 60 days after the beginning of each fiscal year of the Borrower, an annual forecast (including a projected balance sheet, projected income statements, and projected cash flow statement) of the Borrower and its Subsidiaries with respect to such fiscal year and (ii) within 60 days after the end of the Fiscal Quarter ending June 30th of each year, an update to the annual forecast for such fiscal year;

(f) prior to the Investment Grade Covenants Date, concurrently with any delivery of financial statements under Section 5.01(a), a certificate of insurance coverage from each insurer with respect to the insurance required by Section 5.05, in form and substance satisfactory to the Administrative Agent, and, if requested by the Administrative Agent or any Lender, all copies of the applicable policies;

(g) [Reserved];

(h) prior to the Investment Grade Covenants Date, prompt written notice, and in any event within 10 Business Days, of the occurrence of any Casualty Event having a fair market value in excess of $25,000,000 or the commencement of any action or proceeding that would reasonably be expected to result in a Casualty Event having a fair market value in excess of $25,000,000; and

(i) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Borrower or any Subsidiary, or compliance with the terms of this Agreement or any other Loan Document, as the Administrative Agent or any Lender through the Administrative Agent may reasonably request.

Documents required to be delivered pursuant to Section 5.01(a), Section 5.01(b) or Section 5.01(d) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the Borrower’s website on the Internet at http://www.tsocorp.com or (ii) on which such documents are posted on the Borrower’s behalf on the website of the SEC or any other Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent). Notwithstanding anything contained herein, in every instance the Borrower shall be required to provide paper copies of the Compliance Certificate required by Section 5.01(c) to the Administrative Agent, which shall then promptly furnish such Compliance Certificate to the Lenders. Except for such Compliance Certificates, the Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

SECTION 5.02 Notices of Material Events. The Borrower will furnish to the Administrative Agent, which shall furnish to each Lender, prompt written notice of the following:

(a) the occurrence of any Default of which any Responsible Officer of the Borrower obtains knowledge;

(b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the Borrower or any Subsidiary thereof that, if adversely determined, would reasonably be expected to have a Material Adverse Effect;

(c) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, would reasonably be expected to result in liability of the Borrower and its Subsidiaries in an aggregate amount exceeding $75,000,000; and

(d) prior to the Investment Grade Covenants Date, any other development that has had, or would reasonably be expected to have, a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other Responsible Officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

SECTION 5.03 Existence; Conduct of Business. The Borrower will, and will cause each Subsidiary Guarantor to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.03 or any merger, consolidation, liquidation or dissolution of any Subsidiary that is not otherwise prohibited by the terms of this Agreement; and provided, further, that neither the Borrower nor any of its Subsidiaries shall be required to preserve, renew or keep in full force and effect any right, license, permit, privilege or franchise to the extent that the failure to do so would not reasonably be expected to have a Material Adverse Effect.

SECTION 5.04 Payment of Obligations. The Borrower will, and will cause each of its Subsidiaries to, pay its obligations, including Tax liabilities, that, if not paid, would reasonably be expected to have a Material Adverse Effect before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Borrower or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest would not reasonably be expected to have a Material Adverse Effect.

SECTION 5.05 Maintenance of Properties; Insurance. The Borrower will, and will cause each of its Subsidiaries to, (a) keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect and (b) maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks consistent with sound business practice. At all times after the 60th day after the Restatement Effective Date and prior to the Investment Grade Covenants Date, (i) the loss payable clauses or provisions in (x) the applicable property loss policies insuring any of the Collateral shall be endorsed in favor of and made payable to the Administrative Agent, for the benefit of the Secured Parties, as a “lender loss payee” or other formulation acceptable to the Administrative Agent, and (y) each of the Borrower’s and its Subsidiaries’ comprehensive and general liability policies and gradual pollution policies (to the extent in existence) shall name the Administrative Agent and the Lenders as “additional insureds” and (ii) the insurance policies described in clauses (x) and (y) shall provide that no cancellation thereof shall be effective until at least 30 days (or such shorter number of days as may be agreed to by the Administrative Agent or as may be the maximum number of days permitted by applicable law) after receipt by the Administrative Agent of written notice thereof (or 10 days in the case of cancellation for non-payment of premiums).

SECTION 5.06 Books and Records; Inspection Rights. The Borrower will, and will cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries in all material respects are made of all dealings and transactions in relation to its business and activities to the extent required by GAAP and applicable law. The Borrower will, and will cause each of its Subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice and subject to any applicable restrictions or limitations on access to any facility or information that is classified or restricted by contract or by law, regulation or governmental guidelines, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at reasonable times; provided that, excluding any such visits and inspections during the continuation of an Event of Default, only one such visit per fiscal year shall be at the Borrower’s expense; provided further that when an Event of Default exists, the Administrative Agent or any Lender may do any of the foregoing at the expense of the Borrower. The Administrative Agent and the Lenders agree that they shall conduct any such inspection or examination in reasonable accordance with the Borrower’s and its Subsidiaries’ safety policies and procedures and shall not materially interfere with or impair the Borrower’s or its Subsidiaries’ operations.

SECTION 5.07 Compliance with Laws. The Borrower will, and will cause each of its Subsidiaries to, comply, in all material respects with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. The Borrower will maintain in effect and enforce policies and procedures reasonably intended to ensure compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions.

SECTION 5.08 Use of Proceeds and Letters of Credit. The proceeds of the Tranche 1 Loans will be used only for general corporate purposes, including, at the option of the

Borrower, to refinance any Indebtedness of the Borrower. The proceeds of the Tranche 2 Loans will be used only to finance the Specified Acquisition Transactions, to pay for a portion of the fees and expenses incurred in connection with the Specified Acquisition Transactions and to cash collateralize letters of credit of Western and its Subsidiaries. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the regulations of the Board, including Regulations T, U and X. Letters of Credit will be issued only for general corporate purposes. The Borrower will not request any Borrowing or Letter of Credit, and the Borrower shall not use, and shall procure that its Subsidiaries and its or their respective directors, officers, employees and agents shall not use, the proceeds of any Borrowing or Letter of Credit (a) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (b) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, or (c) in any manner that would result in the violation of any Sanctions applicable to any party hereto.

SECTION 5.09 Additional Subsidiary Guarantors; Collateral.

(a) From the Effective Date until the Investment Grade Covenants Date, (i) with respect to any Person that is or becomes a Domestic Wholly-Owned Subsidiary, whether by formation, acquisition or otherwise (other than an Immaterial Subsidiary or a Permitted Acquisition Excluded Subsidiary) or (ii) if any Domestic Subsidiary (including any Immaterial Subsidiary or Permitted Acquisition Excluded Subsidiary) that is not a Subsidiary Guarantor Guarantees any Indebtedness of the Borrower or any other Domestic Subsidiary, then in the case of both clauses (i) and (ii) above, the Borrower shall, or shall cause its Subsidiaries to, promptly (and, in the case of clause (i) above, in any event within 15 days after the formation or acquisition of any such Subsidiary or any such Subsidiary ceasing to be an Immaterial Subsidiary or a Permitted Acquisition Excluded Subsidiary or, in the case of clause (ii) above, within 15 days after such Subsidiary guarantees such Indebtedness (or, in each case, such longer period as the Administrative Agent may determine in its sole discretion)) cause such Person to (A) become a Subsidiary Guarantor by executing and delivering to the Administrative Agent a duly executed Guaranty Agreement (or supplement to a Guaranty Agreement or such other document as the Administrative Agent shall deem appropriate for such purpose), (B) execute and deliver to the Administrative Agent a duly executed Security Agreement (or supplement to the Security Agreement or such other document as the Administrative Agent shall deem appropriate for such purpose), (C) execute and deliver to the Administrative Agent, to the extent reasonably requested by the Administrative Agent, such legal opinions, organizational and authorization documents and certificates of the type referred to in Sections 4.01(c) and 4.01(d) of the Original Credit Agreement and take all actions necessary or advisable in the opinion of the Administrative Agent to cause the Lien created by the applicable Security Agreement and/or such other Security Instruments referred to above to be duly perfected to the extent required by such agreement in accordance with all applicable Governmental Requirements, including the filing of financing statements in such jurisdictions as may be reasonably requested by the Administrative Agent, and (D) deliver to the Administrative Agent such other documents as may be reasonably requested by the Administrative Agent, all in form, content and scope reasonably satisfactory to the Administrative Agent.

(b) From and after the Investment Grade Covenants Date, with respect to any Subsidiary of the Borrower that Guarantees any Material Indebtedness of the Borrower or any Domestic Subsidiary, the Borrower shall promptly (and in any event within 15 days after such Subsidiary Guarantees such Indebtedness (or such longer period as the Administrative Agent may determine in its sole discretion)) cause such Subsidiary to (i) become a Subsidiary Guarantor by executing and delivering to the Administrative Agent a duly executed Guaranty Agreement (or supplement to a Guaranty Agreement or such other document as the Administrative Agent shall deem appropriate for such purpose), (ii) execute and deliver to the Administrative Agent, to the extent reasonably requested by the Administrative Agent, such legal opinions, organizational and authorization documents and certificates of the type referred to in Sections 4.01(c) and 4.01(d) of the Original Credit Agreement, and (iii) deliver to the Administrative Agent such other documents as may be reasonably requested by the Administrative Agent, all in form, content and scope reasonably satisfactory to the Administrative Agent.

(c) The Borrower, at its sole expense will, and will cause each Subsidiary Guarantor to, promptly execute and deliver to the Administrative Agent all such other documents, agreements and instruments reasonably requested by the Administrative Agent to comply with, cure any defects or accomplish the conditions precedent, covenants and agreements of the Borrower or any Subsidiary Guarantor, as the case may be, in the Loan Documents, or to further evidence and more fully describe the Collateral intended as security for the Obligations, or to correct any omissions in this Agreement or the Security Instruments, or to state more fully the obligations secured therein, or to perfect, protect or preserve any Liens created pursuant to this Agreement or any of the Security Instruments or the priority thereof, or to make any recordings, file any notices or obtain any consents, all as may be reasonably necessary or appropriate, in the sole discretion of the Administrative Agent, in connection therewith. The Borrower hereby authorizes the Administrative Agent to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral without the signature of the Borrower or any other Loan Party where permitted by law. A carbon, photographic or other reproduction of the Security Instruments or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law.

(d) For the avoidance of doubt, this Section 5.09 shall not apply with respect to Excluded Subsidiaries, including Western Logistics and its subsidiaries for so long as Western Logistics is an Excluded Subsidiary.

SECTION 5.10 Collection Accounts. From the Effective Date until the Investment Grade Covenants Date, the Borrower shall, and shall cause its Subsidiaries to, deposit all collections of Receivables constituting Collateral and all other proceeds of Collateral directly into Deposit Accounts or Securities Accounts, as applicable, in each case, subject to Control Agreements; provided that (a) the Borrower shall not be required, and shall not be required to cause its Subsidiaries, to comply with the foregoing requirements until the 90th day following the Effective Date (or such later date as the Administrative Agent may reasonably agree) and (b) the Borrower shall not be required to cause Western and its subsidiaries to comply with the foregoing requirements until the 90th day following the Specified Acquisition Date (or such later date as the Administrative Agent may reasonably agree).

ARTICLE VI

NEGATIVE COVENANTS

Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full and all Letters of Credit have expired or terminated, in each case, without any pending draw, and all LC Disbursements shall have been reimbursed, the Borrower covenants and agrees with the Lenders that:

SECTION 6.01 Indebtedness.

(a) From the Effective Date until the Investment Grade Covenants Date, the Borrower will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Indebtedness, except:

(i) Obligations incurred under this Agreement and the other Loan Documents;

(ii) Indebtedness existing on the Effective Date and described on Schedule 6.01 and any Permitted Refinancing Indebtedness in respect thereof;

(iii) (A) purchase money Indebtedness (including Capital Lease Obligations) incurred by the Borrower or any of its Subsidiaries to finance the construction or the acquisition of assets (other than Collateral) used in the ordinary course of its business, if (1) at the time of such incurrence, no Default has occurred and is continuing or would result from such incurrence and (2) the aggregate amount of such Indebtedness does not, when taken together with all then outstanding Permitted Refinancing Indebtedness referred to in clause (B), exceed $175,000,000 at any time outstanding, and (B) any Permitted Refinancing Indebtedness in respect thereof;

(iv) unsecured Indebtedness arising from intercompany loans and advances made by (A) any Loan Party to any other Loan Party, (B) any Subsidiary to any Loan Party, (C) the Borrower or any Subsidiary to any Wholly-Owned Subsidiary not constituting a Subsidiary Guarantor, and (D) TLLP, TLLP GP, Western Logistics and Western Logistics GP or any of their respective subsidiaries to the Borrower; provided that all such Indebtedness pursuant to this Section 6.01(a)(iv) (other than Indebtedness pursuant to clause (C)) shall be expressly subordinated to the Obligations on terms reasonably acceptable to the Administrative Agent;

(v) Indebtedness of Tesoro Panama (so long as the lender in respect of such Indebtedness is not the Borrower or any Subsidiary or any Excluded Subsidiary) that does not at any time exceed an aggregate amount equal to $50,000,000;

(vi) Indebtedness arising under or in connection with letters of credit issued for the account of the Borrower or any Subsidiary thereof (other than Letters of Credit issued hereunder); provided, that such letters of credit shall be used only (A) to acquire Petroleum Inventory outside of the United States of America or (B) for general corporate purposes in the ordinary course of business;

(vii) Indebtedness incurred by the Borrower or any of its Subsidiaries pursuant to a Catalyst Sale/Leaseback Transaction; provided that the aggregate principal amount of all such Indebtedness shall not exceed $150,000,000 at any time outstanding;

(viii) additional unsecured Indebtedness of the Borrower or any Subsidiary (other than Tesoro Panama), so long as (A) the lender in respect of such Indebtedness is not the Borrower or any Subsidiary or any Excluded Subsidiary, (B) at the time such Indebtedness is incurred, no Default has occurred and is continuing or would result therefrom, (C) the Borrower is in pro forma compliance with the Financial Covenants both before and immediately after giving effect to the incurrence of any such Indebtedness, (D) such Indebtedness has a Stated Maturity that is no earlier than 91 days after the latest Maturity Date then applicable to any Lender, (E) the terms of such Indebtedness do not provide for any scheduled repayment, mandatory redemption or prepayment or scheduled principal amortization prior to the date that is 91 days after the latest Maturity Date then applicable to any Lender (except as a result of a customary change of control offer or a customary asset sale offer or upon a customary event of default), (F) the covenants, events of default, guarantees and other terms of such Indebtedness, taken as a whole, are determined by the Borrower to be “market” terms on the date of incurrence of such Indebtedness and (other than interest rate, fees, funding discounts and redemption or prepayment premiums determined by the Borrower to be “market” rates, fees, discounts and premiums at the time of issuance or incurrence of any such Indebtedness) in any event are not more restrictive, taken as a whole, on the Borrower and its Subsidiaries than the terms of this Agreement (as in effect on the date of incurrence of such Indebtedness) and do not require the maintenance or achievement of any financial performance standards other than as a condition to taking specified actions (or the maintenance or achievement of any financial performance standard is only applicable after the latest Maturity Date then applicable to any Lender) and (G) no Subsidiary of the Borrower (other than a Subsidiary Guarantor) is an obligor (including pursuant to a Guarantee) under such Indebtedness;

(ix) (A) Indebtedness of a Person that becomes a Subsidiary after the Effective Date as a result of a Permitted Acquisition permitted by Section 6.04(d), if (1) such Indebtedness existed at the time such Person became a Subsidiary and was not created in anticipation thereof, (2) at the time such Person becomes a Subsidiary, no Default has occurred and is continuing or would result after giving effect (including pro forma effect) thereto, (3) such Indebtedness is not Guaranteed in any respect by the Borrower or any Subsidiary and (4) the aggregate principal amount of all such Indebtedness does not, when taken together with all then outstanding Permitted Refinancing Indebtedness referred to in clause (C) the proceeds of which were used to refinance Indebtedness incurred in reliance on this clause (A) (or Permitted Refinancing Indebtedness previously incurred to refinance Indebtedness incurred in reliance on this clause (A)), exceed $250,000,000 at any time outstanding, (B) any Specified Acquired Debt and (C) any Permitted Refinancing Indebtedness in respect of the Indebtedness referred to in clause (A) or (B) above;

(x) endorsements of negotiable instruments for collection in the ordinary course of business;

(xi) Indebtedness consisting of performance bonds, surety bonds, appeal bonds, injunctions bonds and other obligations of a like nature, in each case, arising in the ordinary course of business;

(xii) Guarantees permitted by Section 6.04 (other than Section 6.04(h)); and

(xiii) (A) additional Indebtedness of the Borrower or any Subsidiary (other than Tesoro Panama), so long as (1) the lender in respect of such Indebtedness is not the Borrower or any Subsidiary or any Excluded Subsidiary, (2) at the time such Indebtedness is incurred, no Default has occurred and is continuing or would result therefrom and (3) the aggregate principal amount of all such Indebtedness does not exceed $500,000,000 at any time outstanding; or

(B) (1) additional Indebtedness of the Borrower or any Subsidiary Guarantor so long as (x) such Indebtedness is unsecured, (y) the proceeds of such Indebtedness, at any time prior to the Specified Acquisition Date, are placed into escrow, held by the Borrower as cash or are invested in Permitted Investments, in each case, pending use as otherwise specified in this clause (y) or are applied to repay or prepay such Indebtedness (together with any accrued interest or premiums) and, at any time on or after the Specified Acquisition Date, are applied solely to make the Specified Debt Repayment and to pay a portion of the Cash Consideration (as defined in the Specified Acquisition Agreement) and all or a portion of the fees and expenses incurred in connection with the Specified Acquisition, and (z) the aggregate principal amount of all such Indebtedness does not, when taken together with all then outstanding Permitted Refinancing Indebtedness referred to in clause (B)(2) below, exceed $2,150,000,000 at any time outstanding, and (2) any Permitted Refinancing Indebtedness in respect of Indebtedness incurred in reliance on clause (B)(1) above.

For the avoidance of doubt, to the extent any Indebtedness could be attributable to more than one subsection of this Section 6.01(a), the Borrower or any Subsidiary may categorize all or any portion of such Indebtedness to any one or more subsections of this Section 6.01(a) as it elects and unless as otherwise expressly provided, in no event shall the same portion of any Indebtedness be deemed to utilize or be attributable to more than one subsection of this Section 6.01(a).

(b) From and after the Investment Grade Covenants Date:

(i) at no time shall the aggregate of the following exceed 15% of Consolidated Net Tangible Assets: (A) secured Indebtedness and secured Hedging Obligations of the Borrower and its Subsidiaries (provided that, for purposes of the calculation in this clause (A), (1) Indebtedness of the Borrower and its Subsidiaries that is secured by a Lien that is permitted by Section 6.02(b) (other than Section 6.02(b)(x)) and (2) Liens arising as a result of customary netting and offset provisions in Hedging Agreements shall be disregarded), plus (B) unsecured Indebtedness of the Subsidiaries of the Borrower (provided that, for purposes of the calculation in this clause (B), Indebtedness that is Excluded Subsidiary Debt shall be disregarded); and

(ii) the Borrower will not permit Indebtedness of the Borrower or its Subsidiaries in respect of Securitization Transactions to exceed $500,000,000 in the aggregate at any time outstanding.

SECTION 6.02 Liens.

(a) From the Effective Date until the Investment Grade Covenants Date, the Borrower will not, and will not permit any Subsidiary to, incur, create, assume or permit to exist any Lien on any Property now owned or hereafter acquired by it, except:

(i) Liens securing the Obligations;

(ii) Liens securing Indebtedness existing on the Effective Date and listed on Schedule 6.02;

(iii) Permitted Encumbrances;

(iv) (A) Liens on Property of a Person existing at the time such Person becomes a Subsidiary pursuant to a Permitted Acquisition permitted by Section 6.04(d) (and not created in anticipation or contemplation thereof) and (B) Liens on Property of Western and its subsidiaries existing on the Specified Acquisition Date at the time Western becomes a Subsidiary (and not created in anticipation or contemplation thereof); provided that (1) such Liens do not extend to Property not subject to such Liens at the time of acquisition (other than improvements thereon) and (2) if the Liens on such Property secure Indebtedness, such Indebtedness is permitted under Section 6.01(a)(ix)(A) or 6.01(a)(ix)(B), as applicable;

(v) Liens on any asset (other than Collateral) securing Indebtedness permitted pursuant to Section 6.01(a)(iii); provided that such Lien attaches to such asset concurrently with or within 18 months after the acquisition or completion or construction thereof (or otherwise attaches to replacement assets upon a casualty or condemnation event);

(vi) Liens arising under ERISA, provided that such Liens do not secure liabilities which, in the aggregate, equal or exceed $75,000,000;

(vii) Liens on cash and Permitted Investments in an aggregate amount not to exceed $500,000,000 at any time, in favor of counterparties securing Hedging Obligations of the Borrower or any Subsidiary under Hedging Agreements permitted by Section 6.05;

(viii) Liens relating to a Catalyst Sale/Leaseback Transaction that are upon catalysts containing one or more precious metals (A) subject to such Catalyst Sale/Leaseback Transaction and (B) used by the Borrower or any of the Subsidiaries in the ordinary course of business;

(ix) Liens securing Indebtedness incurred pursuant to Section 6.01(a)(vi); provided that none of the Borrower’s or any Subsidiary’s Property, other than Petroleum

Inventory acquired through the use of those letters of credit described in clause (A) of Section 6.01(a)(vi), shall be subject to any such Lien (it being acknowledged and understood that any such Liens on such Property may be first priority Liens, senior to the Lien of the Administrative Agent, subject to subordination or intercreditor arrangements substantially similar to then current market arrangements and on terms and conditions reasonably acceptable to the Administrative Agent);

(x) Liens on Equity Interests in Excluded Subsidiaries (other than TLLP, TLLP GP, Western Logistics and Western Logistics GP);

(xi) Liens securing Indebtedness incurred pursuant to Section 6.01(a)(xiii)(A) on (A) Property not constituting Collateral or (B) the Collateral; provided that, with respect to this clause (B), such Liens are expressly subordinated to the Liens of the Administrative Agent and the Lenders on the Collateral, pursuant to subordination or intercreditor arrangements on terms and conditions acceptable to the Administrative Agent; and

(xii) any Lien securing Indebtedness, neither assumed nor guaranteed by the Borrower or any of its Subsidiaries nor on which it customarily pays interest, existing upon real estate or rights in or relating to real estate acquired by the Borrower for refining, substation, metering station, pump station, storage, gathering line, transmission line, transportation line, distribution line or for right-of-way purposes, any Liens reserved in leases for rent and for compliance with the terms of the leases in the case of leasehold estates, to the extent that any such Lien referred to in this clause (xii) does not materially impair the use of the Property covered by such Lien for the purposes of which such Property is held by the Borrower or any of its Subsidiaries.

(b) From and after the Investment Grade Covenants Date, the Borrower will not, and will not permit any Subsidiary to, incur, create, assume or permit to exist any Lien to secured payment of any Indebtedness or any Hedging Obligation on any Property now owned or hereafter acquired by it, except:

(i) Liens in favor of the Administrative Agent securing Indebtedness or other obligations existing pursuant to this Agreement and the other Loan Documents;

(ii) Liens created by Capital Lease Obligations; provided that the Liens created by any such Capital Lease Obligations attach only to the Property leased to the Borrower or one of its Subsidiaries pursuant thereto and general intangibles and proceeds related thereto, and improvements, accessories and upgrades to the Property leased pursuant thereto;

(iii) purchase money Liens and Liens on Property acquired, constructed or improved by the Borrower or any Subsidiary (including such Liens securing Indebtedness incurred within 180 days of the date on which such Property was acquired or the date of completion of such construction or improvement); provided that all such Liens attach only to the Property purchased, constructed or improved with the proceeds of the Indebtedness secured thereby and improvements, accessions, general intangibles and proceeds related thereto;

(iv) Liens on Property of a non-Wholly-Owned Subsidiary to secure obligations of such Subsidiary to the Borrower or to a Wholly-Owned Subsidiary; provided, however, that the obligations so secured may not be assigned, sold or otherwise transferred to a Person other than the Borrower or another Wholly-Owned Subsidiary unless such Liens are otherwise permitted hereunder;

(v) Liens arising in connection with statutory or contractual setoff provisions granted or arising in the ordinary course of business in favor of banks, brokers, or other creditors;

(vi) Liens customarily granted on accounts receivable and related assets in connection with Securitization Transactions to the extent Indebtedness in respect of such Securitization Transactions is permitted under Section 6.01(b)(ii);

(vii) any Lien on Property of a Subsidiary to the extent that (A) such Subsidiary has provided a Guarantee under the Guaranty Agreement, (B) the Indebtedness of such Subsidiary that is secured by such Lien is pari passu with (or subordinate to) the obligations of such Subsidiary under the Guaranty Agreement and (C) any Property that is subject to a Lien in support of such Indebtedness is also subject to a pari passu (or higher priority) Lien in favor of the Administrative Agent securing Indebtedness or other obligations existing pursuant to this Agreement and the other Loan Documents;

(viii) any Lien arising out of refinancing, extending, renewing or refunding (or successively refinancing, extending, renewing or refunding) any Indebtedness secured by any Lien permitted by any of the foregoing clauses of this Section 6.02(b); provided that the principal amount of such Indebtedness is not increased and such Indebtedness is not secured by any additional Property;

(ix) Permitted Encumbrances; and

(x) Liens not otherwise permitted by the foregoing clauses of this Section 6.02(b) securing Indebtedness and Hedging Obligations; provided that such Indebtedness and Hedging Obligations are permitted under Section 6.01(b)(i).

SECTION 6.03 Fundamental Changes. (a) The Borrower will not, and will not permit any Subsidiary to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise Dispose of (in one transaction or in a series of transactions) all or substantially all of the consolidated assets of the Borrower and its Subsidiaries (in each case, whether now owned or hereafter acquired), or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing, (i) (A) any Person may merge with the Borrower in a transaction in which the Borrower is the surviving entity or (B) from and after the Investment Grade Covenants Date, the Borrower may merge with or into any other Person in a transaction in which such other Person is the surviving entity (the “Surviving Person”) so long as (1) such Surviving Person is of an Investment Grade Rating equal to or higher than the

Borrower’s rating, (2) such Surviving Person is organized under the laws of the United States of America or any state thereof or the District of Columbia and (3) concurrently with such transaction, such Surviving Person assumes, pursuant to the terms of such transaction, each of the obligations of the Borrower under the Loan Documents and such assumption is evidenced by an assumption agreement executed and delivered to the Administrative Agent in a form reasonably satisfactory to the Administrative Agent; (ii) any Person (other than the Borrower) may merge or consolidate with any Subsidiary; provided that if any Subsidiary Guarantor is a party to such transaction, (A) such Subsidiary Guarantor shall be the surviving entity or (B) the surviving entity shall become a Subsidiary Guarantor substantially concurrently with such transaction in accordance with Section 5.09; and (iii) any such Subsidiary may liquidate or dissolve if the Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Borrower and is not materially disadvantageous to the Lenders; provided that if such Subsidiary is a Subsidiary Guarantor, the assets thereof shall be distributed to or otherwise received by a Loan Party; and provided further that, any such merger or consolidation involving a Person that is not a Wholly-Owned Subsidiary prior to such merger or consolidation shall not be permitted unless also permitted by Section 6.04. Without limiting the generality of the foregoing, the transfer of more than 50% of the Borrower’s Consolidated Total Assets shall be deemed, for the purposes of this Section 6.03(a), a transfer of all or substantially all of the consolidated assets of the Borrower and its Subsidiaries.

(b) The Borrower will not, and will not permit any of its Subsidiaries to, engage to any material extent in any business other than businesses of the type conducted by the Borrower and its Subsidiaries on the date of this Agreement and businesses reasonably related thereto.

SECTION 6.04 Investments. From the Effective Date until the Investment Grade Covenants Date, the Borrower will not, and will not permit any of its Subsidiaries to, make or permit to remain outstanding any Investment in or to any Person, except:

(a) (i) Investments made prior to the Effective Date in Subsidiaries in existence on the Effective Date and (ii) other Investments in existence on the Effective Date and described on Schedule 6.04;

(b) Investments made (i) by the Borrower or any other Loan Party in any Person that, prior to such Investment, is a Loan Party; (ii) by any Subsidiary that is not a Loan Party in the Borrower or any Subsidiary of the Borrower; provided that any such Investment described in this clause (ii) that is the form of a loan or advance from a non-Loan Party to a Loan Party shall be unsecured and subordinated to the Obligations on terms satisfactory to the Administrative Agent; (iii) by the Borrower or any Subsidiary in or to any Excluded Subsidiary or other Subsidiary that is not a Loan Party; provided that, with respect to any Investment described in this clause (iii), the aggregate amount outstanding at any one time of all such Investments (valued at cost (or, in the case of Guarantees, as set forth in the definition thereof) as of the date of such Investment) shall not exceed $150,000,000 (and no more than $75,000,000 of such $150,000,000 shall be comprised of Investments in Excluded Subsidiaries); provided further that a conversion or exchange of Indebtedness of an Excluded Subsidiary or Subsidiary that is not a Loan Party held by the Borrower or a Loan Party to or for equity of such Excluded Subsidiary or Subsidiary that is not a Loan Party shall not be considered an incremental

Investment, and (iv) by the Borrower or any Subsidiary in or to TLLP, TLLP GP, Western Logistics, Western Logistics GP or any of their subsidiaries for the purpose of TLLP, TLLP GP, Western Logistics, Western Logistics GP or any of their subsidiaries making an Investment constituting an acquisition; provided that from and after the time that (A) the aggregate amount of all Investments (valued at cost (or, in the case of Guarantees, as set forth in the definition thereof) as of the date of such Investment) made in reliance on this clause (iv) since the Effective Date, net of (B) the aggregate amount of cash and Permitted Investments received by the Borrower and its Subsidiaries as a return of capital in respect of any such Investment, as a repayment of Indebtedness constituting any such Investment, as consideration for the making of any such Investment or as consideration in respect of the disposition of any such Investment (such net amount, the “Net Non-Cash Section 6.04(b) Investment”) (when aggregated with the Net Non-Cash Drop Down Consideration) exceeds (1) at any time prior to the Specified Acquisition Date, $250,000,000 or (2) at any time on or after the Specified Acquisition Date, $350,000,000, the Borrower or the applicable Subsidiary shall not make any additional such Investment unless immediately after giving effect to the making of such Investment (and to the receipt of any consideration in cash or Permitted Investments to be received in respect thereof at the time thereof), the Net Non-Cash Section 6.04(b) Investment (when aggregated with the Net Non-Cash Drop Down Consideration) shall not exceed 50% of the sum of (1) the aggregate amount of all such Investments made since the Effective Date and (2) the total consideration received by the Borrower and its Subsidiaries in respect of Drop Down Transactions consummated since the Effective Date pursuant to Section 6.08(g);

(c) Investments received as consideration for Drop Down Transactions;

(d) Investments constituting the acquisition of all or substantially all of the Property of any Person, or of any business or division of any Person, or the acquisition (including by merger or consolidation) of the Equity Interests of any Person that becomes a Subsidiary after giving effect to such acquisition; provided that each of the following conditions shall be satisfied (any such acquisition, a “Permitted Acquisition”):

(i) immediately before and after the consummation of such acquisition, no Default shall have occurred and be continuing or would result from such acquisition;

(ii) such acquisition is consummated on a non-hostile basis pursuant to a negotiated acquisition agreement approved by the board of directors or other applicable governing body of the seller or entity to be acquired, and no material challenge to such acquisition (excluding the exercise of appraisal rights) shall be pending by any shareholder or director of the seller or entity to be acquired;

(iii) (A) after giving effect to such acquisition, on a pro forma basis, the Consolidated Interest Coverage Ratio shall be greater than or equal to 4.50 to 1.00 and (B) both before and immediately after giving effect to such acquisition, Liquidity equals or exceeds $1,000,000,000 and shall remain equal to or in excess of $1,000,000,000 for the remainder of the day on which such acquisition is made;

(iv) with respect to each acquisition for which the consideration paid exceeds $500,000,000, the Borrower shall provide prompt notice thereof to the Administrative

Agent and, promptly after the Administrative Agent’s request therefor, Borrower shall deliver to Agent all material agreements, documents and instruments in respect of such acquisition, including, without limitation, the purchase, sale or transfer agreements therefor, pro forma financial information necessary to determine the Borrower’s and its Subsidiaries’ compliance with the terms of this Agreement after giving effect to such acquisition, and all Security Instruments required by this Agreement; and

(v) with respect to any acquisition of a Permitted Acquisition Excluded Subsidiary, after giving effect to such acquisition, the amount of all Investments in all Permitted Acquisition Excluded Subsidiaries outstanding at any one time shall not exceed $500,000,000 in the aggregate (valued at cost (or, in the case of Guarantees, as set forth in the definition thereof) as of the date of such Investment);

(e) Investments arising from transactions by the Borrower or any Subsidiary in the ordinary course of business, including endorsements of negotiable instruments, earnest money deposits and deposits to secure obligations that do not constitute Indebtedness or obligations under Hedging Agreements, debt obligations and other Investments received by the Borrower or any Subsidiary in connection with the bankruptcy or reorganization of customers and in settlement of delinquent obligations of, and other disputes with, customers;

(f) Permitted Investments;

(g) Investments consisting of Hedging Agreements permitted under Section 6.05;

(h) to the extent constituting Investments, Guarantees of Indebtedness, permitted by Section 6.01(a);

(i) Investments constituting non-cash assets received in connection with a Disposition permitted by Section 6.08;

(j) so long as no Default has occurred and is continuing, any Investments by the Borrower or any Subsidiary in any Persons; provided that the aggregate amount of all such Investments made pursuant to this Section 6.04(j) outstanding at any one time shall not exceed $100,000,000 in the aggregate (valued at cost (or, in the case of Guarantees, as set forth in the definition thereof) as of the date of such Investment);

(k) loans and advances to directors, officers and employees in the ordinary course of business consistent with prior practice, not to exceed an aggregate amount of $10,000,000 at any one time outstanding;

(l) Guarantees by the Borrower or any Subsidiary of obligations of Loan Parties that do not constitute Indebtedness, in each case entered into by the Borrower or any Subsidiary in the ordinary course of business;

(m) Investments of any Person that becomes a Subsidiary of the Borrower after the Effective Date pursuant to a Permitted Acquisition permitted by Section 6.04(d) to the extent that such Investments were not made in contemplation of or in connection with such Permitted Acquisition and were in existence on the date of such Permitted Acquisition;

(n) any Investment by the Borrower or any Subsidiary in any joint venture which is not a Subsidiary of the Borrower (including, Watson Cogeneration Company or any other entity in which the Borrower and its Subsidiaries collectively own equal to or less than fifty percent (50%) of the Equity Interests in such joint venture) or in Tesoro Savage (regardless of whether it maintains its status as a joint venture or becomes a Subsidiary); provided that (i) both before and immediately after giving effect to such Investment, no Default has occurred and is continuing or would result therefrom, (ii) after giving effect to such Investment, on a pro forma basis, the Consolidated Interest Coverage Ratio shall be greater than or equal to 4.50 to 1.00 and (iii) both before and immediately after giving effect to such Investment, Liquidity equals or exceeds $1,000,000,000 and shall remain equal to or in excess of $1,000,000,000 for the remainder of the day on which such Investment is made; and

(o) the Specified Acquisition.

For the avoidance of doubt, except as set forth in the immediately succeeding sentence, to the extent any Investment could be attributable to more than one subsection of this Section 6.04, the Borrower or any Subsidiary may categorize all or any portion of such Investment to any one or more subsections of this Section 6.04 as it elects and, unless otherwise expressly provided, in no event shall the same portion of any Investment be deemed to utilize or be attributable to more than one subsection of this Section 6.04. Notwithstanding the foregoing, in no event shall the Borrower or any Subsidiary make or permit to remain outstanding any Investment in or to any Excluded Subsidiary except as permitted by Section 6.04(a), Section 6.04(b)(iii) and/or, in the case of Investments in or to TLLP, TLLP GP, Western Logistics, Western Logistics GP or any of their respective subsidiaries, Section 6.04(b)(iv).

SECTION 6.05 Hedging Agreements. The Borrower will not, and will not permit any of its Subsidiaries to, enter into any Hedging Agreement, other than Hedging Agreements that are entered into in the ordinary course of business to hedge or mitigate risks to which the Borrower or any Subsidiary has actual exposure in the conduct of its business or the management of its liabilities, and not for speculative purposes.

SECTION 6.06 Restricted Payments. From the Effective Date until the Investment Grade Covenants Date, the Borrower will not, and will not permit any of its Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except:

(a) any Subsidiary may declare and pay dividends or make distributions to, or redeem, repurchase or otherwise acquire or retire any of its Equity Interests owned by, the Borrower or any Loan Party (and the Borrower may purchase or otherwise acquire such Equity Interests using additional shares of its Equity Interests);

(b) the Borrower may declare and pay dividends with respect to its Equity Interests payable solely in additional shares of its Equity Interests (other than Disqualified Capital Stock);

(c) the Borrower may make Restricted Payments pursuant to and in accordance with stock option plans or other benefit plans for management or employees of the Borrower and its Subsidiaries;

(d) the Borrower may make Restricted Payments in an amount not to exceed $100,000,000 during any consecutive four Fiscal Quarter period, so long as immediately before and immediately after the time of declaration of such Restricted Payment (and, in each case, determined on a pro forma basis after giving effect to the applicable Restricted Payment as of the date of declaration thereof as if such Restricted Payment was made on such date) (i) no Default exists and (ii) Liquidity equals or exceeds $500,000,000 and shall remain equal to or in excess of $500,000,000 for the remainder of the day on which such declaration is made; and

(e) the Borrower may make a Restricted Payment in any amount so long as immediately before and immediately after the time of declaration of such Restricted Payment (and, in each case, determined on a pro forma basis after giving effect to the applicable Restricted Payment as of the date of declaration thereof as if such Restricted Payment was made on such date) (i) no Default exists and (ii) Liquidity equals or exceeds $1,000,000,000 and shall remain equal to or in excess of $1,000,000,000 for the remainder of the day on which such declaration is made.

SECTION 6.07 Restricted Debt Payments and Amendments. From the Effective Date until the Investment Grade Covenants Date, the Borrower will not, and will not permit any of its Subsidiaries to: (a) call, make or offer to make any optional or voluntary Redemption of or otherwise optionally or voluntarily Redeem (whether in whole or in part) any Junior Indebtedness; provided that the Borrower or any Subsidiary may Redeem Junior Indebtedness: (i) with the proceeds of Permitted Refinancing Indebtedness and (ii) so long as (A) both before and immediately after giving effect to such Redemption, no Default has occurred and is continuing or would result therefrom, (B) after giving effect to such Redemption, on a pro forma basis, the Consolidated Interest Coverage Ratio shall be greater than or equal to 4.50 to 1.00 and (C) both before and immediately after giving effect to such Redemption, Liquidity equals or exceeds $1,000,000,000 and shall remain equal to or in excess of $1,000,000,000 for the remainder of the day on which such Redemption is consummated; or (b) amend, modify, waive or otherwise change, consent or agree to any amendment, modification, waiver or other change to, any of the terms of any Junior Indebtedness or the documentation governing any Junior Indebtedness if (i) the effect thereof would be to shorten its Stated Maturity or Average Life or increase the amount of any payment of principal thereof or increase the rate or shorten any period for payment of interest thereon or (ii) such action requires the payment of a consent fee (howsoever described); provided that the foregoing shall not prohibit the execution of supplemental indentures associated with the issuance of additional Permitted Additional Indebtedness to the extent permitted by Section 6.01(a)(viii) or the execution of supplemental indentures to add guarantors if required by the terms of the 2012 Indenture, the 2014 Indenture or any documentation governing any Permitted Refinancing Indebtedness thereof, provided such Person complies with Section 5.09, or (iii) with respect to any Junior Indebtedness that is subordinated to the Obligations or any other Indebtedness, designate any such Indebtedness (other than obligations of the Borrower and the Subsidiaries pursuant to the Loan Documents) as “Specified Senior Indebtedness” or “Specified Guarantor Senior Indebtedness” or give any such other Indebtedness any other similar designation for the purposes of any documentation governing Junior Indebtedness that is subordinated to the Obligations or any other Indebtedness.

SECTION 6.08 Asset Dispositions. From the Effective Date until the Investment Grade Covenants Date, the Borrower will not, and will not permit any of its Subsidiaries to, Dispose of any Property, except:

(a) Dispositions of inventory in the ordinary course of business;

(b) Dispositions of cash and Permitted Investments in the ordinary course of business;

(c) Dispositions of assets by a Subsidiary to the Borrower or a Subsidiary Guarantor or by the Borrower to a Subsidiary Guarantor;

(d) Dispositions of obsolete property, property no longer used in the business of the Borrower or its Subsidiaries or other assets in the ordinary course of business of the Borrower or any Subsidiary;

(e) Dispositions of Retail Property; provided that (i) both before and immediately after giving effect to such Disposition, no Default has occurred and is continuing or would result therefrom, (ii) after giving effect to such Disposition, the Borrower shall be in pro forma compliance with each of the Financial Covenants and (iii) the consideration received by the Borrower or its applicable Subsidiary in respect of such Disposition shall be equal to or greater than the fair market value of the assets that are subject to such Disposition (as reasonably determined by the chief financial officer of the Borrower);

(f) Dispositions arising from condemnation or similar action with respect to any property or other assets, or voluntary exercise of termination rights under any lease, license, concession or other agreement or pursuant to buy/sell arrangements under any joint venture or similar agreement or arrangement;

(g) Drop Down Transactions; provided that from and after the time that (i) the total consideration received by the Borrower and its Subsidiaries in respect of Drop Down Transactions consummated since the Effective Date pursuant to this Section 6.08(g), net of (ii) the aggregate amount of such consideration received by the Borrower or any Subsidiary in the form of cash or Permitted Investments (such net amount, the “Net Non-Cash Drop Down Consideration”) (when aggregated with the Net Non-Cash Section 6.04(b) Investment) exceeds (A) at any time prior to the Specified Acquisition Date, $250,000,000 or (B) at any time on or after the Specified Acquisition Date, $350,000,000, the Borrower or the applicable Subsidiary shall not consummate any Drop Down Transaction unless immediately after giving effect thereto (and to the receipt of any consideration in cash or Permitted Investments to be received in respect thereof at the time thereof), the Net Non-Cash Drop Down Consideration (when aggregated with the Net Non-Cash Section 6.04(b) Investment) shall not exceed 50% of the sum of (A) the total consideration received by the Borrower and its Subsidiaries in respect of Drop Down Transactions consummated since the Effective Date pursuant to this Section 6.08(g) and (B) the aggregate amount of all Investments made in reliance on Section 6.04(b)(iv) since the Effective Date;

(h) Dispositions of Property pursuant to Catalyst Sale/Leaseback Transactions;

(i) [Reserved];

(j) the lapse, abandonment or other Disposition of patents, trademarks or other intellectual property that are, in the reasonable judgment of the Borrower, no longer economically practicable to maintain or useful in the conduct of the business of the Borrower and its Subsidiaries taken as a whole;

(k) leases, subleases, licenses or sublicenses (including the provision of software under an open source license), in each case in the ordinary course of business and which do not materially interfere with the business of the Borrower and its Subsidiaries, taken as a whole;

(l) the Liquidation of any Hedging Agreement;

(m) Dispositions resulting from Restricted Payments permitted pursuant to Section 6.06 or Investments permitted pursuant to Section 6.04;

(n) Dispositions of Receivables in connection with the collection or compromise thereof in the ordinary course of business;

(o) Dispositions of equipment or real property to the extent that such Property is exchanged for credit against, or the proceeds of such Disposition are reasonably and promptly applied to, the purchase price of other property used in the ordinary course of business;

(p) so long as no Default exists immediately prior to or after giving effect to such Disposition, sales of other Property not constituting the Collateral for consideration not to exceed $75,000,000 in the aggregate in any fiscal year of the Borrower; and

(q) the Borrower or any Subsidiary may Dispose of any of its Property; provided that (i) both before and immediately after giving effect to such Disposition, no Default has occurred and is continuing or would result therefrom, (ii) after giving to such Disposition, on a pro forma basis, the Consolidated Interest Coverage Ratio shall be greater than or equal to 4.50 to 1.00, (iii) the consideration received by the Borrower or such Subsidiary in respect of such Disposition shall be equal to or greater than the fair market value of the Property that is subject to such Disposition (as reasonably determined by the chief financial officer of the Borrower) and (iv) at least 75% of the consideration received in respect of such Disposition shall be in the form of cash.

SECTION 6.09 Transactions with Affiliates. The Borrower will not, and will not permit any of its Subsidiaries to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except in the ordinary course of business at prices and on terms and conditions not less favorable to the Borrower or such Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties; provided that the foregoing restriction shall not apply to:

(a) transactions between or among Loan Parties not involving any other Affiliate;

(b) from and after the Investment Grade Covenants Date, transactions between or among the Borrower and its Subsidiaries or between or among Subsidiaries;

(c) from and after the Investment Grade Covenants Date, transactions pursuant to any contract or agreement in effect on the date hereof, as the same may be amended, modified or replaced from time to time, so long as any such contract or agreement as so amended, modified or replaced is, taken as a whole, no less favorable to the Borrower and its Subsidiaries in any material respect than the contract or agreement in effect on the date hereof;

(d) from and after the Investment Grade Covenants Date, transactions pursuant to which (i) Taxes are allocated among the Borrower and its Affiliates in any reasonable manner or any manner consistent with Section 1552 (or any successor provision) of the Code, (ii) general and administrative expenses are allocated among the Borrower and its Affiliates in any reasonable manner or any manner consistent with Section 482 (or any successor provision) of the Code, and (iii) interest is charged or credited to Affiliates in any reasonable manner;

(e) any Drop Down Transaction, and all transactions consummated or agreements entered into in connection therewith; provided that (a) such transactions shall be made for fair value (as reasonably determined by the chief financial officer of the Borrower) and (b) such transactions are otherwise on terms and conditions, when taken as a whole, that are fair and reasonable to the Borrower and its Subsidiaries as determined in the good faith judgment of the Borrower, taking into account the totality of the relationship between the Borrower and its Subsidiaries, on the one hand, and, as applicable, TLLP and its subsidiaries or Western Logistics and its subsidiaries, on the other;

(f) any transaction involving cash and assets the aggregate total amount of which (valuing the non-cash assets at fair value and taking such transaction together with all related transactions) is less than $5,000,000; and

(g) from and after the Investment Grade Covenants Date, transactions entered into with TLLP and its subsidiaries or Western Logistics and its subsidiaries on terms and conditions, taken as a whole, that are fair and reasonable to the Borrower and its Subsidiaries as determined in the good faith judgment of the Borrower, taking into account the totality of the relationship between the Borrower and its Subsidiaries, on the one hand, and, as applicable, TLLP and its subsidiaries or Western Logistics and its subsidiaries, on the other.

SECTION 6.10 Restrictive Agreements; Subsidiary Distributions. The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of the Borrower or any Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets to secure the Obligations or (b) the ability of any Subsidiary to pay dividends or other distributions with respect to any of its Equity Interests owned by the Borrower or any other Subsidiary or to make or repay loans or advances to the

Borrower or any other Subsidiary or to Guarantee Indebtedness of the Borrower or any other Subsidiary; provided that (i) the foregoing shall not apply to restrictions and conditions imposed by law or by this Agreement, (ii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary or assets pending such sale; provided that such restrictions and conditions apply only to the Subsidiary or the assets that are to be sold and such sale is permitted hereunder, (iii) the foregoing shall not apply to (A) with respect to any Subsidiary that is not a Wholly-Owned Subsidiary or (B) solely with respect to clause (a) of the foregoing, with respect to any Equity Interests in any Person that is not a Subsidiary (including any Excluded Subsidiary), restrictions and conditions imposed by the organizational documents of such Subsidiary or such other Person or contained in any related joint venture, shareholders’ or similar agreement or, in the case of clause (B), in any agreement or instrument relating to Indebtedness of such Person, provided in each case that such restrictions and conditions apply only to such Subsidiary and to any Equity Interests in such Subsidiary or to the Equity Interests in such other Person (including any Excluded Subsidiary), as applicable, (iv) the foregoing shall not apply to restrictions and conditions imposed by the Specified Acquired Debt or, with respect to any Permitted Acquisition Excluded Subsidiary, any other Indebtedness permitted pursuant to Section 6.01(a)(ix), provided that such restrictions and conditions apply only to Persons that are permitted under such Section 6.01(a)(ix) to be obligors in respect of such Indebtedness and are not less favorable to the Lenders than the restrictions and conditions imposed by such Indebtedness (or, in the case of any Permitted Refinancing Indebtedness, by the applicable Refinanced Indebtedness) at the time such Indebtedness first became subject to Section 6.1, (v) the foregoing shall not apply to restrictions on cash or deposits or net worth covenants imposed by customers, suppliers or landlords under agreements entered into in the ordinary course of business, (vi) the foregoing shall not apply to restrictions and conditions contained in any agreement or instrument evidencing or governing any Indebtedness permitted pursuant to Section 6.01(a)(viii) or 6.01(a)(xiii), in each case, to the extent, in the good faith judgment of the Borrower, such restrictions and conditions are on customary market terms for Indebtedness of such type and so long as the Borrower has determined in good faith that such restrictions would not reasonably be expected to impair in any material respect the ability of the Loan Parties to meet their obligations under the Loan Documents, (vii) clause (a) of the foregoing shall not apply to customary restrictions in respect of intellectual property contained in licenses or sublicenses of, or other grants of rights to use or exploit, such intellectual property, (viii) clause (a) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness, (ix) clause (a) of the foregoing shall not apply to customary provisions in leases and other contracts restricting the assignment thereof, and (x) clause (a) of the foregoing shall not apply to (x) restrictions or conditions imposed by any of the 2012 Indenture or the 2014 Indenture or (y) restrictions or conditions in any other indenture or other agreement governing Indebtedness that are not more restrictive (other than by reason of the fact that they benefit additional Indebtedness) than those contained in each of the 2012 Indenture and the 2014 Indenture.

SECTION 6.11 MLP Agreements and Arrangements. From the Effective Date until the Investment Grade Covenants Date, the Borrower will not, nor will it permit any Subsidiary to, (a) amend, modify, terminate or permit to expire any Access, Asset or Service Arrangement between (i) the Borrower or any Subsidiary, on the one hand, and (ii) any of TLLP or any subsidiary thereof, Western Logistics or any subsidiary thereof or any Drop Down

Subsidiary, on the other hand, if the result thereof would adversely affect the Borrower and its Subsidiaries, taken together on a consolidated basis, in any material respect or (b) enter into any Access, Asset or Service Arrangement with any of TLLP or any subsidiary thereof, Western Logistics or any subsidiary thereof or any Drop Down Subsidiary unless such Access, Asset or Service Arrangement arises in the ordinary course of business, and is entered into upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary than those that could be obtained by it in a comparable arm’s-length transaction with an unaffiliated third party. For purposes hereof, “Access, Asset or Service Arrangement” means any agreement, document, instrument or arrangement pursuant to which the Borrower or any Subsidiary is provided or otherwise receives access to, use of, or services from TLLP or any subsidiary thereof, Western Logistics or any subsidiary thereof or any Drop Down Subsidiary (including any Property thereof).

SECTION 6.12 Financial Covenants.

(a) The Borrower will not permit, as of the last day of any Fiscal Quarter ending prior to the Investment Grade Covenants Date, the Consolidated Interest Coverage Ratio for the period of four consecutive Fiscal Quarters ending on such day to be less than 3.50 to 1.00.

(b) The Borrower will not permit, as of the last day of any Fiscal Quarter ending prior to the Investment Grade Covenants Date, Consolidated Total Debt as of such date to exceed 45% of Total Capitalization as of such date.

(c) Commencing with the last day of the Fiscal Quarter in which the Investment Grade Covenants Date occurs, the Borrower will not permit, as of the last day of any Fiscal Quarter, Consolidated Total Debt as of such date to exceed 60% of Total Capitalization as of such date; provided that if, on such date, an Investment Grade Rating has been maintained by at least two of Fitch, Moody’s and S&P, the covenant set forth in this Section 6.12(c) shall be determined using Consolidated Net Debt rather than Consolidated Total Debt.

ARTICLE VII

EVENTS OF DEFAULT

SECTION 7.01 Events of Default. If any of the following events (“Events of Default”) shall occur:

(a) the Borrower shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

(b) the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Section 7.01) payable under this Agreement or any other Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five Business Days;

(c) any representation or warranty made or deemed made by or on behalf of the Borrower or any Subsidiary in or in connection with any Loan Document or any amendment or modification of any Loan Document or waiver under such Loan Document, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect in any material respect when made or deemed made;

(d) the Borrower or any Subsidiary shall fail to observe or perform any covenant, condition or agreement contained in Section 5.02(a), 5.03 (with respect to the Borrower’s existence), 5.08, 5.09 or 5.10 or in Article VI;

(e) the Borrower or any Subsidiary shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in clause (a), (b) or (d) of this Section 7.01) or any other Loan Document, and such failure shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent to the Borrower (which notice will be given at the request of any Lender);

(f) the Borrower or any Subsidiary shall fail to make any payment (whether of principal, interest or fees) in respect of any Material Indebtedness, when and as the same shall become due and payable (after giving effect to any applicable grace period);

(g) (i) prior to the Investment Grade Covenants Date, any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity and (ii) from and after the Investment Grade Covenants Date, any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity; provided that this clause (g) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;

(h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Borrower or any Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

(i) the Borrower or any Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation (other than, in the case of any Subsidiary, liquidation permitted pursuant to Section 6.03(a)), reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Section 7.01, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purposes of effecting any of the foregoing;

(j) the Borrower or any Subsidiary shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

(k) one or more judgments for the payment of money in an aggregate amount in excess of $75,000,000 (to the extent not covered by independent third party insurance as to which the insurer received notice of claim and does not dispute coverage and is not subject to an insolvency proceeding) shall be rendered against the Borrower, any Subsidiary or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Borrower or any Subsidiary to enforce any such judgment;

(l) an ERISA Event shall have occurred that, when taken together with all other ERISA Events that have occurred, would reasonably be expected to have a Material Adverse Effect;

(m) the Loan Documents, after delivery thereof, shall for any reason, except to the extent permitted by the terms thereof, cease to be in full force and effect and valid, binding and enforceable in accordance with their terms against the Borrower or any Subsidiary Guarantor party thereto or shall be repudiated by any of them, or cease to create valid and perfected Liens of the priority required thereby on the Collateral purported to be covered thereby, except to the extent permitted by the terms of this Agreement or the Security Instruments, or the Borrower, any Subsidiary Guarantor or any of their respective Affiliates shall so state in writing; or

(n) a Change in Control shall occur;

then, subject to Section 7.03, and in every such event (other than an event with respect to the Borrower described in clause (h) or (i) of this Section 7.01), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and in case of any event with respect to the Borrower described in clause (h) or (i) of this Section 7.01, subject to Section 7.03, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower. In the case of the occurrence of an Event of Default, the Administrative Agent and the Lenders will have all other rights and remedies available at law and equity.

SECTION 7.02 Application of Proceeds.

(a) [Reserved.]

(b) [Reserved.]

(c) All proceeds realized from the liquidation or other disposition of Collateral or otherwise received after maturity of the Loans or the Notes, whether by acceleration or otherwise, shall be applied:

(i) first, to payment or reimbursement of that portion of the Obligations constituting fees, expenses and indemnities payable to the Administrative Agent in its capacity as such;

(ii) second, pro rata to payment or reimbursement of that portion of the Obligations constituting fees, expenses and indemnities payable to the Lenders;

(iii) third, pro rata to payment of accrued interest on the Loans;

(iv) fourth, pro rata to payment of (A) principal outstanding on the Loans, (B) reimbursement obligations in respect of Letters of Credit pursuant to Section 2.05(e) (and cash collateralization of LC Exposure hereunder), (C) Secured Hedging Obligations owing to Secured Hedging Parties and (D) Secured Cash Management Obligations owing to Secured Management Providers;

(v) fifth, pro rata to any other Obligations;

(vi) sixth, to serve as cash collateral to be held by the Administrative Agent to secure the LC Exposure; and

(vii) seventh, any excess, after all of the Obligations shall have been indefeasibly paid in full in cash, shall be paid to the Borrower or as otherwise required by any Governmental Requirement;

provided that, for the avoidance of doubt, Excluded Secured Hedging Obligations with respect to any Subsidiary Guarantor shall not be paid with amounts received from such Subsidiary Guarantor or its assets, but appropriate adjustments shall be made with respect to payments from the Borrower and any other Subsidiary Guarantors to preserve the allocation to Obligations otherwise set forth above in this Section 7.02(c).

SECTION 7.03 Tranche 2 Limitations. Notwithstanding anything in Section 7.01 or 7.02 to the contrary, prior to the earlier of (a) the termination of the Tranche 2 Commitments in accordance with Section 2.08(a) and (b) the initial funding of the Tranche 2 Loans on the Specified Acquisition Date (such earlier time, the “Tranche 2 Limitations Termination”), the Tranche 2 Commitments may not be terminated or reduced pursuant to the provisions of Section 7.01 or 7.02 and, prior to the Tranche 2 Limitations Termination, neither the Administrative Agent nor the Tranche 2 Lenders shall be entitled to exercise any other rights or remedies on account of any Event of Default, in each case, to the extent such exercise would result in the termination or reduction of any Tranche 2 Commitments. The parties hereto agree that nothing in this Section 7.03 shall be construed as a waiver of any Event of Default or any right or remedy of the Administrative Agent or the Tranche 2 Lenders provided for herein or at law or in equity, in each case, after the Tranche 2 Limitations Termination.

ARTICLE VIII

THE ADMINISTRATIVE AGENT

Each of the Lenders and the Issuing Banks hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof, together with such actions and powers as are reasonably incidental thereto.

The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender or an Issuing Bank as any other Lender or Issuing Bank and may exercise the same as though it were not the Administrative Agent, and such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders or the Issuing Banks.

The Administrative Agent shall not have any duties or obligations except those expressly set forth herein. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing (and it is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law, and that such term is used as a matter of market custom and is intended to create or reflect only an administrative relationship between contracting parties), (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith to be necessary, under the circumstances as provided in Section 9.02), provided that the Administrative Agent shall not be required to take any action that, in its opinion, could expose the Administrative Agent to liability or be contrary to any Loan Document or applicable law, and (c) except as expressly set forth herein, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Subsidiaries or other Affiliates that is communicated to or obtained by the Person serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith to be necessary, under the circumstances as provided in Section 9.02) or in the absence of its own gross negligence or willful misconduct (such absence to be presumed unless otherwise determined by a court of competent jurisdiction by a final and nonappealable judgment). The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof (stating that it is a “notice of default”) is given to the Administrative Agent by the Borrower or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document, (iv) the sufficiency, validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent or satisfaction of any condition that expressly refers to the matters described therein being acceptable or satisfactory to the Administrative Agent.

The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed or sent by the proper Person (whether or not such Person in fact meets the requirements set forth in the Loan Documents for being the signatory, sender or authenticator thereof). The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person (whether or not such Person in fact meets the requirements set forth in the Loan Documents for being maker thereof), and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

In determining compliance with any condition hereunder to the making of a Loan, or the issuance, amendment, extension or renewal of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or an Issuing Bank, the Administrative Agent may presume that such condition is satisfactory to such Lender or Issuing Bank unless the Administrative Agent shall have received notice to the contrary from such Lender or Issuing Bank sufficiently in advance to the making of such Loan or the issuance, amendment, extension or renewal of such Letter of Credit.

The Administrative Agent may perform any and all its duties and exercise its rights and powers under the Loan Documents by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

Subject to the appointment and acceptance of a successor Administrative Agent as provided in this paragraph, the Administrative Agent may resign at any time by notifying the Lenders, the Issuing Banks and the Borrower. Upon any such resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders and the Issuing Banks, appoint a successor Administrative Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the Administrative Agent’s resignation hereunder, the provisions of this Article and Section 9.03 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them (i) while it was acting as Administrative Agent and (ii) after such resignation or removal for as long as any of them continues to act in any capacity hereunder or under any agreement or instrument contemplated hereby, including in respect of any actions taken in connection with transferring the agency to any successor Administrative Agent.

None of the Joint Lead Arrangers, Restatement Lead Arrangers, Co-Syndication Agents or Co-Documentation Agents shall have any duties, responsibilities or liabilities under this Agreement and the other Loan Documents other than the duties, responsibilities and liabilities assigned to such entities in their capacities as Lenders (or Issuing Banks, if applicable) hereunder.

Each Lender acknowledges and agrees that the extensions of credit made hereunder are commercial loans and letters of credit and not investments in a business enterprise or securities. Each Lender further represents that it is engaged in making, acquiring or holding commercial loans in the ordinary course of its business and that it has, independently and without reliance upon the Administrative Agent, any Joint Lead Arranger, any Restatement Lead Arranger or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement as a Lender, and to make, acquire or hold Loans hereunder. Each Lender shall, independently and without reliance upon the Administrative Agent, any Joint Lead Arranger, any Restatement Lead Arranger or any other Lender and based on such documents and information (which may contain MNPI) as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any related agreement or any document furnished hereunder or thereunder and in deciding whether or to the extent to which it will continue as a Lender or assign or otherwise transfer its rights, interests and obligations hereunder.

Each Lender and each Issuing Bank hereby authorizes the Administrative Agent to release any Collateral that is permitted to be sold or released pursuant to the terms of the Loan Documents and to release any Subsidiary Guarantor from the Guaranty Agreement to which it is a party pursuant to the terms thereof and further agrees that any determination with respect to the inclusion or exclusion of any asset as Collateral, including without limitation, pursuant to Section 5.09, shall be made by the Administrative Agent in its sole discretion (and the Administrative Agent shall have no liability in respect thereof). Each Lender and each Issuing Bank hereby authorizes the Administrative Agent to execute and deliver to the Borrower, at the Borrower’s sole cost and expense, any and all releases of Liens, termination statements, assignments or other documents reasonably requested by the Borrower in connection with any sale or other Disposition of Property to the extent such sale or other Disposition is permitted by the terms of Section 6.08 or is otherwise authorized by the terms of the Loan Documents.

The Secured Parties hereby irrevocably authorize the Administrative Agent, at the direction of the Required Lenders, to credit bid all or any portion of the Obligations (including by accepting some or all of the Collateral in satisfaction of some or all of the Obligations pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (a) at any sale thereof conducted under the provisions of the Bankruptcy Code, including under Sections 363, 1123 or 1129 of the Bankruptcy Code, or any similar laws in any other jurisdictions to which a Loan Party is subject, or (b) at any other sale, foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of) the Administrative Agent (whether by judicial action or otherwise) in accordance with any applicable law. In connection with any such credit bid and purchase, the Obligations owed to the Secured Parties shall be entitled to be, and shall be, credit bid by the Administrative Agent at the direction of the Required Lenders on a ratable basis (with Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that shall vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) for the asset or assets so purchased (or for the Equity Interests or debt instruments of the acquisition vehicle or vehicles that are issued in connection with such purchase). In connection with any such bid (i) the Administrative Agent shall be authorized to form one or more acquisition vehicles and to assign any successful credit bid to such acquisition vehicle or vehicles, (ii) each of the Secured Parties’ ratable interests in the Obligations which were credit bid shall be deemed without any further action under this Agreement to be assigned to such vehicle or vehicles for the purpose of closing such sale, (iii) the Administrative shall be authorized to adopt documents providing for the governance of the acquisition vehicle or vehicles (provided that any actions by the Administrative Agent with respect to such acquisition vehicle or vehicles, including any disposition of the assets or equity interests thereof, shall be governed, directly or indirectly, by, and the governing documents shall provide for, control by the vote of the Required Lenders or their permitted assignees under the terms of this Agreement or the governing documents of the applicable acquisition vehicle or vehicles, as the case may be, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Required Lenders contained in Section 9.02 of this Agreement), (iv) the Administrative Agent on behalf of such acquisition vehicle or vehicles shall be authorized to issue to each of the Secured Parties, ratably on account of the relevant Obligations which were credit bid, interests, whether as equity, partnership, limited partnership interests or membership interests, in any such acquisition vehicle and/or debt instruments issued by such acquisition vehicle, all without the need for any Secured Party or acquisition vehicle to take any further action, and (v) to the extent that Obligations that are assigned to an acquisition vehicle are not used to acquire Collateral for any reason (as a result of another bid being higher or better, because the amount of Obligations assigned to the acquisition vehicle exceeds the amount of Obligations credit bid by the acquisition vehicle or otherwise), such Obligations shall automatically be reassigned to the Secured Parties pro rata and the equity interests and/or debt instruments issued by any acquisition vehicle on account of such Obligations shall automatically be cancelled, without the need for any Secured Party or any acquisition vehicle to take any further action. Notwithstanding that the ratable portion of the Obligations of each Secured Party are deemed assigned to the acquisition vehicle or vehicles as set forth in clause (ii) above, each Secured Party shall execute such documents and provide such information regarding the Secured Party (and/or any designee of the Secured Party which will receive interests in or debt instruments issued by such acquisition vehicle) as the Administrative Agent may reasonably request in connection with the formation of any acquisition vehicle, the formulation or submission of any credit bid or the consummation of the transactions contemplated by such credit bid.

Except with respect to the exercise of setoff rights of any Lender or Issuing Bank in accordance with Section 9.08 or with respect to a Lender’s or an Issuing Bank’s right to file a proof of claim in an insolvency proceeding, no Secured Party shall have any right individually to realize upon any of the Collateral or to enforce any Guarantee of the Obligations, it being understood and agreed that all powers, rights and remedies under the Loan Documents may be exercised solely by the Administrative Agent on behalf of the Secured Parties in accordance with the terms thereof.

In case of the pendency of any proceeding with respect to any Loan Party under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, the Administrative Agent (irrespective of whether the principal of any Loan or any LC Disbursement shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, LC Exposure and all other Secured Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Issuing Banks and the Administrative Agent (including any claim under Sections 2.11, 2.12, 2.14, 2.15, 2.16 and 9.03) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such proceeding is hereby authorized by each Lender, each Issuing Bank and each other Secured Party to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, the

Issuing Banks or the other Secured Parties, to pay to the Administrative Agent any amount due to it, in its capacity as the Administrative Agent, under the Loan Documents (including under Section 9.03).

ARTICLE IX

MISCELLANEOUS

SECTION 9.01 Notices.

(a) Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by fax, as follows:

(i) if to the Borrower, to it at Tesoro Corporation, 19100 Ridgewood Parkway, San Antonio, Texas 78259, Attention of Corporate Secretary (Fax No. 210-569-5130; Telephone No. 210-626-6000), with copies to Finance Department/Treasurer, Attention Stephan E. Tompsett (Fax No. 210-569-5130; Telephone No. 210-626-4983);

(ii) if to the Administrative Agent, to JPMorgan Chase Bank, N.A., Loan and Agency Services Group, 500 Stanton Christiana Road, Ops 2, 3rd Floor Newark, DE 19713, Attention of Rea Seth; fax: (302) 634-1417; email: 12012443630@tls.ldsprod.com;

(iii) if to JPMorgan Chase Bank, N.A., in its capacity as Issuing Bank, to JPMorgan Chase Bank, N.A., 10420 Highland Manor Dr., 4th Floor, Tampa, Florida 33610, Attention: Standby LC Unit; phone: (800) 634-1969, fax: (856) 294-5267, email: gts.ib.standby@jpmchase.com; and

(iv) if to any other Lender, to it at its address (or fax number) set forth in its Administrative Questionnaire.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through Electronic Systems, to the extent provided in paragraph (b) below, shall be effective as provided in such paragraph.

(b) Notices and other communications to the Lenders and the Issuing Banks hereunder may be delivered or furnished by using Electronic Systems pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices under Article II to any Lender or Issuing Bank if such Lender or Issuing Bank, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article through Electronic Systems. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.

(c) Any party hereto may change its address or fax number for notices and other communications hereunder by notice to the other parties hereto.

(d) (i) The Borrower agrees that the Administrative Agent may, but shall not be obligated to, make Communications (as defined below) available to the Issuing Banks and the Lenders by posting the Communications on Debt Domain, Intralinks, Syndtrak, ClearPar or a substantially similar Electronic System.

(ii) Any Electronic System used by the Administrative Agent is provided “as is” and “as available.” The Agent Parties (as defined below) do not warrant the adequacy of such Electronic Systems and expressly disclaim liability for errors or omissions in the Communications. No warranty of any kind, express, implied or statutory, including any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by any Agent Party in connection with the Communications or any Electronic System. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Borrower or the other Loan Parties, any Lender, any Issuing Bank or any other Person for damages of any kind, including direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of the Borrower’s, any other Loan Party’s, the Administrative Agent’s or any Lender’s transmission of communications through an Electronic System. “Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of the Borrower or any other Loan Party pursuant to any Loan Document or the transactions contemplated therein which is distributed by the Administrative Agent, any Lender or any Issuing Bank by means of electronic communications pursuant to this Section, including through an Electronic System.

SECTION 9.02 Waivers; Amendments. (a) No failure or delay by the Administrative Agent, any Issuing Bank or any Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Banks and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have.

No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by the Borrower or any other Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) or (c) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or any Issuing Bank may have had notice or knowledge of such Default at the time.

(b) Subject to Section 9.02(c) below, neither this Agreement nor any provision hereof nor any other Loan Document nor any provision thereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders or by the Borrower and the Administrative Agent with the consent of the Required Lenders; provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby, (iii) postpone the scheduled date of payment of the principal amount of any Loan or LC Disbursement, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby, (iv) change Section 2.17(b) or (c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, (v) waive or amend this Section 9.02(b) or Section 9.16 or change the definition of the term “Domestic Subsidiary” or “Subsidiary”, without the written consent of each Lender; provided that any waiver or amendment of Section 9.16, this proviso in this Section 9.02(b)(v), Section 9.02(b)(vi), Section 9.02(b)(vii), Section 9.02(b)(viii) or Section 9.02(b)(ix) shall also require the written consent of each Secured Hedging Party and each Secured Cash Management Provider, (vi) modify the terms of Section 7.02(c) without the written consent of each Lender, Secured Hedging Party and Secured Cash Management Provider adversely affected thereby, or amend or otherwise change the definition of “Secured Hedging Agreement,” “Secured Hedging Obligations” or “Secured Hedging Party” without the written consent of each Secured Hedging Party adversely affected thereby or the definition of “Secured Cash Management Agreement,” “Secured Cash Management Obligations” or “Secured Cash Management Provider” without the written consent of each Secured Cash Management Provider adversely affected thereby, (vii) release any Material Guarantor from any Guaranty Agreement (except as set forth in such Guaranty Agreement or except as permitted by this Agreement) or limit its liability in respect thereof, without the written consent of each Lender, (viii) (A) except as set forth in clause (B), release any Immaterial Guarantor from any Guaranty Agreement (except as set forth in such Guaranty Agreement or except as permitted by this Agreement) or limit its liability in respect thereof without the written consent of Lenders having Credit Exposures and unused Commitments representing more than 66 2/3% of the sum of the total Credit Exposures and unused Commitments at such time, or (B) without the written consent of each Lender, release any Immaterial Guarantor from any Guaranty Agreement (except as set forth in such Guaranty Agreement or except as permitted by this Agreement) or limit its liability in respect thereof to the extent that prior to or after giving effect to such release or limitation of liability, Immaterial Guarantors contributing more than 8% of Consolidated EBITDA (calculated for any Subsidiary Guarantor at the time of release or limitation of liability based on the four

Fiscal Quarter period reflected in the most recently delivered financial statements delivered pursuant to Section 5.01(a) or Section 5.01(b)) in the aggregate have been or would be released from their respective Guaranty Agreement (or the liability in respect thereof is or would be limited), (ix) release all or substantially all of the Collateral, without the written consent of each Lender, (x) amend or otherwise modify any Security Instrument in a manner that results in the Secured Hedging Obligations or the Secured Cash Management Obligations secured by such Security Instrument no longer being secured thereby on an equal and ratable basis with the principal of the Loans without the written consent of each Secured Hedging Party and each Secured Cash Management Provider adversely affected thereby, or (xi) change the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender; provided, further, that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent or any Issuing Bank hereunder or under any other Loan Document without the prior written consent of the Administrative Agent or such Issuing Bank, as the case may be. Notwithstanding the foregoing, (A) any supplement to Schedule 3.14 shall be effective simply by delivering to the Administrative Agent a supplemental schedule clearly marked as such and, upon receipt, the Administrative Agent will promptly deliver a copy thereof to the Lenders and (B) any Security Instrument may be supplemented to add additional collateral or join additional Persons as Subsidiary Guarantors with the consent of the Administrative Agent.

(c) If the Administrative Agent and the Borrower acting together identify any ambiguity, omission, mistake, typographical error or other defect in any provision of this Agreement or any other Loan Document, then the Administrative Agent and the Borrower shall be permitted to amend, modify or supplement such provision to cure such ambiguity, omission, mistake, typographical error or other defect, and such amendment shall become effective without any further action or consent of any other party to this Agreement.

(d) Notwithstanding any other provision of this Agreement, during the Tranche 2 Period, neither this Agreement nor any provision hereof nor any other Loan Document nor any provision thereof may be waived, amended or modified in a manner that, by its terms, (i) waives or amends Section 4.03 without the prior written consent of the Majority in Interest of the Tranche 2 Lenders or (ii) directly adversely affects the rights in respect of payments due to Lenders holding Loans or Commitments of any Class differently than those holding Loans or Commitments of any other Class, without the written consent of Lenders representing a Majority in Interest of the affected Class.

SECTION 9.03 Expenses; Indemnity; Damage Waiver. (a) The Borrower shall pay (i) all reasonable out of pocket expenses incurred by the Administrative Agent, the Joint Lead Arrangers, the Restatement Lead Arrangers and their respective Affiliates, including the reasonable fees, charges and disbursements of one primary counsel and, if reasonably necessary in the opinion of the Administrative Agent, one firm of local counsel in each appropriate jurisdiction, as applicable, for such Persons, in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration (both before and after the execution hereof and including advice of counsel to the Administrative Agent as to the rights and duties of the Administrative Agent and the Lenders with respect thereto) of this Agreement and the other Loan Documents and any amendments, modifications or waivers of or consents related to the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all costs, expenses, Taxes, assessments and other charges incurred by the Administrative Agent in connection with any filing, registration, recording or perfection of any security interest contemplated by this Agreement or any Security Instrument or any other document referred to therein, (iii) all reasonable out-of-pocket expenses incurred by each Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit issued by it or any demand for payment thereunder and (iv) all out-of-pocket expenses incurred by the Administrative Agent, any Issuing Bank or any Lender, including the fees, charges and disbursements of any counsel for the Administrative Agent, any Issuing Bank or any Lender, in connection with the enforcement or protection of its rights in connection with this Agreement or any other Loan Document, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

(b) The Borrower shall indemnify the Administrative Agent, each Joint Lead Arranger, each Restatement Lead Arranger, each Issuing Bank and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”), against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document, or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by any Issuing Bank to honor a demand for payment under a Letter of Credit issued by it if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Borrower or any of its Subsidiaries, or any other Environmental Liability of the Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not such claim, litigation, investigation or proceeding is brought by the Borrower or any other Loan Party or its or their respective equity holders, Affiliates, creditors or any other third Person and whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from the gross negligence or wilful misconduct of such Indemnitee. This Section 9.03(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims or damages arising from any non-Tax claim.

(c) To the extent that the Borrower fails to pay any amount required to be paid by it to the Administrative Agent, any Joint Lead Arranger, any Restatement Lead Arranger or any Issuing Bank under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent, such Joint Lead Arranger, such Restatement Lead Arranger or such Issuing Bank, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought and, solely for purposes of this paragraph, during the Tranche 2 Period deeming each reference to the term “Tranche 1 Commitments” in the definition thereof to be a reference to “Commitments”) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent, such Joint Lead Arranger, such Restatement Lead Arranger or such Issuing Bank in its capacity as such.

(d) To the extent permitted by applicable law, no party hereto shall assert, and each such party hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document, or any agreement or instrument contemplated hereby or thereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof; provided that nothing in this clause (d) shall relieve the Borrower of any obligation it may have to indemnify an Indemnitee against special, indirect, consequential or punitive damages asserted against such Indemnitee by a third party. No Indemnitee and no Credit Party shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

(e) All amounts due under this Section shall be payable not later than 10 days after written demand therefor.

SECTION 9.04 Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of any Issuing Bank that issues any Letter of Credit), except that (i) subject to Section 6.03(a)(i)(B), the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of any Issuing Bank that issues any Letter of Credit), Participants (to the extent provided in paragraph (c) of this Section), the Joint Lead Arrangers, the Restatement Lead Arrangers, the Co-Syndication Agents, the Co-Documentation Agents and, to the extent expressly contemplated hereby, the sub-agents and the Related Parties of each of the Administrative Agent, the Joint Lead Arrangers, the Restatement Lead Arrangers, the Co-Syndication Agents, the Co-Documentation Agents, the Issuing Banks and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more Persons (other than an Ineligible Institution) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments, participations in Letters of Credit and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld or delayed) of:

(A) the Borrower; provided that (1) other than in the case of an assignment of any Tranche 2 Commitment prior to the initial funding of Tranche 2 Loans on the Specified Acquisition Date, the Borrower shall be deemed to have consented to an assignment unless it shall have objected thereto by written notice to the Administrative Agent within 15 Business Days after having received notice thereof; provided that no consent of the Borrower shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund or if an Event of Default has occurred and is continuing, any other assignee; and (2) in the case of an assignment of any Tranche 2 Commitment prior to the initial funding of Tranche 2 Loans on the Specified Acquisition Date, the consent of the Borrower may be withheld in its sole discretion except in the case of an assignment to Goldman Sachs Lending Partners LLC or to any Person that (I) was an Lender as of November 16, 2016, or (II) is a commercial or investment bank or an insurance company that, in each case under this clause (II), at the time of such assignment has a long-term senior unsecured, non-credit enhanced debt rating of at least BBB by S&P or Baa2 by Moody’s and is not a Disqualified Lender;

(B) the Administrative Agent; provided that no consent of the Administrative Agent shall be required for an assignment of any Commitment to an assignee that is a Lender (other than a Defaulting Lender) with a Commitment immediately prior to giving effect to such assignment; and

(C) each Issuing Bank.

(ii) Assignments shall be subject to the following additional conditions:

(A) except in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans of any Class, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless each of the Borrower and the Administrative Agent otherwise consent, provided that no such consent of the Borrower shall be required if an Event of Default has occurred and is continuing;

(B) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement; provided that this clause (B) shall not be construed to prohibit the assignment of a proportionate part of all the assigning Lender’s rights and obligations in respect of one Class of Commitments or Loans;

(C) the parties to each assignment shall execute and deliver to the Administrative Agent (x) an Assignment and Assumption or (y) to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to a Platform as to which the Administrative Agent and the parties to the Assignment and Assumption are participants, together with a processing and recordation fee of $3,500; and

(D) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire in which the assignee designates one or more credit contacts to whom all syndicate-level information (which may contain MNPI) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable laws, including Federal and state securities laws.

For the purposes of this Section 9.04(b), the term “Approved Fund” and “Ineligible Institution” have the following meanings:

“Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Ineligible Institution” means (a) a natural person, (b) a Defaulting Lender or its Lender Parent, (c) a company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person or relative(s) thereof; provided that, such company, investment vehicle or trust shall not constitute an Ineligible Institution if it (x) has not been established for the primary purpose of acquiring any Loans or Commitments, (y) is managed by a professional advisor, who is not such natural person or a relative thereof, having significant experience in the business of making or purchasing commercial loans, and (z) has assets greater than $25,000,000 and a significant part of its activities consist of making or purchasing commercial loans and similar extensions of credit in the ordinary course of its business, or (d) the Borrower or any of its Affiliates.

(iii) Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section 9.04, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Section 2.14, Section 2.15, Section 2.16 and Section 9.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section 9.04.

(iv) The Administrative Agent, acting for this purpose as a non-fiduciary agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount (and stated interest) of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent, the Issuing Banks and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, any Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(v) Upon its receipt of (x) a duly completed Assignment and Assumption executed by an assigning Lender and an assignee or (y) to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to a Platform as to which the Administrative Agent and the parties to the Assignment and Assumption are participants, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register; provided that if either the assigning Lender or the assignee shall have failed to make any payment required to be made by it pursuant to Section 2.05(d) or (e), Section 2.06(b), Section 2.17(d) or Section 9.03(c), the Administrative Agent shall have no obligation to accept such Assignment and Assumption and record the information therein in the Register unless and until such payment shall have been made in full, together with all accrued interest thereon. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(c) Any Lender may, without the consent of the Borrower, the Administrative Agent or any Issuing Bank, sell participations to one or more banks or other entities (a “Participant”), other than an Ineligible Institution, in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans of any Class); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged; (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations; and (iii) the Borrower, the Administrative Agent, the Issuing Banks and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that affects such Participant. The Borrower agrees that each Participant shall be entitled to the benefits of Section 2.14, Section 2.15 and Section 2.16 (subject to the requirements and limitations therein, including the requirements under Section 2.16(f) (it being understood that the documentation required under Section 2.16(f) shall be delivered to the participating Lender) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section 9.04; provided that such Participant (A) agrees to be subject to the provisions of Section 2.18 as if it were an assignee under paragraph (b) of this Section; and (B) shall not be entitled to receive any greater payment under Section 2.14 or Section 2.16, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 2.18(b) with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.17(c) as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans, Letters of Credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such Commitment, Loan, Letter of Credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(d) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or a central bank, and this Section 9.04 shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

SECTION 9.05 Survival. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the other Loan Documents and the making of any Loans and the issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, any Issuing Bank, any Lender or any Affiliate of any of the foregoing may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Section 2.14, Section 2.15, Section 2.16 and Section 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

SECTION 9.06 Counterparts; Integration; Effectiveness; Electronic Execution.

(a) This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and any separate letter agreements with respect to (i) fees payable to the Administrative Agent and (ii) the reductions of the Letter of Credit Commitment of any Issuing Bank constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof (but do not supersede any other provisions of the Commitment Letter (or any Fee Letter referred to therein) that do not by the terms of such documents terminate upon the effectiveness of this Agreement, all of which provisions shall remain in full force and effect). Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

(b) Delivery of an executed counterpart of a signature page of this Agreement by fax, email pdf. or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to any document to be signed in connection with this Agreement and the transactions contemplated hereby shall be deemed to include Electronic Signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that nothing herein shall require the Administrative Agent to accept electronic signatures in any form or format without its prior written consent.

SECTION 9.07 Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 9.08 Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations (of whatsoever kind, including, without limitation obligations under Hedging Agreements) at any time owing by such Lender or Affiliate to or for the credit or the account of the Borrower or any Subsidiary against any of and all the obligations of the Borrower or any Subsidiary now or hereafter existing under this Agreement or any other Loan Document held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or any other Loan Document and although such obligations may be unmatured; provided that, to the extent prohibited by applicable law as described in the definition of “Excluded Secured Hedging Obligation,” no amounts received from, or set off with respect to, any Subsidiary Guarantor shall be applied to any Excluded Secured Hedging Obligations of such Subsidiary Guarantor. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of set off) which such Lender or its Affiliates may have.

SECTION 9.09 Governing Law; Jurisdiction; Consent to Service of Process. (a) This Agreement shall be construed in accordance with and governed by the law of the State of New York.

(b) The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the jurisdiction of the Supreme Court of the State of New York sitting in the Borough of Manhattan, and of the United States District Court for the Southern District of New York sitting in the Borough of Manhattan, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and, subject to the last sentence of this paragraph, each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined exclusively in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent, any Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against the Borrower or its properties in the courts of any jurisdiction.

(c) Each of the parties hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section 9.09. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

SECTION 9.10 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 9.11 Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

SECTION 9.12 Confidentiality. Each of the Administrative Agent, the Issuing Banks and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential or shall be subject to a professional obligation of confidentiality), (b) to the extent requested by any Governmental Authority (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies under this Agreement or any other Loan Document or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section 9.12, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement (it being understood, for the avoidance of doubt, that each Lender is authorized to disclose the list of Disqualified Lenders in accordance with this clause (f) to any prospective assignee of or Participant in, any of its rights or obligations under this Agreement) or (ii) any actual or prospective counterparty (or its advisors) to any swap, derivative or securitization transaction relating to the Borrower and its obligations, or any actual or prospective credit insurance provider relating to the Borrower and its obligations, (g) with the consent of the Borrower or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section 9.12 or (ii) becomes available to the Administrative Agent, any Issuing Bank or any Lender on a non-confidential basis from a source other than the Borrower. For the purposes of this Section 9.12, “Information” means all information received from the Borrower relating to the Borrower or its business, other than any such information that is available to the Administrative Agent, any Issuing Bank or any Lender on a non-confidential basis prior to disclosure by the Borrower and other than information pertaining to this Agreement routinely provided by arrangers to data service providers, including league table providers, that serve the lending industry; provided that, in the case of information received from the Borrower after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section 9.12 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

SECTION 9.13 MATERIAL NON-PUBLIC INFORMATION.

(a) EACH LENDER ACKNOWLEDGES THAT INFORMATION FURNISHED TO IT PURSUANT TO THIS AGREEMENT MAY INCLUDE MNPI AND CONFIRMS THAT IT HAS DEVELOPED COMPLIANCE PROCEDURES REGARDING THE USE OF MNPI AND THAT IT WILL HANDLE MNPI IN ACCORDANCE WITH THOSE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.

(b) ALL INFORMATION, INCLUDING REQUESTS FOR WAIVERS AND AMENDMENTS, FURNISHED BY THE BORROWER OR THE ADMINISTRATIVE AGENT PURSUANT TO, OR IN THE COURSE OF ADMINISTERING, THIS AGREEMENT WILL BE SYNDICATE-LEVEL INFORMATION, WHICH MAY CONTAIN MNPI. ACCORDINGLY, EACH LENDER REPRESENTS TO THE BORROWER AND THE ADMINISTRATIVE AGENT THAT IT HAS IDENTIFIED IN ITS ADMINISTRATIVE QUESTIONNAIRE A CREDIT CONTACT WHO MAY RECEIVE INFORMATION THAT MAY CONTAIN MNPI IN ACCORDANCE WITH ITS COMPLIANCE PROCEDURES AND APPLICABLE LAW.

SECTION 9.14 Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

SECTION 9.15 USA PATRIOT Act. Each Lender that is subject to the requirements of Patriot Act hereby notifies the Borrower and the Subsidiary Guarantors that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies the Borrower and the Subsidiary Guarantors, which information includes the name and address of the Borrower and other information that will allow such Lender to identify the Borrower and the Subsidiary Guarantors in accordance with the Patriot Act.

SECTION 9.16 Collateral Matters; Secured Hedging Agreements; Secured Cash Management Agreements. The benefit of the Security Instruments and of the provisions of this Agreement relating to any collateral securing the Obligations shall also extend to and be available to Secured Hedging Parties and Secured Cash Management Providers on a pro rata basis (but subject to the terms of the Loan Documents, including, without limitation, provisions thereof relating to the application and priority of payments to the Persons entitled thereto) in respect of Secured Hedging Obligations and Secured Cash Management Obligations. Except as provided in Section 9.02(b), no Secured Hedging Parties or Secured Cash Management Provider shall have any voting rights under any Loan Document as a result of the existence of any Secured Hedging Obligation or Secured Cash Management Obligation owed to it.

SECTION 9.17 Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b) the effects of any Bail-In Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

SECTION 9.18 Commodity Exchange Act Keepwell Provisions. The Borrower hereby absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each Subsidiary Guarantor in order for such Subsidiary Guarantor to honor its obligations under its Guaranty Agreement with respect to Hedging Obligations; provided, however, that the Borrower shall only be liable under this Section 9.18 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 9.18, or otherwise under this Agreement or any Loan Document, as it relates to such other Subsidiary Guarantors, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount. The obligations of the Borrower under this Section 9.18 shall remain in full force and effect until the occurrence of each of the conditions set forth in Section 9.19(d). The Borrower intends that this

Section 9.18 shall constitute, and this Section 9.18 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each Subsidiary Guarantor for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

SECTION 9.19 Release of Collateral and Subsidiary Guarantors.

(a) The Lenders hereby irrevocably agree that the Liens granted to the Administrative Agent by the Loan Parties on any Collateral shall be released by the Administrative Agent (i) in full, as set forth in clause (d) below, (ii) upon (A) the Disposition of such Collateral to any Person other than another Loan Party or (B) the designation of assets constituting Collateral as Drop Down Assets, in each case, to the extent such Disposition or designation, as applicable, is made in compliance with the terms of this Agreement (and the Administrative Agent may rely conclusively on a certificate to that effect provided to it by any Loan Party upon its reasonable request without further inquiry), (iii) if the release of such Lien is approved or authorized in writing by the Required Lenders (or such other percentage of the Lenders whose consent may be required in accordance with Section 9.02), (iv) to the extent the Property constituting such Collateral is owned by any Subsidiary Guarantor, upon the release of such Subsidiary Guarantor from its obligations under the Guaranty Agreement to which it is a party, (v) as required by the Administrative Agent to effect any Disposition of Collateral in connection with any exercise of remedies of the Administrative Agent pursuant to the Security Instruments and (vi) upon such Property no longer constituting Collateral pursuant to the terms of the Loan Documents. Any such release shall not in any manner discharge, affect, or impair the Obligations or any Liens (other than those being released) upon all interests retained by the Loan Parties, including the proceeds of any Disposition, all of which shall continue to constitute part of the Collateral except to the extent otherwise released in accordance with the provisions of the Loan Documents. Additionally, a Subsidiary Guarantor shall automatically be released from its obligations under the Guaranty Agreement upon the consummation of any transaction permitted by this Agreement as a result of which such Subsidiary Guarantor ceases to be a Subsidiary; provided that, if so required by this Agreement, the Required Lenders shall have consented to such transaction and the terms of such consent shall not have provided otherwise. In connection with any termination or release pursuant to this Section, the Administrative Agent shall (and is hereby irrevocably authorized by each Lender to) execute and deliver to any Loan Party, at such Loan Party’s expense, all instruments, documents and agreements that such Loan Party shall reasonably request to evidence such termination or release all without further consent or joinder of any Lender. Any execution and delivery of documents pursuant to this Section shall be without recourse to or warranty by the Administrative Agent.

(b) Further, the Administrative Agent may (and is hereby irrevocably authorized by each Lender to), upon the request of the Borrower, release any Subsidiary Guarantor from its obligations under the applicable Guaranty Agreement if such Subsidiary Guarantor is designated as an Excluded Subsidiary in compliance with the terms of this Agreement.

(c) Upon the occurrence of the Investment Grade Covenants Date, each Subsidiary Guarantor which is not at such time required to be a Subsidiary Guarantor pursuant to Section 5.09(b) shall be automatically released from its obligations under the Guaranty Agreement to which it is a party.

(d) At such time as (i) the principal and interest on the Loans, all LC Exposure, the fees, expenses and other amounts payable under the Loan Documents and the other Obligations (other than contingent indemnity obligations not yet due and payable) at any time arising under or in respect of this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby shall have been paid in full in cash, (ii) the Commitments shall have been terminated and no Letters of Credit shall be outstanding (other than Letters of Credit issued by any Issuing Bank that have been cash collateralized or otherwise secured to the satisfaction of such Issuing Bank), (iii) no Secured Hedging Agreement is outstanding and all amounts payable by the Borrower or any Subsidiary to any Secured Hedging Party under any Secured Hedging Agreement shall have been paid in full, or if any Secured Hedging Agreement is outstanding, credit support arrangements acceptable in the sole discretion of the Secured Hedging Party party thereto have been made to secure the Borrower’s or any Subsidiary’s obligations thereunder to such Secured Hedging Party, or such Secured Hedging Agreement has been novated or assigned to one or more third parties and all amounts required to be paid by the Borrower or any Subsidiary in respect of any such novation shall have been paid in full and (iv) the payment in full in cash of all amounts owing under and the termination of all obligations under each Secured Cash Management Agreement has occurred (other than contingent indemnification obligations and obligations under Secured Cash Management Agreements as to which arrangements reasonably satisfactory to the applicable Secured Cash Management Provider shall have been made), each Guaranty Agreement and all obligations (other than those expressly stated to survive such termination) of each Subsidiary Guarantor thereunder shall automatically terminate and all Liens granted to the Administrative Agent by the Loan Parties on any Collateral shall be released by the Administrative Agent in full, all without delivery of any instrument or performance of any act by any Person.

SECTION 9.20 No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Borrower acknowledges and agrees, and acknowledges its Subsidiaries’ understanding, that: (a) (i) no fiduciary, advisory or agency relationship (except solely with respect to the Administrative Agent or the applicable Lender maintaining a Register or Participant Register, as applicable, as expressly provided in Section 9.04) between the Borrower and its Subsidiaries, on the one hand, and the Administrative Agent, any Joint Lead Arranger, any Restatement Lead Arranger or any Lender, on the other hand, is intended to be or has been created in respect of the transactions contemplated hereby or by the other Loan Documents, irrespective of whether the Administrative Agent, any Joint Lead Arranger, any Restatement Lead Arranger or any Lender has advised or is advising the Borrower or any Subsidiary on other matters; (ii) the arranging and other services regarding this Agreement provided by the Administrative Agent, the Joint Lead Arrangers, the Restatement Lead Arrangers and the Lenders are arm’s-length commercial transactions between the Borrower and its Subsidiaries, on the one hand, and the Administrative Agent, the Joint Lead Arrangers, the Restatement Lead Arrangers and the Lenders, on the other hand; (iii) the Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent that it has deemed appropriate; and (iv) the Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; and (b) (i) the Administrative Agent, the Joint Lead Arrangers, the Restatement Lead Arrangers and the Lenders each is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrower or any of its Subsidiaries, or any other Person; (ii) none of the Administrative Agent, the Joint Lead Arrangers, the Restatement Lead Arrangers or the Lenders has any obligation to the Borrower or any of its Subsidiaries with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent, the Joint Lead Arrangers, the Restatement Lead Arrangers and the Lenders and their respective Affiliates may be engaged, for their own accounts or the accounts of customers, in a broad range of transactions that involve interests that differ from those of the Borrower and its Subsidiaries, and none of the Administrative Agent, the Joint Lead Arrangers, the Restatement Lead Arrangers or the Lenders has any obligation to disclose any of such interests to the Borrower or its Subsidiaries. To the fullest extent permitted by law, the Borrower hereby waives and releases any claims that it may have against the Administrative Agent, any Joint Lead Arranger, any Restatement Lead Arranger and any Lender with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

(Signature Pages Begin Next Page)

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective authorized officers as of the day and year first above written.

SCHEDULE 1.01

DROP DOWN ASSETS

Golden Eagle Truck Rack

Tesoro Alaska Pipeline

Kenai Pipeline Tanks

Kenai Tank Farm

Alaska KPL Docks

Long Beach Dock

GE Amorco Wharf (dock)

GE Pipelines (incl. in docks)

GE NGL Rack

Nikiski Terminal

LAR Pipelines

Anacortes Wharf (3 crude tanks)

MNT - TC/TR Tank Car/Truck

Port Angeles Terminal/Dock

Avon Wharf (dock)

Pittsburg Terminal (idle)

Ocean Dock Terminal

Fairbanks Terminal

Martinez Tank Farm

Avon Dock

Kenai Asphalt and Propane Racks

BakkenLink Pipeline and Associated Crude Terminals

Los Angeles Tank Farm

Martinez Refinery

Avon Marine Terminal

Avon Wharf (pipeway)

All rail loading and unloading facilities

All sulfur and coke handling and transporting facilities and assets

Schedule 1.01

SCHEDULE 3.14(I)

SUBSIDIARIES

Entity Name	Jurisdiction of Formation	% of Ownership Interest
Tesoro Companies, Inc.	Delaware	100%
RW Land Company	Delaware	100%
Redland Vision, LLC	Delaware	100%
Tesoro Environmental Resources Company	Delaware	100%
Tesoro Aviation Company	Delaware	100%
Tesoro Insurance Holding Company	Delaware	100%
Ridgewood Insurance Company	Vermont	100%
Tesoro Canada Supply and Distribution Ltd.	British Columbia, Canada	100%
Tesoro Great Plains Holdings Company LLC	Delaware	100%
Tesoro Great Plains Midstream LLC	Delaware	100%
Tesoro Great Plains Gathering & Marketing LLC	Delaware	100%
BakkenLink Pipeline LLC	Delaware	100%
ND Land Holdings LLC	Delaware	100%
Tesoro Petroleum (Singapore) Pte. Ltd.	Singapore	100%
Tesoro Panama Company, S.A.	Panama / Delaware	100%
Tesoro Maritime Company	Delaware	100%
Tesoro Far East Maritime Company	Delaware	100%
Gold Star Maritime Company	Delaware	100%
Tesoro Wasatch, LLC	Delaware	100%
Tesoro Trading Company	Delaware	100%
Tesoro Refining & Marketing Company LLC	Delaware	100%
Carson Cogeneration Company	Delaware	100%
Dakota Prairie Refining, LLC	Delaware	100%
Tesoro West Coast Company, LLC	Delaware	100%
Tesoro South Coast Company, LLC	Delaware	100%
Tesoro Sierra Properties, LLC	Delaware	100%

Schedule 3.14 – Page 2

Tesoro SoCal Cogen Company LLC	Delaware	100%
Treasure Franchise Company LLC	Delaware	100%
Watson Cogeneration Company	California	51%
Uinta Express Pipeline Company LLC	Delaware	100%
Tesoro Renewables Company LLC	Delaware	100%
Treasure Card Company LLC	Arizona	100%
2Go Tesoro Company	Delaware	100%
Tesoro Logistics GP, LLC	Delaware	100%
Tesoro Logistics LP	Delaware	33.83%
Tesoro Northstore Company	Alaska	100%
Tesoro Alaska Company LLC	Delaware	100%
Interior Fuels Company	Alaska	100%
Kenai Pipe Line Company	Delaware	100%
Trans-Foreland Pipeline Company LLC	Delaware	100%
Virent, Inc.	Delaware	100%
Virent Renewables LLC	Delaware	100%
Virent Renewables Holding Company LLC	Delaware	100%

Schedule 3.14 – Page 3

SCHEDULE 3.14(II)

SUBSIDIARIES GUARANTORS AND EXCLUDED SUBSIDIARIES

SUBSIDIARY GUARANTORS

Tesoro Companies, Inc.

Tesoro Environmental Resources Company

Tesoro Aviation Company

Tesoro Insurance Holding Company

Tesoro Renewables Company LLC

Tesoro Refining & Marketing Company LLC

Tesoro Alaska Company LLC

Tesoro Trading Company

Tesoro SoCal Cogen Company LLC

Carson Cogeneration Company

Trans-Foreland Pipeline Company LLC

Uinta Express Pipeline Company LLC

Tesoro Canada Supply & Distribution Ltd.

Tesoro Panama Company, S.A.

Tesoro Wasatch, LLC

Tesoro West Coast Company, LLC

Tesoro Sierra Properties, LLC

Tesoro South Coast Company, LLC

Tesoro Northstore Company

Treasure Franchise Company LLC

2Go Tesoro Company

Tesoro Maritime Company

Tesoro Far East Maritime Company

Gold Star Maritime Company

Dakota Prairie Refining, LLC

Redland Vision, LLC

Virent, Inc.

Virent Renewables LLC

Virent Renewables Holding Company LLC

EXCLUDED SUBSIDIARIES

RW Land Company

Ridgewood Insurance Company

Tesoro Great Plains Holdings Company LLC

Tesoro Great Plains Midstream LLC

Tesoro Great Plains Gathering & Marketing LLC

BakkenLink Pipeline LLC

ND Land Holdings LLC

Tesoro Petroleum (Singapore) Pte. Ltd.

Watson Cogeneration Company

Schedule 3.14 – Page 4

Treasure Card Company LLC

Tesoro Logistics GP, LLC

Tesoro Logistics LP

Interior Fuels Company

Kenai Pipe Line Company

Schedule 3.14 – Page 5

EXHIBIT A

FORM OF ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below (the “Effective Date”) and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below, (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the applicable credit facility identified below (including any letters of credit and guarantees included in such facility) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor:

2.	Assignee:
[and is an Affiliate/Approved Fund of [identify Lender]]

3.	Credit Agreement:	The Credit Agreement dated as of September 30, 2016, as amended and restated as of December 13, 2016, among Tesoro Corporation, the Lenders parties thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, and the other Persons from time to time party thereto.

Exhibit A – Page 1

4.	Assigned Interest:

Aggregate Amount of Tranche 1 Commitments/Tranche 1 Loans of all Lenders	Amount of Tranche 1 Commitment/Tranche 1 Loans Assigned	Percentage Assigned of Aggregate Amount of Tranche 1 Commitment/Tranche 1 Loans of all Lenders
$	$		%
$	$		%
$	$		%

Aggregate Amount of Tranche 2 Commitments/Tranche 2 Loans of all Lenders	Amount of Tranche 2 Commitment/Tranche 2 Loans Assigned	Percentage Assigned of Aggregate Amount of Tranche 2 Commitment/Tranche 2 Loans of all Lenders
$	$		%
$	$		%
$	$		%

Effective Date:              , 20     [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The Assignee, if not already a Lender, agrees to deliver to the Administrative Agent a completed Administrative Questionnaire in which the Assignee designates one or more credit contacts to whom all syndicate-level information (which may contain MNPI) will be made available and who may receive such information in accordance with the Assignee’s compliance procedures and applicable laws, including Federal and state securities laws.

(Signatures begin on following page)

Exhibit A – Page 2

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR

[NAME OF ASSIGNOR]

By:
Name:
Title:

ASSIGNEE

[NAME OF ASSIGNEE]

By:
Name:
Title:

(Consents begin on following page)

Exhibit A – Page 3

[Consented to and Accepted][1]:

JPMORGAN CHASE BANK, N.A., as
Administrative Agent[, and an Issuing Bank]

By:
Name:
Title:

[WELLS FARGO BANK, NATIONAL ASSOCIATION,
as an Issuing Bank

By:
Name:
Title:	]

[BANK OF AMERICA, N.A.,
as an Issuing Bank

By:
Name:
Title:	]

[BARCLAYS BANK PLC,
as an Issuing Bank

By:
Name:
Title:	]

[CITIBANK, N.A.,
as an Issuing Bank

By:
Name:
Title:	]

[1]	Consents to be included to the extent required by Sections 9.04(b)(i)(B) and 9.04(b)(i)(C) of the Credit Agreement.

Exhibit A – Page 4

[MIZUHO BANK, LTD.,
as an Issuing Bank

By:
Name:
Title:	]

[THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.,
as an Issuing Bank

By:
Name:
Title:	]

[If additional Issuing Banks, add additional
signature blocks for consent]

[Consented to:][2]

TESORO CORPORATION,
as Borrower

By:
Name:
Title:	]

[2]	Consent to be included to the extent required by Sections 9.04(b)(i)(A) of the Credit Agreement.

Exhibit A – Page 5

ANNEX 1

to Exhibit A of Credit Agreement

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1. Representations and Warranties.

1.1 Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, other than statements made by it herein, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or other Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or other Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2 Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies the requirements specified in the Credit Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.01 thereof, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (v) attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date. The Assignor and the Assignee shall make all appropriate adjustments in payments by the Administrative Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves.

Exhibit A – Page 6

3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts (and by different parties hereto on different counterparts), which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by facsimile or other electronic imaging shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

(End of Annex 1)

Exhibit A – Page 7

EXHIBIT B

FORM OF NOTICE OF COMMITMENT INCREASE

[Date]

JPMorgan Chase Bank, N.A., as Administrative Agent

            for the Lenders party to the Credit Agreement

            referred to below

500 Stanton Christiana Rd., Newark, DE 19713

Attention: Loan and Agency Services, Rea Seth

With a copy to:

JPMorgan Chase Bank, N.A.

712 Main Street, 12th Floor

Houston, Texas 77002

Attention: David Katz

Ladies and Gentlemen:

The undersigned, Tesoro Corporation (the “Borrower”), refers to the Credit Agreement dated as of September 30, 2016, as amended and restated as of December 13, 2016 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”, with terms defined in the Credit Agreement and not otherwise defined herein being used herein as therein defined), among the Borrower, JPMorgan Chase Bank, N.A., as Administrative Agent and an Issuing Bank, the Lenders party thereto and the other persons from time to time party thereto. The Borrower hereby notifies you, pursuant to Section 2.02 of the Credit Agreement, that it has arranged for the aggregate amount of the Tranche 1 Commitments under the Credit Agreement to be increased by adding to the Credit Agreement the CI Lenders referenced below and/or by allowing one or more existing Tranche 1 Lenders to increase their respective Tranche 1 Commitments. With respect thereto, the Borrower sets forth below the information relating to such proposed Commitment Increase as required by Section 2.02 of the Credit Agreement:

(a) the effective date of such increase of aggregate amount of the Lenders’ Tranche 1 Commitments is                      (herein, the “Commitment Increase Effective Date”);

(b) the amount of the requested increase of the Tranche 1 Commitments is $        ;

(c) the CI Lenders that have agreed with the Borrower to provide Tranche 1 Commitments as part of the proposed Commitment Increase are                      [INSERT NAMES OF THE CI LENDERS];

(d) the existing Tranche 1 Lenders that have agreed with the Borrower to increase their respective Tranche 1 Commitments as part of the proposed Commitment Increase are                      [INSERT NAMES OF THE LENDERS]; and

Exhibit B – Page 1

(e) set forth on Annex I attached hereto is the amount of the respective Tranche 1 Commitments of each Tranche 1 Lender and each CI Lender, after giving effect to the proposed Commitment Increase, including the Tranche 1 Commitments of all Reducing Percentage Lenders, all CI Lenders and all existing Tranche 1 Lenders increasing their respective Tranche 1 Commitments as of the Commitment Increase Effective Date.

Very truly yours,

TESORO CORPORATION

By:
Name:
Title:

On , acknowledged by:

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent

By:
Name:
Title:

Exhibit B – Page 2

ANNEX I

to Exhibit B of Credit Agreement

REVISED SCHEDULE OF TRANCHE 1 COMMITMENTS

AS OF THE COMMITMENT INCREASE EFFECTIVE DATE

[Insert revised schedule]

Exhibit B – Page 3

EXHIBIT C

FORM OF BORROWING REQUEST

JPMorgan Chase Bank, N.A., as Administrative Agent

            for the Lenders party to the Credit Agreement

            referred to below

500 Stanton Christiana Rd., Newark, DE 19713

Attention: Loan and Agency Services, Rea Seth

With a copy to:

JPMorgan Chase Bank, N.A.

712 Main Street, 12th Floor

Houston, Texas 77002

Attention: David Katz

[Date]

Ladies and Gentlemen:

The undersigned, Tesoro Corporation (the “Borrower”), refers to the Credit Agreement dated as of September 30, 2016, as amended and restated as of December 13, 2016 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”, with terms defined therein and not otherwise defined herein being used herein as therein defined), among the Borrower, JPMorgan Chase Bank, N.A., as Administrative Agent and an Issuing Bank, the Lenders party thereto and other persons from time to time party thereto. The Borrower hereby gives you notice, irrevocably, pursuant to Section 2.04 of the Credit Agreement that the Borrower hereby requests a Borrowing under the Credit Agreement, and with respect thereto sets forth below the information relating to such Borrowing (the “Proposed Borrowing”) as required by Section 2.04 of the Credit Agreement:

(i) The aggregate amount of the Proposed Borrowing is $        .

(ii) The date of the Proposed Borrowing is              (and is a Business Day).

(iii) The Class of the Proposed Borrowing is a [Tranche 1] [Tranche 2] Borrowing.1

(iv) The Type of the Proposed Borrowing is [an ABR Borrowing] [a Eurodollar Borrowing].

(v) The Interest Period for each Eurodollar Borrowing made as part of the Proposed Borrowing is      month[s].

(vi) [The Borrower’s transit routing and bank account for loan funding is                                 .] [The Issuing Bank that made the LC Disbursement to be funded with this ABR Tranche 1 Borrowing is                     .]

[1]	Include clause (iii) during the Tranche 2 Period.

Exhibit C – Page 1

Very truly yours,

TESORO CORPORATION

By:
Name:
Title:

Exhibit C – Page 2

EXHIBIT D

FORM OF PROMISSORY NOTE

$	New York, New York [ ], 20

FOR VALUE RECEIVED, the undersigned, TESORO CORPORATION, a Delaware corporation (the “Borrower”), hereby unconditionally promises to pay to                      (the “Lender”) at the office of JPMorgan Chase Bank, N.A., located at 500 Stanton Christiana Rd., Newark, DE 19713, in lawful money of the United States of America and in same day funds, on the Initial Maturity Date (or such later Maturity Date as the Lender has consented to in writing) the principal amount of          DOLLARS ($        ) or, if less, the aggregate unpaid principal amount of all [Tranche 1] [Tranche 2] Loans made by the Lender to the Borrower pursuant to the Credit Agreement (as defined below). The Borrower further agrees to pay interest in like money at such office on the unpaid principal amount hereof from time to time outstanding at the rates and on the dates specified in the Credit Agreement.

The holder of this Promissory Note (this “Note”) is authorized to endorse on the schedules attached hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof the date, Type and amount of each [Tranche 1] [Tranche 2] Loan made pursuant to the Credit Agreement and the date and amount of each payment or prepayment of principal thereof, each continuation thereof, each conversion of all or a portion thereof to another Type and, in the case of a Eurodollar Loan, the length of each Interest Period with respect thereto. The failure to make any such endorsement shall not affect the obligations of the Borrower in respect of any such [Tranche 1] [Tranche 2] Loan.

This Note (a) is one of the Notes referred to in the Credit Agreement, dated as of September 30, 2016, as amended and restated as of December 13, 2016 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, JPMorgan Chase Bank, N.A., as Administrative Agent and an Issuing Bank, the Lenders party thereto and the other persons from time to time party thereto, (b) is subject to the provisions of the Credit Agreement and (c) is subject to optional prepayment in whole or in part as provided in the Credit Agreement.

Reference is made to the Credit Agreement for provisions for the acceleration of the maturity hereof.

All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest, notice of intent to accelerate, notice of acceleration and all other notices of any kind except those expressly required under the Credit Agreement.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

Exhibit D – Page 1

THIS NOTE MAY NOT BE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE TERMS OF THE CREDIT AGREEMENT. TRANSFERS OF THIS NOTE MUST BE RECORDED IN THE REGISTER MAINTAINED BY THE ADMINISTRATIVE AGENT PURSUANT TO THE TERMS OF THE CREDIT AGREEMENT.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

TESORO CORPORATION

By:
Name:
Title:

Exhibit D – Page 2

SCHEDULE A

to

Promissory Note

LOANS, CONTINUATIONS, CONVERSIONS AND

REPAYMENTS OF EURODOLLAR LOANS

Date	Amount of Eurodollar Loans	Amount Continued or Converted to Eurodollar Loans	Interest Period and Eurodollar Rate with Respect Thereto	Amount of Principal of Eurodollar Loans Repaid	Amount of Eurodollar Loans Converted to ABR Loans	Unpaid Principal Balance of Eurodollar Loans	Notation Made By

Exhibit D – Page 3

SCHEDULE B

to

Promissory Note

LOANS, CONVERSIONS AND

REPAYMENTS OF ABR LOANS

Date	Amount of ABR Loans	Amount Converted to ABR Loans	Amount of Principal of ABR Loans Repaid	Amount of ABR Loans Converted to Eurodollar Loans	Unpaid Principal Balance of ABR Loans	Notation Made By

Exhibit D – Page 4

EXHIBIT F

FORM OF COMPLIANCE CERTIFICATE

Reference is hereby made to the Credit Agreement dated as of September 30, 2016, as amended and restated as of December 13, 2016 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Tesoro Corporation (the “Borrower”), JPMorgan Chase Bank, N.A., as Administrative Agent and an Issuing Bank, the Lenders party thereto and the other persons from time to time party thereto. This certificate is delivered to you pursuant to Section 5.01(c) of the Credit Agreement. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

1. I, [                    ], a Financial Officer of the Borrower, have reviewed the financial statements of the Borrower and its Subsidiaries for the [fiscal year][fiscal quarter] ended [                    ] and such statements present fairly in all material respects the financial condition and results of operations and cash flows of the Company and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied[, subject to normal year-end audit adjustments and the absence of certain footnotes]1.

2. As of the date hereof, no Default or Event of Default has occurred and is continuing [or specify Default and describe any actions taken or proposed to be taken with respect thereto].

3. Schedule 1 attached hereto sets forth any change in any Loan Party’s legal name, the location of any Loan Party’s chief executive office or principal place of business and the jurisdiction in which the Borrower or any Subsidiary Guarantor is incorporated or formed, in each case, since the information provided to the Lenders [on the Effective Date]2 [in the most recent Compliance Certificate delivered pursuant to Section 5.01(c) of the Credit Agreement].

4. The Borrower is in compliance with the Financial Covenants as shown on Schedule 2 attached hereto.

5. No change in GAAP or in the application thereof that is applicable to the Borrower has occurred since the date of the audited financial statements referred to in Section 3.04(a) of the Credit Agreement [or, if any such change has occurred, specify the effect of such change on the financial statements accompanying this certificate].

6. Attached hereto are (a) the related consolidating financial statements of the Borrower, reflecting the consolidated financial statements of the Borrower excluding the consolidated financial statements of TLLP and its subsidiaries and Western Logistics and its subsidiaries, the consolidating adjustments and the resulting financial statements of the Borrower used in calculating compliance with Section 6.12 of the Credit Agreement and (b) a schedule describing all Indebtedness of TLLP GP, TLLP, Western Logistics GP, Western Logistics and their respective subsidiaries that is recourse to the Borrower or any of its Subsidiaries.

[1]	[To be included in compliance certificates for quarterly financials only.]
[2]	[To be included in the first compliance certificate delivered following the Effective Date.]

Exhibit F – Page 1

[7. Schedule 3 sets forth reasonably detailed calculations as of [                    ]3 with respect to which Subsidiaries are Immaterial Subsidiaries based on the information contained in the financial statements of the Borrower and its Subsidiaries for the fiscal year ended [                    ] and identifies each Subsidiary, if any, that has been designated not to be an Immaterial Subsidiary in order to satisfy the condition set forth in the definition of the term “Immaterial Subsidiary”.]4

[Signature Page Follows]

[3]	[Specify the last day of the fiscal year covered by the financial statements of the Borrower and its Subsidiaries delivered in connection with this compliance certificate.]
[4]	[To be included in compliance certificates for annual financials only.]

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Executed and delivered this [    ] day of [                    ].

TESORO CORPORATION,

By:
Name:
Title:

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Schedule 1

Changes in Names, Locations or Jurisdictions of Organization

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Schedule 2

Financial Covenants

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Schedule 3

Immaterial Subsidiaries

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EXHIBIT H

FORM OF SOLVENCY CERTIFICATE

[Date]1

Pursuant to [Section 4(i) of the Amendment and Incremental Facility Agreement dated as of December 13, 2016, to] [Section 4.03(l) of] the Credit Agreement dated as of September 30, 2016, [as amended and restated as of December 13, 2016] (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Tesoro Corporation (the “Borrower”), JPMorgan Chase Bank, N.A., as Administrative Agent and an Issuing Bank, the Lenders party thereto and the other persons from time to time party thereto, the undersigned hereby certifies, solely in such undersigned’s capacity as Chief Financial Officer of the Borrower, and not individually, as follows:

As of the date hereof, after giving effect to the consummation of the Transactions on the date hereof, and after giving effect to the application of the proceeds of the Indebtedness incurred on the date hereof under such Transactions:

(a)	The amount of the fair saleable value of the assets of the Borrower and its Subsidiaries on a consolidated basis exceeds:

(i)	the value of all liabilities of the Borrower and its Subsidiaries (on a consolidated basis), including contingent and other liabilities, as generally determined in accordance with applicable United States federal laws governing determinations of the insolvency of debtors; and

(ii)	the amount that will be required to pay the probable liabilities of the Borrower and its Subsidiaries on its existing debts (including contingent liabilities) as such debts become absolute and matured;

(b)	The Borrower and its Subsidiaries (on a consolidated basis) do not have an unreasonably small amount of capital for the operation of the businesses in which it is engaged or proposed to be engaged; and

(c)	The Borrower and its Subsidiaries (on a consolidated basis) will be able to pay its liabilities, including contingent and other liabilities, as they mature.

For purposes of this Certificate, each of the phrases “not have an unreasonably small amount of capital for the operation of the businesses in which they are engaged or

[1]	Such date to be, as applicable, the Restatement Effective Date or the Specified Acquisition Date.

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proposed to be engaged” and “able to pay their liabilities, including contingent and other liabilities, as they mature” means that the Borrower and its Subsidiaries will be able to generate enough cash from operations, asset dispositions or refinancing, or a combination thereof, to meet its obligations as they become due. Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement. For purposes of the final sentence of the definition of “Solvent” in the Credit Agreement, “Solvent” shall mean, with respect to the Borrower and its Subsidiaries on a consolidated basis as of the date hereof, that the statements set forth in clauses (a), (b) and (c) above are true and correct as of the date hereof.

The undersigned is familiar with the business and financial position of the Borrower and its Subsidiaries. In reaching the conclusions set forth in this Certificate, the undersigned has made such other investigations and inquiries as the undersigned has deemed appropriate, having taken into account the nature of the particular business anticipated to be conducted by the Borrower and its Subsidiaries after consummation of the Transactions.

[Signature page follows]

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IN WITNESS WHEREOF, I hereby subscribe my name on behalf of the Borrower on the date first above written.

TESORO CORPORATION,

By:
Name:
Title:

Exhibit H – Page 3